Execution Version
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 21, 2025
among
REGAL REXNORD CORPORATION,
THE SUBSIDIARY BORROWERS PARTY HERETO,
THE LENDERS NAMED HEREIN,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
_____________________________________________
JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, BOFA SECURITIES, INC., CITIBANK, N.A., PNC CAPITAL MARKETS LLC, TRUIST SECURITIES, INC., and WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners,

and

U.S. BANK NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., CITIBANK, N.A., PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK, and WELLS FARGO BANK, N.A. as Co-Syndication Agents,

and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, BMO BANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION and HSBC BANK USA, NATIONAL ASSOCIATION as Co-Documentation Agents

    TABLE OF CONTENTS    Page

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SCHEDULES
SCHEDULE 1.1    Pricing Schedule
SCHEDULE 2.1    Commitments
SCHEDULE 2.3.1(a)    Existing Letters of Credit
SCHEDULE 6.2.5    Auction Procedures
SCHEDULE 9.6    Litigation
SCHEDULE 9.8    Subsidiaries
SCHEDULE 9.13    Environmental Matters
SCHEDULE 10.7    Existing Debt
SCHEDULE 10.8    Existing Liens
SCHEDULE 10.9    Existing Partnership and Joint Venture Investments
SCHEDULE 14.3    Addresses for Notices

EXHIBITS
EXHIBIT A    Form of Note (Section 3.1)
EXHIBIT B    Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C    Form of Subsidiary Guaranty (Section 1)
EXHIBIT D    Form of Assignment Agreement (Section 14.8)
EXHIBIT E    Form of Request for Increase in Revolving Commitment (Section 6.1.4)
EXHIBIT F    Form of Subsidiary Borrower Supplement (Section 2.7(a))
EXHIBIT G    Form of Revolving Maturity Date Extension Request (Section 6.4)
EXHIBIT H    Form of Tax Compliance Certificate (Section 7.7(d))

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 21, 2025 (this “Agreement”) is entered into among REGAL REXNORD CORPORATION, a Wisconsin corporation (“Parent”), the Subsidiary Borrowers from time to time party hereto, the Lenders (as defined herein) and JPMORGAN CHASE BANK, N.A. (in its individual capacity, “JPMorgan”), as administrative agent.
WHEREAS, Parent is party to the Second Amended and Restated Credit Agreement, dated as of March 28, 2022 (as amended by the First Amendment, dated as of November 17, 2022, as modified by the Incremental Assumption Agreement, dated as of November 30, 2022, as amended by the Second Amendment, dated as of December 17, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Third Restatement Date, the “Existing Credit Agreement”), among Parent, the various subsidiaries party thereto, JPMorgan, as administrative agent, and the lenders from time to time party thereto;
WHEREAS, Parent wishes to amend and restate the Existing Credit Agreement to, among other things, (a) refinance the Existing Credit Agreement, (b) establish Revolving Commitments hereunder in the manner set forth herein in an aggregate principal amount of $1,500,000,000, (c) establish Delayed Draw Term Loan Commitments hereunder in the manner set forth herein in an aggregate principal amount of $850,000,000, and (d) make certain other changes as more fully set forth herein; and
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Loan Parties outstanding under the Existing Credit Agreement on the Third Restatement Date (the “Existing Obligations”) as contemplated hereby.
NOW, THEREFORE, the parties hereto agree to amend and restate the Existing Credit Agreement as of the Third Restatement Date, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
Section 1DEFINITIONS.
1.1Definitions
. When used herein the following terms shall have the following meanings:
“2026 Senior Notes” – see the definition of “Senior Notes”.
“Acquisition” means (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that Parent or a Subsidiary is the surviving entity. For the avoidance of doubt, an acquisition, merger or consolidation among Parent and/or one or more of its Subsidiaries shall not be considered an Acquisition.
“Acquisition Debt” means Debt incurred in connection with an Acquisition.
“Adjusted AUD Rate” means, with respect to any Loan denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the AUD Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Loan denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one-month interest period or 0.32138% for a three-month interest period; provided that if Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted TIBOR Rate” means, with respect to any Loan denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.
“Administrative Questionnaire” means an administrative questionnaire substantially in a form supplied by the Administrative Agent to any Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” means any Lender (a) that is a Defaulting Lender (or has become subject to any case or other proceeding in which a Bail-In Action could reasonably be expected to be asserted against such Lender), a Non-Consenting Lender or a Disqualified Institution, (b) that has given notice to the Borrower Agent of (i) any obligation by any Borrower to pay any amount pursuant to Section 7.7 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or (c) that has a Participant that has given notice to the Borrower Agent of any obligation by any Borrower to pay any amount pursuant to Section 8.1.

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“Affiliate” of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.
“Agent-Related Persons” means the Administrative Agent and any successor administrative agent arising under Section 13.8, and the Related Parties of the foregoing.
“Agreed Currencies” means Dollars and each Offshore Currency.
“Agreement” - see the Preamble.
“Amended and Restated Subsidiary Guaranty” – see Section 14.19.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Currency” means, as to any particular Letter of Credit or Loan, Dollars or the Offshore Currency in which it is denominated or payable.
“Approved Borrower Portal” – see Section 13.13.
“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for the benefit of a natural person) that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Parent or any of its Subsidiaries to any person other than Parent or any of its Subsidiaries of (i) a majority of the Voting Stock of any of the Subsidiaries, (ii) substantially all of the assets of any division or line of business of Parent or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of Parent or any of its Subsidiaries (other than (a) inventory, cash and cash equivalents, and excess, damaged, obsolete or worn out assets and (b) other assets sold in the ordinary course of business), excluding, under each of the foregoing clauses (i), (ii) and (iii), assets and Equity Interests to the extent that the aggregate value of such assets and Equity Interests sold in any Fiscal Year is equal to or less than the greater of (A) $1,050,000,000 and (B) 7.5% of consolidated assets (calculated as of the end of the most recently ended Fiscal Year).
“Assignee” - see Section 14.8.1.
“Assignment Agreement” - see Section 14.8.1.
“Auction” - see Section 6.2.5.
“Auction Manager” - see Section 6.2.5.

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“AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate at approximately 11:00 A.M., Sydney, Australia time, two Business Days prior to the beginning of such Interest Period.
“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period. If the AUD Screen Rate shall be less than zero, the AUD Screen Rate shall be deemed to be zero for purposes of this Agreement.
“Australian Dollars” or the sign “AU$” means the lawful currency of the Commonwealth of Australia.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.2(e).
“Backup Support” means, with respect to any Letter of Credit, to Cash Collateralize such Letter of Credit or to deliver to the Administrative Agent a letter of credit, from a financial institution and in a form satisfactory to the Administrative Agent and each Issuing Lender of such Letter of Credit, to support Parent’s obligations with respect to such Letter of Credit.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or, if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.2 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 8.2(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Loan” means any Loan or L/C Advance which bears interest at or by reference to the Base Rate and is denominated in Dollars.
“Base Rate Margin” – see Schedule 1.1.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.2(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Offshore Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Daily Simple RFR for Dollars and/or in the case of any Loan denominated in Canadian Dollars, the Daily Simple RFR for Canadian Dollars;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-

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prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent after consultation with Parent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent after consultation with Parent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” means with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or
(3)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders pursuant to Section 8.2(c).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the

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calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means (i) with respect to the Revolving Loans and Revolving Commitments, Parent or any Subsidiary Borrower and (ii) with respect to the Delayed Draw Term Loans and Delayed Draw Term Loan Commitments, Parent.
“Borrower Agent” – see Section 2.11.
“Borrower Materials” – see Section 10.1.
“Borrowing” means a Borrowing consisting of simultaneous Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.1.
“Business Day” means, any day (other than a Saturday, a Sunday or any day on which commercial banks are authorized or required to be closed in New York, New York) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday, a Sunday any day on which banks are authorized or required by law to be closed in the principal financial center for that currency) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day, (d) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, any such day that is a U.S. Government Securities Business Day (e) in relation to Loans denominated in Canadian dollars and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, any day (other than a Saturday, a Sunday or any day on which banks are authorized or required by law to be closed in the principal financial center for that currency) on which banks are open for business in Toronto, Canada and (f) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of the AUD Rate, any day (other than a Saturday, a Sunday or any day on which banks are authorized or required by law to be closed in the principal financial center for that currency) on which banks are open for business in Australia.
“Canadian Dollars” or the “C$” sign means the lawful currency of Canada.
“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

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“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if any the above rates shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable Issuing Lender or the applicable Swing Line Lender and the other Lenders, as collateral for the applicable obligations of Parent and its Subsidiaries hereunder, cash or deposit account balances in Dollars or, to the extent contemplated by the definition of “Supported Letter of Credit”, the currency in which the applicable Letter of Credit is denominated, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender or the applicable Swing Line Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. Cash Collateral shall be maintained in blocked deposit accounts at the Administrative Agent (which accounts shall be interest-bearing).
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate, the Japanese Prime Rate or the Canadian Prime Rate.
“CBR Spread” means the applicable margin based on Schedule 1.1, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (c) Swiss Francs, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time and (d) any other Offshore Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the

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average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, (c) Swiss Francs, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Swiss Franc Borrowings for the five most recent RFR Business Days preceding such day for which SARON was available (excluding, from such averaging, the highest and the lowest such Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Swiss Francs in effect on the last RFR Business Day in such period and (d) any other Offshore Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Law” means the occurrence, after the date of this Agreement (or, in the case of any Person that becomes a Lender after the date of this Agreement, after the date such Person becomes a Lender), of any of the following: (a) the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy or liquidity, or (b) any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (c) compliance by any Lender (or any Eurodollar Office of such Lender) or any Person controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan is a Delayed Draw Term Loan (or an Incremental Term Loan) or a Revolving Loan. When used in reference to any Commitment, “Class” refers to whether such Commitment is a Delayed Draw Term Loan Commitment (or Incremental Term Loan Commitment) or a Revolving Commitment.

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“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Combination” - see Section 6.1.1(c).
“Combined Lender” - see Section 6.1.1(c).
“Commitment” means the collective reference to the Delayed Draw Term Loan Commitments, the Incremental Term Loan Commitments (if any) and the Revolving Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” - see Section 10.1.6.
“Competitor” means any competitor of Parent or any Subsidiary that is in one or more of the same or similar lines of business as Parent or any Subsidiary designated in writing from time to time by the Borrower Agent to the Administrative Agent.
“Computation Date” means (a) any day on which the Revolving Commitment is reduced pursuant to Section 6.1.1; (b) with respect to any Offshore Currency Loan, (i) the date on which a Borrower borrows such Loan and (ii) (A) with respect to any Term Benchmark Loans, each day on which a Borrower converts or continues any Term Benchmark Loan and each date on which interest on any Term Benchmark Loan is payable and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (c) with respect to matters relating to any Letter of Credit, (i) the day on which such Letter of Credit is issued, (ii) each day on which the Stated Amount of such Letter of Credit is modified and (iii) the first Business Day of each month (it being understood in the case of this clause (iii) such computations may be made by the Administrative Agent at approximately 9:00 a.m. (New York City time) on such date regardless of anything to the contrary in the definition of “Dollar Equivalent”); and (d) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Computation Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means, with respect to Parent and its Subsidiaries for any period, the consolidated net income (or loss) of Parent and its Subsidiaries for such period.

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“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” – see the definition of “Daily Simple CORRA”.

“CORRA Rate Day” – see the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Corporate Rating” means Parent’s “corporate rating” or “corporate family rating” from S&P, Moody’s or Fitch, including any successor term for such rating adopted by such rating agency.
“Corporate Ratings Prong” - see Schedule 1.1.
“Covenant Holiday Acquisition” means an Acquisition (a) in respect of which Parent or any Subsidiary creates, assumes, incurs, guarantees or otherwise becomes liable in respect of Acquisition Debt of $150,000,000 or more and (b) for which the Borrower Agent provides written notice to the Administrative Agent that such Acquisition is designated as a “Covenant Holiday Acquisition”.
“Covered Entity” means any of the following:
(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” – see Section 14.20.
“Credit Extension” means the making of any Loan or the issuance, or increase in the Stated Amount, of any Letter of Credit.

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“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five Business Days prior to such CORRA Determination Date.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Swiss Francs, SARON for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, (iii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) and (iv) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Adjusted Term CORRA Rate); provided that if the Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m. (New York City time) on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

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“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade and similar accounts payable and accrued expenses in the ordinary course of business and (ii) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness and the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, under letters of credit (whether or not drawn), including the Letters of Credit, demand guarantees and similar independent undertakings but otherwise excluding trade letters of credit, and banker’s acceptances issued for the account of such Person, (f) all Securitization Obligations of such Person, to the extent such obligations would be required to be included on the consolidated balance sheet of Parent in accordance with GAAP, (g) the net obligations of such Person under Hedging Agreements, (h) all Suretyship Liabilities of such Person with respect to obligations of the type described in any of the foregoing clauses (a) through (g) and (i) all Debt of any partnership in which such Person is a general partner. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. If any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt. The amount of Debt of Parent and its Subsidiaries hereunder shall be calculated without duplication of Suretyship Liabilities of Parent or any Subsidiary in respect thereof. “Debt” shall not include (1) indebtedness owing to Parent by any Subsidiary or indebtedness owing to any Subsidiary by Parent or another Subsidiary, (2) any customary earnout or holdback in connection with Acquisitions permitted hereunder, (3) any obligations of Parent or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (4) performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) entered into in the ordinary course of business, (5) indebtedness that has been defeased and/or discharged in accordance with its terms by the deposit of cash, cash equivalents and/or securities or (6) interest, fees, premium or expenses, if any, relating to the principal amount of Debt.
“Declined Proceeds” - see Section 6.2.4(b).
“Declining Proceeds Lender” - see Section 6.2.4(b).
“Default Rate” – see Section 4.1.1.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means, subject to Section 2.10, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower Agent, the Administrative Agent, any Issuing Lender or any Swing Line Lender in writing that it does not intend or expect to comply with all or any portion of its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing in a manner satisfactory to the Administrative Agent and the Borrower Agent that it will comply (and is financially able to comply) with its prospective funding obligations hereunder; provided that any Lender that has failed to give such timely confirmation shall cease to be a Defaulting Lender under this clause (c) upon the delivery of such confirmation, (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy, insolvency or similar proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination made in good faith by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10) upon delivery of written notice of such determination to the Borrower Agent, each Issuing Lender, each Swing Line Lender and each Lender.
“Delayed Draw Term Lender” means a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan.
“Delayed Draw Term Loan” - see Section 2.1.1(a).

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“Delayed Draw Term Loan Commitment” means, as to any Lender, its obligation to make a Delayed Draw Term Loan to Parent on the Delayed Draw Term Loan Funding Date, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loans to be made by such Lender hereunder, as such Commitment may be changed from time to time pursuant to Section 6. The initial amount of such Lender’s Delayed Draw Term Loan Commitment is set forth opposite such Lender’s name in Part A of Schedule 2.1 under the heading “Delayed Draw Term Loan Commitment”. As of the Third Restatement Date, the initial aggregate amount of the Delayed Draw Loan Commitments is $850,000,000.
“Delayed Draw Commitment Termination Date” means the earlier of (a) the date that is six months after the Third Restatement Date and (b) the Delayed Draw Term Loan Funding Date (immediately upon the making of the Delayed Draw Term Loans).
“Delayed Draw Term Loan Funding Date” means the date on which the conditions set forth in Section 11.4 are satisfied (or waived in accordance herewith).
“Delayed Draw Term Loan Maturity Date” means February 21, 2029; provided, however, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Delayed Draw Term Loan Non-Use Fee” – see Section 5.1.
“Designated Debt” means, with respect to any Person, Debt set forth in clauses (a) and (b) of the definition thereof and all Suretyship Liabilities of such Person with respect to obligations of the type described in such clauses.
“Disqualified Institutions” means (a) Competitors and Affiliates of such Competitors, in each case identified by legal name in writing by the Borrower Agent to the Administrative Agent at any time prior to the Third Restatement Date, (b) Competitors and Affiliates of such Competitors, in each case identified by legal name in writing by the Borrower Agent to the Administrative Agent from time to time after the Third Restatement Date and (c) any Person that (i) is clearly identifiable as an Affiliate of a Competitor solely by similarity of such Affiliate’s name and (ii) is not a bona fide debt investment fund that is an Affiliate of such Competitor; provided that no addition to the list of Competitors or Disqualified Institutions shall become effective until the third Business Day after delivery thereof to the Administrative Agent at JPMDQ_Contact@jpmorgan.com and the posting of such addition to the Lenders and any such addition shall not apply retroactively to disqualify any Persons that have previously entered into a trade or acquired an assignment or participation interest in the Loans (but solely with respect to such assignments and participation interests). It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (ii) the Borrower Agent’s failure to deliver such list (or supplement thereto) to JPMDQ_Contact@jpmorgan.com shall render such list (or supplement) not received and not effective and (iii) “Disqualified Institution” shall exclude any Person that the Borrower Agent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time at JPMDQ_Contact@jpmorgan.com.

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“Dollar” and the sign “$” mean lawful money of the United States of America.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Offshore Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Offshore Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Offshore Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Domestic Subsidiary” means a Subsidiary organized under the laws of (a) the United States or any political subdivision thereof, or any agency, department or instrumentality thereof, or (b) any state of the United States.
“EBITDA” means, for any period, Consolidated Net Income for such period plus, in each case (other than with respect to clause (h) below) to the extent deducted in determining such Consolidated Net Income but without duplication:
(a)Interest Expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Loans), and commissions, discounts and other fees and charges with respect to letters of credit, bankers’ acceptance financing and Permitted Securitizations,
(b)taxes on or measured by income,
(c)depreciation and amortization expense,
(d)charges, expenses, losses and other deductions that, in each case, are non-cash,
(e)fees, costs, expenses, make-whole or penalty payments and other similar items arising out of (i) Permitted Acquisitions, (ii) investments and dispositions permitted by this Agreement, (iii) any incurrence, issuance, repayment or refinancing of Debt permitted by this Agreement and (iv) any issuance of Equity Interests not prohibited by this Agreement,
(f)the amount of “net income attributable to noncontrolling interests, net of tax” (as such term is used in Parent’s financial statements referred to in Section 9.4),
(g)unusual or non-recurring charges, expenses, losses or other deductions (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course

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of business); provided that the aggregate amount of all unusual or non-recurring charges, expenses, losses or other deductions added back in reliance on this clause (g) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (h), (i) and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments),
(h)synergies and cost-savings of Parent and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to a consummated Acquisition (or, for purposes of a Limited Condition Acquisition, an Acquisition deemed consummated pursuant to Section 1.3), in each case, that are set forth in a certificate of an Executive Officer of Parent and are factually supportable (in the good faith determination of Parent, as certified in the applicable certificate) and are reasonably anticipated by Parent in good faith to be realized within 24 months following the completion of such Acquisition (in each case calculated for the applicable period on a pro forma basis as if the synergies and cost-savings with respect to such period had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that the aggregate amount of all synergies and cost savings added back in reliance on this clause (h) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g) above, (i) and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments),
(i)costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, synergies, integration, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and restructuring costs, charges, accruals, reserves and expenses (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities, curtailments, consulting fees, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that (x) such costs, charges, accruals, reserves or expenses are set forth in a certificate of an Executive Officer of Parent and are factually supportable (in the good faith determination of Parent as certified in the applicable certificate) and (y) the aggregate amount of all costs, charges, accruals, reserves or expenses added back in reliance on this clause (i) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g) and (h) above and (j)(x) below for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments), and
(j)fees, costs, expenses and losses from (x) restructurings, (y) casualty and condemnation events to the extent covered by insurance and expected to result in insurance proceeds of at least the amount added back and (z) discontinued operations; provided that the aggregate amount of all fees, costs, expenses and losses added back in reliance on clause (j)(x) in any four-Fiscal Quarter period, when aggregated with all amounts added back in reliance on clauses (g), (h) and (i) above for such four-Fiscal Quarter period, shall not exceed 15% of EBITDA for such four-Fiscal Quarter period (calculated before giving effect to any such addbacks and adjustments)
minus, in each case to the extent included in determining such Consolidated Net Income, but without duplication:

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(x) non-cash income for such period (excluding the accrual of revenue in accordance with GAAP),
(k)(y) unusual or non-recurring income or gains for such period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, income or gains on sales of assets outside of the ordinary course of business), and
(l)(z) income and gains for such period relating to discontinued operations (but if such earnings are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, such earnings shall be excluded in the calculation of EBITDA only when and to the extent such operations are actually disposed of).
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Claims” means all claims, litigation, proceedings, government investigations, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.
“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental matters.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Agent.
“Euro” or “€” means the single currency of the Participating Member States.
“Event of Default” means any of the events described in Section 12.1.
“Excluded Subsidiary” means (a) each Securitization Subsidiary, (b) each Subsidiary having assets with a value of less than $10,000,000, (c) any Subsidiary that is prohibited by applicable law or contract existing on the Third Restatement Date (or, in the case of any newly formed or acquired Subsidiary, in existence at the time of formation or acquisition thereof but not entered into in contemplation hereof) from guaranteeing the obligations hereunder or if guaranteeing the obligations hereunder would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained or, if reasonably requested by the Administrative Agent, is obtained after commercially reasonable efforts to obtain the same), (d) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower Agent in consultation with the Administrative Agent, guaranteeing the obligations hereunder would result in material adverse tax consequences, (e) any other Subsidiary with respect to which the Administrative Agent and the Borrower Agent reasonably agree that the burden or cost or other consequences of providing a guarantee of the obligations hereunder shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests and/or indebtedness of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, (g) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary or a Domestic Subsidiary described in clause (f), (h) any captive insurance subsidiaries, (i) any registered not-for-profit Subsidiary, and (j) any joint ventures if guaranteeing the obligations hereunder would require third party (other than Parent and its Subsidiaries) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained or, if

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reasonably requested by the Administrative Agent, is obtained after commercially reasonable efforts to obtain the same.
“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.7, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 7.7(d) and (d) any withholding Taxes imposed pursuant to or in connection with FATCA.
“Executive Officer” means the chief financial officer, the chief executive officer, the president or any vice president of Parent.
“Existing Credit Agreement” – see the Recitals.
“Existing Lender” means each Lender under the Existing Credit Agreement immediately prior to this Agreement becoming effective on the Third Restatement Date.
“Existing Letter of Credit” means each Letter of Credit issued under the Existing Credit Agreement and listed on Schedule 2.3.1(a).

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“Existing Loan Documents” means the “Loan Documents” as defined in the Existing Credit Agreement.
“Existing Obligations” – see the Recitals.
“Existing Required Lenders” means the “Required Lenders” under, and as defined in, the Existing Credit Agreement.
“Existing Subsidiary Guaranty” – see Section 14.19.
“Exiting Lender” see Section 14.19.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements and related legislation, rules or official administrative guidance or any treaty or convention entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.
“Fiscal Year” means the fiscal year of Parent and its Subsidiaries, which period shall be the 52- or 53-week fiscal year ending on the Saturday closest to December 31 of each year or, at Parent’s election, the calendar year (so long as such election is consistent with Parent’s filings with the SEC).
“Fitch” means Fitch, Inc.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary of Parent other than any Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

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“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted Term CORRA Rate, each Daily Simple RFR, the Central Bank Rate, the Japanese Prime Rate or the Canadian Prime Rate as applicable. For the avoidance of doubt the initial Floor for each of the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted Term CORRA Rate, each Daily Simple RFR, the Central Bank Rate, the Japanese Prime Rate and the Canadian Prime Rate shall be 0%.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s pro rata share (based on the Revolving Commitments) of the outstanding obligations with respect to Letters of Credit issued by such Issuing Lender other than (i) any such obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) without duplication, any such obligations with respect to Supported Letters of Credit, and (b) with respect to each Swing Line Lender, such Defaulting Lender’s pro rata share (based on the Revolving Commitments) of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funded Debt” means all Debt of Parent and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit, bank guarantees and banker’s acceptances and Suretyship Liabilities in respect of obligations not constituting Debt, (ii) Hedging Obligations, (iii) Securitization Obligations to the extent such obligations would not be required to be included on the consolidated balance sheet of Parent in accordance with GAAP and (iv) obligations to pay the deferred purchase price of services.
“Funded Debt to EBITDA Ratio” means, for any Computation Period, the ratio of (i) Funded Debt as of the last day of such Computation Period net of the lesser of (x) unrestricted cash and cash equivalents on hand of Parent and its Subsidiaries in excess of $50,000,000 and (y) $400,000,000 to (ii) EBITDA for such Computation Period.
“Funding Debt to EBITDA Ratio Prong” – see Schedule 1.1.
“GAAP” means generally accepted accounting principles in the United States of America, which are applicable to the circumstances as of the date of determination; provided that, with respect to the financial statements of Foreign Subsidiaries (except to the extent included in the consolidated financial statements of Parent), “GAAP” shall mean the generally accepted accounting principles in the relevant foreign jurisdiction which are set forth from time to time in the opinions and pronouncements of the applicable accounting standards board (or similar agency) of such foreign jurisdiction which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority)

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thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and (b) the National Association of Insurance Commissioners.
“Group” - see Section 2.2.1.
“Guaranteed Creditors” means and includes the Administrative Agent, the Lenders, each Issuing Lender, each Swing Line Lender and each Person (other than Parent or any of its Subsidiaries) which is a party to a Hedging Agreement with any Subsidiary Borrower if such Person is, or at the time of entry into such Hedging Agreement was, a Lender or an Affiliate of a Lender.
“Guaranteed Obligations” means (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Subsidiary Borrower or otherwise) of each Loan made under this Agreement to any Subsidiary Borrower, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of any Subsidiary Borrower to the Administrative Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by any Subsidiary Borrower and (b) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code or similar proceeding under applicable law, would become due) of any Borrower or any Subsidiary owing under any Hedging Agreement between such Borrower or Subsidiary and any Guaranteed Creditor so long as such Guaranteed Creditor participates in such Hedging Agreement and its subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein. Notwithstanding anything in this definition, “Guaranteed Obligations” shall not include any Excluded Swap Obligations.
“Guarantor” means each of the Subsidiary Guarantors and Parent, in its capacity as guarantor under Section 15.
“Hazardous Substances” means any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law.

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“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.
“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under Hedging Agreements.
“Honor Date” - see Section 2.3.3.
“Incorporated Covenants” - see Section 14.18(a).
“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Agent, among the Borrower Agent, the other applicable Borrowers (if any), the Administrative Agent and each Incremental Term Lender and/or existing or additional Revolving Lender party thereto.
“Incremental Facility Amount” means the excess, if any, of (a) the sum of (x) the greater of $1,500,000,000 and 100% of EBITDA for the most recently ended Computation Period and (y) the amount of optional prepayments of Incremental Term Loans and optional prepayments of Revolving Loans made after the Third Restatement Date (to the extent accompanied by a permanent commitment reduction in the Revolving Commitment) to the extent not financed with the proceeds of long term Debt (other than revolving Debt) minus (b) the aggregate Incremental Term Loan Commitments established after the Third Restatement Date and prior to such time pursuant to Section 6.1.3 plus the aggregate increases in the Revolving Commitment pursuant to Section 6.1.4 established after the Third Restatement Date and prior to such time.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 6.1.3, to make Incremental Term Loans to the applicable Borrower.
“Incremental Term Loan Maturity Date” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement.
“Incremental Term Loans” means term loans made by one or more Lenders to a Borrower pursuant to an Incremental Assumption Agreement. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 6.1.3 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Interest Coverage Ratio” means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.

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“Interest Expense” means, for any Computation Period, the consolidated interest expense of Parent and its Subsidiaries for such Computation Period to the extent paid or payable in cash (net of cash payments received in respect of interest rate hedging transactions under Hedging Agreements).
“Interest Payment Date” means (a) with respect to any Base Rate Loan (including any Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means (x) with respect to any Term Benchmark Borrowing denominated in Dollars, Euros, Australian Dollars or Yen, the period commencing on the date of such Loan is borrowed or continued as, or converted into, a Term Benchmark Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency other than Canadian Dollars), as the applicable Borrower (or the Borrower Agent on behalf of such Borrower) may elect and (y) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Loan is borrowed or continued as, or converted into, a Term Benchmark Loan and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars) as the applicable Borrower (or the Borrower Agent on behalf of such Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 8.2(e) shall be available for specification in such Loan Notice and (iv) no Borrower may select an Interest Period that would extend beyond the applicable Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

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“ISP98” - see Section 2.3.10.
“Issuing Lender” means each of JPMorgan, U.S. Bank National Association, Bank of America, N.A., Citibank, N.A., PNC Bank, National Association, Truist Bank, and Wells Fargo Bank, N.A., each in its capacity as an issuer of Letters of Credit hereunder, together with any replacement issuing bank arising under Section 13.8.
“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.
“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBOR Rate for the five most recent Business Days preceding such day for which the TIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBOR Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBOR Rate on any day shall be based on the TIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.
“Japanese Yen”, “Yen” or the “¥” sign means the lawful currency of Japan.
“JPMorgan” - see the Preamble.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Percentage.
“L/C Application” means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested, with such modifications as Parent and such Issuing Lender may reasonably approve; provided that to the extent any such letter of credit application conflicts with any provision of this Agreement, the applicable provision of this Agreement shall control.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed in accordance with Section 2.3.3 or refinanced as a Borrowing of Revolving Loans in accordance with Section 2.3.5.
“L/C Commitment” means, with respect to an Issuing Lender, the Dollar amount set forth opposite such Issuing Lender’s name in Part B of Schedule 2.1 under the heading “L/C Commitment”.
“L/C Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all payments made by Issuing Lenders pursuant to any Letters of Credit that have not been reimbursed by the

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Borrowers at such time. The L/C Exposure of any Revolving Lender at any time shall be its Percentage of the total L/C Exposure at such time.
“L/C Fee Rate” - see Schedule 1.1.
“L/C Sublimit” – see Section 2.1.2.
“Latest Maturity Date” means the latest of the Delayed Draw Term Loan Maturity Date, the Revolving Maturity Date and the Incremental Term Loan Maturity Date (if any).
“Lead Arrangers” means JPMorgan, U.S. Bank National Association, BofA Securities, Inc., Citibank, N.A., PNC Capital Markets LLC, Truist Securities, Inc., And Wells Fargo Securities, LLC in their capacities as the joint arrangers of, and joint bookrunners for, the facilities hereunder.
“Lender” means, collectively, each bank, financial institution and other lender party hereto that holds a Commitment, a Loan or any Revolving Credit Exposure, including each assignee that shall become a party hereto pursuant to Section 14.8. References to the “Lenders” shall include, to the extent appropriate, each Issuing Lender and each Swing Line Lender.
“Lender Related Parties” means, with respect to any Lender, (a) any controlling Person or controlled Affiliate of such Lender, (b) the respective directors, officers or employees of such Lender or any of its controlling Persons or controlled Affiliates and (c) the respective agents of such Lender or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting on behalf of, or at the express instructions of, such Lender, controlling Person or controlled Affiliate.
“Letter of Credit” means any Existing Letter of Credit and any trade or standby letter of credit issued by an Issuing Lender pursuant to Section 2.1.2 and 2.3.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise, excluding the interest of a lessor under an operating lease.
“Limited Condition Acquisition” means any Permitted Acquisition or other similar investment by Parent and/or one or more of its Subsidiaries permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing and which is designated as a Limited Condition Acquisition to the Administrative Agent by the prior written election of Borrower Agent.

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“Loan” means a Delayed Draw Term Loan, an Incremental Term Loan, a Revolving Loan, a Swing Line Loan or an L/C Advance, as the context requires.
“Loan Document” means this Agreement, the Notes, the Subsidiary Guaranty, each Subsidiary Borrower Supplement, each Incremental Assumption Agreement and the L/C Applications.
“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term Benchmark Loans or RFR Loans, in each case pursuant to Section 2.2, which shall be substantially in a form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Executive Officer of Parent (or, if such Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent).
“Loan Parties” means Parent, the Subsidiary Borrowers and the Subsidiary Guarantors, and “Loan Party” means any of them.
“Margin Stock” means any “margin stock” as defined in Regulation U of the FRB.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against Parent or any other Loan Party of any Loan Document.
“Maturity Date” means the Delayed Draw Term Loan Maturity Date, the Revolving Maturity Date or the Incremental Term Loan Maturity Date, as applicable.
“MNPI” means material non-public information with respect to Parent or any of its Subsidiaries, or the respective securities of any of the foregoing, as determined by Parent in its sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Pension Plan” means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which Parent or any member of the Controlled Group may have any liability.
“Net Cash Proceeds” means, (x) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Parent or any Subsidiary pursuant to such sale, net of (a) the direct costs relating to such sale (including sales commissions and legal, accounting and investment banking fees), (b) taxes paid or reasonably estimated by Parent to be payable as a result thereof (after taking into account any

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available tax credits or deductions and any tax sharing arrangements), (c) the amount of any reserve established in accordance with GAAP in respect of (i) the sale price of the asset subject to such sale or (ii) liabilities associated with such asset that are retained by Parent or such other Loan Party and (d) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such sale; and (y) with respect to any issuance or incurrence of Debt by Parent or any Domestic Subsidiary (other than Debt not prohibited by Section 10.7 hereof), the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.
“New Lender” see Section 14.19.
“Non-Consenting Lender” - see Section 14.1.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Use Fee Rate” – see Schedule 1.1.
“Note” - see Section 3.1.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to Parent or otherwise) of each Loan made under this Agreement to Parent, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of Parent to the Administrative Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by Parent and (b) the Guaranteed Obligations.

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“Offshore Currency” means Australian Dollars, Canadian Dollars, Swiss Francs, Japanese Yen, Euro, Pounds Sterling and, after the approval thereof, any other currency requested by the Borrower Agent and approved by each Revolving Lender in accordance with Section 2.8(d).
“Offshore Currency Loan” means any Term Benchmark Loan or RFR Loan denominated in an Offshore Currency.
“Offshore Currency Sublimit” means an amount equal to the lesser of (a) $250,000,000 and (b) the Revolving Commitment.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.7).
“Other Term Loans” – see Section 6.1.3(a).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Offshore Currency, an overnight rate determined by the Administrative Agent or the Issuing Lenders, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent” - see the Preamble.
“Participant” - see Section 14.8.2.
“Participant Register” – see Section 14.8.2.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

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“Payment” – see Section 13.5.
“Payment Notice” – see Section 13.5.
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Parent or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Percentage” means, as to any Lender, the percentage that (a) the Revolving Commitment of such Lender (or, after termination of the Revolving Commitments, the Dollar Equivalent of the principal amount of such Lender’s Revolving Loans plus the participation interest of such Lender in the outstanding Swing Line Loans and in the Stated Amount of all Letters of Credit) is of (b) the aggregate amount of the Revolving Commitments (or after termination of the Revolving Commitments, the Dollar Equivalent of the aggregate principal amount of all Revolving Loans and Swing Line Loans and the Stated Amount of all Letters of Credit); provided that, if and so long as any Lender is a Defaulting Lender, then such Defaulting Lender’s Revolving Commitment, Revolving Loans and participation interest in the outstanding Swing Line Loans and in the Stated Amount of all Letters of Credit, as the case may be, shall be disregarded in the foregoing calculation.
“Periodic Term CORRA Determination Day” - see the definition of “Term CORRA”.

“Permitted Acquisition” means any Acquisition by Parent or a Subsidiary which satisfies each of the following requirements: (a) subject to the Limited Condition Acquisition provisions in Section 1.3, no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, such Acquisition; (b) the Person to be acquired is in, or the assets to be acquired are for use in, the same or a similar line of business as Parent and its Subsidiaries or a reasonable extension thereof; (c) if the aggregate consideration to be paid by Parent and its Subsidiaries in connection with such Acquisition (including Debt assumed, but excluding capital stock of Parent or any Subsidiary) exceeds $400,000,000, the Borrower Agent shall have delivered to the Administrative Agent a certificate demonstrating that, after giving effect to such Acquisition, Parent will be in pro forma compliance with the covenants in Section 10.6; and (d) in the case of the Acquisition of a Person, the Board of Directors (or equivalent governing body) of the Person being acquired shall have approved such Acquisition.
“Permitted Securitization” means any program providing for (a) the direct or indirect sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of

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Parent or any Subsidiary in transactions intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, contributed and/or transferred, whether in the form of secured loans or the acquisition of undivided interests in such assets.
“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.
“Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” as defined in the Plan Asset Regulation.
“Pounds Sterling” or the “£” sign means the lawful currency of the United Kingdom.
“Prepayment Event” means (i) any Asset Sale and (ii) any issuance or incurrence of Debt by Parent or any of its Domestic Subsidiaries that is not permitted hereunder.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Lending Agreement” - see Section 14.18(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” - see Section 10.1.6.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” – see Section 14.20.
“Rating Agency” means each of Moody’s, S&P and Fitch.
“Recipient” means (a) the Administrative Agent and (b) any Lender.

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“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (3) if such Benchmark is TIBOR Rate, 11:00 a.m. (Japan time) two Business Days preceding the date of such setting, (4) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (5) if the RFR for such Benchmark is SARON, then five RFR Business Days prior to such setting, (6) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, (7) if such Benchmark is AUD Rate, 11:00 a.m. (Sydney, Australia time) two Business Days preceding the date of such setting, (8) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. (Toronto, Ontario time) two Business Days preceding the date of such setting, (9) if following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Adjusted Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four RFR Business Days prior to such setting or (10) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, the TIBOR Rate, SONIA, SARON, the AUD Rate, the CORRA Rate, Daily Simple SOFR or Daily Simple CORRA, the time determined by the Administrative Agent in its reasonable discretion.
“Register” – see Section 14.8.1.
“Rejection Notice” - see Section 6.2.4(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, advisors, members and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (vii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the

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currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the Adjusted TIBOR Rate, as applicable, (iv) with respect to any RFR Borrowing denominated in Pounds Sterling, Swiss Francs, Dollars or Canadian Dollars, the applicable Daily Simple RFR, as applicable, (v) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the Adjusted AUD Rate or (vi) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBOR Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate or (v) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate, as applicable.
“Replacement Lender” - see Section 6.1.1(c).
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure, outstanding Term Loans and unused Commitments representing a majority of the sum of the Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Retired Commitments” - see Section 6.1.1(c).
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Commitments” means, as to any Revolving Lender at any time, its obligation to make Revolving Loans to, and/or participate in Swing Line Loans made to and Letters of Credit issued for the account of, Parent and/or any Subsidiary in an aggregate amount not to exceed at any time outstanding the Dollar amount set forth opposite such Lender’s name in Part C of Schedule 2.1 under the heading “Revolving Commitment”, as such amount may be changed

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from time to time pursuant to Section 6 or Section 12. As of the Third Restatement Date, the initial aggregate amount of the Revolving Commitments is $1,500,000,000.
“Revolving Credit Exposure” means, as at any date of determination with respect to any Revolving Lender, an amount in Dollars equal to the sum of (a) the Dollar Equivalent of the aggregate unpaid principal amount of such Revolving Lender’s Revolving Loans on such date, (b) such Revolving Lender’s Swing Line Exposure and (c) the Dollar Equivalent of such Revolving Lender’s L/C Exposure.
“Revolving Lender” means a Lender with a Revolving Commitment or outstanding Revolving Credit Exposure.
“Revolving Loans” means a loan made by a Revolving Lender pursuant to its Revolving Commitment.
“Revolving Maturity Date” means November 21, 2030; provided, however, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Revolving Maturity Date Extension Request” means a request by the Borrower Agent, substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent, for the extension of the Revolving Maturity Date pursuant to Section 6.4.
“Revolving Non-Use Fee” – see Section 5.1.
“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, (b) Swiss Francs, SARON, (c) Dollars, (solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate) Daily Simple SOFR and (d) Canadian Dollars, (solely following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Adjusted Term CORRA Rate) Daily Simple CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, (c) Dollars, a U.S. Government Securities Business Day and (d) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.
“RFR Interest Day” - see the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR.
“RFR Margin” – see Schedule 1.1.

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“RRX Netherlands” means RRX Netherlands Holdings B.V., a private limited liability company, having its official seat in ‘s-Gravenzande, the Netherlands, registered with the Dutch trade register under number 08142469.
“S&P” means Standard & Poor’s Ratings Services and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.
“Sanctions” – see Section 9.18.
“Sanctioned Country” – see Section 9.18.
“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SEC” means the Securities and Exchange Commission.
“Securitization Obligations” means the aggregate investment or claim (as opposed to the value of the underlying assets subject to the applicable Permitted Securitization) held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of Parent or any Subsidiary in connection with Permitted Securitizations.
“Securitization Subsidiary” means a special purpose, bankruptcy remote, directly or indirectly wholly-owned Subsidiary of Parent that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to one or more Permitted Securitizations.
“Security Amendment” - see Section 14.18(b).
“Security Covenants” - see Section 14.18(b).

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“Senior Notes” means, collectively, (a) the 6.050% Senior Notes due 2026 of Parent, as issuer (the “2026 Senior Notes”), (b) the 6.050% Senior Notes due 2028 of Parent, as issuer, (c) the 6.300% Senior Notes due 2030 of Parent, as issuer and (d) the 6.400% Senior Notes due 2033 of Parent, as issuer, each issued pursuant to the Indenture, dated as of January 24, 2023 among Parent, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee.
“Senior Notes Purchase Agreement” means the Purchase Agreement, dated as of January 9, 2023 in respect of the Senior Notes.
“Senior Notes Subsidiary Guarantor” – see Section 10.16.
“Significant Subsidiary” means at any time, any Subsidiary having (i) assets (after intercompany eliminations) with a value not less than 10% of the total value of the consolidated assets of Parent and its Subsidiaries, taken as a whole, or (i) revenues (after elimination of intercompany revenues) not less than 10% of the consolidated revenues of Parent and its Subsidiaries, taken as a whole, in each case for, or as of the end of, the most recently ended Computation Period, as the case may be.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” - see the definition of “Daily Simple SOFR”.
“SOFR Rate Day” - see the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Stated Amount” means, with respect to any Letter of Credit at any date of determination, the maximum aggregate Dollar Equivalent amount available for drawing thereunder at such time, plus the aggregate Dollar Equivalent amount of all unreimbursed payments and disbursements

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under such Letter of Credit, including outstanding L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of ISP98, the Dollar Equivalent amount so remaining available for drawing shall be included in the Stated Amount.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, Adjusted TIBOR Rate or Adjusted AUD Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Step-Down Date ” - see Section 10.6.1.
“Subject Agreement” - see Section 14.18.
“Subordinated Debt” means any Debt of Parent or any Subsidiary that (a) is subordinated to the obligations of Parent and its Subsidiaries under the Loan Documents in a manner approved in writing by the Required Lenders and (b) has (i) no amortization prior to the date that is at least 91 days after the Latest Maturity Date, (ii) financial covenants and events of default (and related definitions) that are reasonably acceptable to the Required Lenders and (iii) no limitation on senior Debt (or any guaranty thereof) that is unacceptable to the Required Lenders in their reasonable discretion.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Parent.
“Subsidiary Borrower” means (i) RRX Netherlands and (ii) any other Subsidiary that is designated as a Subsidiary Borrower by Parent pursuant to Section 2.7, which Subsidiary shall have delivered a Subsidiary Borrower Supplement in accordance with Section 2.7(a).

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“Subsidiary Borrower Supplement” means a Subsidiary Borrower Supplement substantially in the form of Exhibit F.
“Subsidiary Guarantor” means, at any time, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty at or prior to such time (or is required to execute a counterpart of the Subsidiary Guaranty at such time), excluding any such Person which has been released from its obligations under the Subsidiary Guaranty in accordance with the terms hereof.
“Subsidiary Guaranty” means, collectively, the Amended and Restated Subsidiary Guaranty and each guaranty executed by any other Subsidiary with respect to the obligations of any Borrower under the Loan Documents substantially in the form of Exhibit C.
“Supported Letter of Credit” means a Letter of Credit for which Parent has provided Backup Support in an amount equal to the sum of (a) the Stated Amount of such Letter of Credit, (b) any automatic increases to the amount available for drawing under such Letter of Credit to occur during the term of such Letter of Credit and (c) all fees that will be payable with respect to such Letter of Credit assuming such Letter of Credit is drawn in full on the scheduled expiration date thereof. If a Letter of Credit is denominated in a currency other than Dollars, then the amount specified in clauses (a) and (b) shall be in the currency in which such Letter of Credit is denominated or other arrangements shall be made so that the Administrative Agent and the applicable Issuing Lender are satisfied, in their sole discretion, that the amount of Backup Support for such Letter of Credit is sufficient to account for currency fluctuations during the remaining term of such Letter of Credit.
“Supported QFC” – see Section 14.20.
“Suretyship Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Suretyship Liability is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of such Suretyship Liability.
“Surviving Commitment” - see Section 6.1.1(c).
“Surviving Lender” - see Section 6.1.1(c).
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.
“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Exposure” means, at any time, the sum of the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Revolving Lender at any time shall be the sum of (a) its Percentage of the total Swing Line Exposure at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) if such Lender shall be a Swing Line Lender, the principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Revolving Lenders shall not have funded their participations in such Swing Line Loans).
“Swing Line Loan” - see Section 2.4.1.
“Swing Line Lender” means each of JPMorgan, U.S. Bank National Association, Bank of America, N.A., PNC Bank, National Association, Wells Fargo Bank, N.A., Citibank, N.A., Truist Bank and each other Lender that agrees to be a Swing Line Lender, together with any replacement swing line lender arising under Section 13.8.
“Swing Line Sublimit” - see Section 2.4.1.
“Swiss Francs” or the “SF” sign means the lawful currency of Switzerland.
“TARGET2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by

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reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate.
“Term Benchmark Margin” – see Schedule 1.1.
“Term CORRA Rate” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower Agent of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 8.2(a) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Lender” means a Lender with an outstanding Term Loan.
“Term Loans” means, collectively, the Delayed Draw Term Loans and, unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.
“Term SOFR Determination Day” - see the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if

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the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Third Restatement Date” means the date on which the conditions set forth in Section 11.1 are satisfied (or waived in accordance herewith).
“TIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBOR Screen Rate two Business Days prior to the commencement of such Interest Period.
“TIBOR Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m. Japan time two Business Days prior to the commencement of such Interest Period.
“Trade Date” – see Section 14.8.3(a).
“Transactions” means the execution and delivery by the Loan Parties of this Agreement, the performance by the Loan Parties of their obligations hereunder and thereunder, the Borrowings made or to be made hereunder and the use of the proceeds thereof.
“Transition Period” means the period commencing on (and including) the first day of the Fiscal Quarter during which Parent or any Subsidiary consummated the acquisition of any person or line of business and ending on (and including) the last day of the fourth Fiscal Quarter following such date of consummation.

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“Type” of Loan or Borrowing refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate, the Adjusted AUD Rate, the Base Rate or the Daily Simple RFR.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
“U.S. Person” means (i) for purposes of Sections 9.21 and 10.17 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” – see Section 14.20.
“U.S. Tax Compliance Certificate” - see Section 7.7(d)(ii)(B)(3).
“Voting Stock” means, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-

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down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions.  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a)Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(b) The term “including” is not limiting and means “including without limitation”.
(i)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.
(c)Unless otherwise specified, any reference to a Subsidiary being “wholly-owned” means that such Subsidiary is directly or indirectly wholly-owned by Parent.
(d)Unless otherwise expressly provided herein, (i) references in any Loan Document to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references in any Loan Document to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation and (iii) references in any Loan Document to any Person shall be construed to include such Person’s successors and assigns, subject to any restriction upon assignment contained in any Loan Document.
(e)This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are independent and each shall be performed in accordance with its terms.
(f)This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, Parent, the Lenders and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or the Lenders’ involvement in their preparation.
(g)Unless otherwise expressly provided herein, any reference to a particular time means such time in New York, New York.

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(h)For all purposes of this Agreement (but not for purposes of the preparation of any financial statements, any schedule pertaining to Foreign Subsidiaries or any compliance certificate delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be based on the Dollar Equivalent.
(i)No Event of Default or Unmatured Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 9 or Section 10 under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the Fiscal Quarter of Parent immediately preceding the Fiscal Quarter of Parent in which such transaction requiring a determination occurs.
(j)Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied (it being agreed that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of Parent or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof); provided that if the Borrower Agent notifies the Administrative Agent that the Borrower Agent wishes to amend any covenant in Section 10 to eliminate the effect of any change in GAAP or in the application thereof on the operation of such covenant (or if the Administrative Agent notifies the Borrower Agent that the Required Lenders wish to amend Section 10 for such purpose), then Parent’s compliance with such covenant shall be determined without giving effect to such change or the application thereof until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower Agent and the Required Lenders. For purposes of calculating the Funded Debt to EBITDA Ratio (and any component definitions thereof), the Interest Coverage Ratio (and any component definitions thereof), consolidated assets (including total or tangible assets) and revenues, any Acquisition, any sale or other disposition outside the ordinary course of business by Parent or any of the Subsidiaries of any asset or group of related assets in one or a series of related transactions, any incurrence or repayment of any Debt, and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis reasonably acceptable to the Administrative Agent.

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(k)For purposes of calculating on a pro forma basis the Interest Coverage Ratio with respect to any Debt that bears a floating rate of interest, the interest on such Debt shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Debt if such Hedging Agreement has a remaining term in excess of 12 months).
1.3Limited Condition Acquisitions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken with a Limited Condition Acquisition for purposes of determining:
(a)whether any Debt that is being incurred in connection with such Limited Condition Acquisition is permitted to be incurred in compliance with Section 6.1.3, Section 6.1.4 or Section 10.7;
(b)whether any Lien being incurred in connection with such Limited Condition Acquisition is permitted to be incurred in compliance with Section 6.1.3, Section 6.1.4 or Section 10.8;
(c)whether any other transaction to be undertaken in connection with such Limited Condition Acquisition complies with the covenants or agreements contained in this Agreement; and
(d)any calculation of the ratios or baskets, including EBITDA, Funded Debt to EBITDA Ratio, Interest Coverage Ratio, Consolidated Net Income, and baskets determined by reference to EBITDA and whether an Event of Default or Unmatured Event of Default exists in connection with the foregoing (other than for purposes of determining whether any Event of Default or Unmatured Event of Default exists in connection with any extension of credit under the Revolving Commitments or the Delayed Draw Term Loan Commitments), at the prior written election of the Borrower Agent to the Administrative Agent (the Borrower Agent’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date that the letter of intent or definitive agreement for such Limited Condition Acquisition is entered into (the “LCA Test Date”) may be used as the applicable date of determination, as the case may be, with pro forma adjustments (including, for the avoidance of doubt, the deemed consummation of such Limited Condition Acquisition) and based on the most recently ended Computation Period for which financial statements are internally available at the time of determination. In addition, notwithstanding any provision of this Agreement to the contrary, except in connection with any extension of credit under the Revolving Commitments or the Delayed Draw Term Loan Commitments, any condition to any Limited Condition Acquisition with respect to which the Borrower Agent makes an LCA Election (and any related Debt) that requires that no Unmatured Event of Default or Event of Default shall have occurred and be continuing prior to, at the time of or after giving effect to such Limited Condition Acquisition (or the incurrence of such Debt) shall be deemed satisfied if (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the LCA Test Date, and (ii) no Event of Default under Section 12.1.1 or Section 12.1.3 shall have occurred and be

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continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and any Debt incurred in connection therewith.
For the avoidance of doubt, if the Borrower Agent makes an LCA Election (a) any fluctuation or change in the EBITDA, Funded Debt to EBITDA Ratio, Interest Coverage Ratio, Consolidated Net Income, consolidated assets or consolidated tangible assets of Parent and its Subsidiaries from the LCA Test Date to the date of consummation of such Limited Condition Acquisition will not be taken into account for purposes of determining whether any Debt or Lien that is being incurred in connection with such Limited Condition Acquisition is permitted to be incurred, or whether any other transaction undertaken in connection with such Limited Condition Acquisition by Parent or any Subsidiary complies with the Loan Documents and (b) in connection with any subsequent calculation of any incurrence ratio or basket that was determined as of the LCA Test Date as a result of such LCA Election in order to determine compliance following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the applicable agreement in respect of the Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated.
1.4Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Offshore Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 8.2(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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1.5Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
1.6Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Delayed Draw Term Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Delayed Draw Term Loan” or an “RFR Delayed Draw Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
Section 2COMMITMENTS OF THE BANKS; BORROWING AND CONVERSION PROCEDURES; LETTER OF CREDIT PROCEDURES; SWING LINE LOANS.
2.1Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone and not jointly, agrees to make loans to, and to issue or participate in the issuance of letters of credit for the account of Parent and/or, as applicable, one or more other Subsidiaries as follows:
2.1.1Delayed Draw Term Loans and Revolving Loans.

(a)Subject to the terms and conditions set forth herein each Lender agrees to make a term loan (each, a “Delayed Draw Term Loan”) to Parent on the Delayed Draw Term Loan Funding Date in a principal amount in Dollars not exceeding its Delayed Draw Term Loan Commitment. Parent may make only one Borrowing under the Delayed Draw Term Loan Commitments. Amounts borrowed under this Section 2.1.1(a) and subsequently repaid or prepaid may not be reborrowed.
(b)Each Revolving Lender will make Revolving Loans on a revolving basis to the applicable Borrowers from time to time before the Revolving Maturity Date in Dollars and/or one or more Offshore Currencies; provided that, upon giving effect to any such Revolving Loan, (a) the sum of the aggregate outstanding Dollar Equivalent amount of all Offshore Currency Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit, (b) such Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment and (c) the aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Commitment. Amounts borrowed under this Section 2.1.1(b) may be borrowed, repaid and reborrowed until the Revolving Maturity Date.
2.1.2L/C Commitment. Each Issuing Lender will issue trade, standby and commercial letters of credit from time to time denominated in Dollars and/or in one or more Offshore

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Currencies before the Revolving Maturity Date, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender and Parent, at the request of and for the account of Parent (or jointly for the account of Parent and any Subsidiary) or any Subsidiary from time to time before the date which is 30 days prior to the scheduled Revolving Maturity Date; and (b) as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that, after giving effect to the issuance of each Letter of Credit, (i) the aggregate Stated Amount of all Letters of Credit shall not exceed the lesser of (x) $50,000,000 and (y) the aggregate Revolving Commitment (the “L/C Sublimit”), (ii) unless otherwise agreed by an individual Issuing Lender (in its sole discretion), the Stated Amount of all Letters of Credit issued by such Issuing Lender shall not exceed such Issuing Lender’s L/C Commitment, (iii) the sum of the aggregate outstanding Dollar Equivalent amount of all Offshore Currency Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency shall not exceed the Offshore Currency Sublimit, (iv) each Revolving Lender’s Revolving Credit Exposure shall not exceed such Revolving Lender’s Revolving Commitment; and (v) the aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving Commitment.
2.2Loan Procedures.
2.2.1Various Types of Loans. Subject to Section 8.2, each Loan shall be comprised (A) in the case of Borrowings in Dollars, entirely of Base Rate Loans or Term Benchmark Loans (or, subject to Section 8.2, RFR Loans) and (B) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans (in the case of Canadian Dollars, subject to Section 8.2), in each case of the same Agreed Currency (each a “type” of Loan), as the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) shall specify in the related Loan Notice pursuant to Section 2.2.2 or 2.2.3. Term Benchmark Loans or RFR Loans, as applicable, of the same Class, made to the same Borrower, denominated in the same currency and having the same Interest Period are sometimes called a “Group” or collectively “Groups”. Base Rate Loans, Term Benchmark Loans and RFR Loans may be outstanding at the same time, provided that (i) not more than fifteen different Groups of Term Benchmark Loans and RFR Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Term Benchmark Loans or RFR Loans, as applicable, shall at all times be at least in an amount such that the Dollar Equivalent thereof is at least (x) in the case of Term Benchmark Loans or RFR Loans to be made to Parent, $3,000,000 and an integral multiple of $1,000,000 in excess thereof and (y) in the case of Term Benchmark Loans or RFR Loans to be made to a Subsidiary Borrower, $1,000,000 and an integral multiple of $250,000 in excess thereof. All Borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a pro rata share (based on its Revolving Commitments) of all types and Groups of Revolving Loans.
2.2.2Borrowing Procedures. The applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) shall give written notice by delivering a Loan Notice (or in the case of a Borrowing denominated in Dollars, telephonic notice (followed promptly by written confirmation thereof)) to the Administrative Agent of each proposed Borrowing not later than (a) in the case of a Base Rate Borrowing, 11:00 a.m. (New York City time) on the proposed date of

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such Borrowing, and (b)(i) in the case of a Term Benchmark Borrowing denominated in Dollars, 11:00 a.m. (New York City time) at least three U.S. Government Securities Business Days prior to the proposed date of such Borrowing (provided that, in the case of a Term Benchmark Borrowing denominated in Dollars on the Third Restatement Date, 11:00 a.m. (New York City time) at least two U.S. Government Securities Business Days prior to the Third Restatement Date), (ii) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 noon, (New York City time), three Business Days before the date of the proposed Borrowing, (iii) in the case of a Term Benchmark Borrowing denominated in Australian Dollars or Yen, not later than 12:00 noon (New York City time) four Business Days before the date of the proposed Borrowing, (iv) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m. (New York City time), five RFR Business Days before the date of the proposed Borrowing (v) in the case of an RFR Borrowing denominated in Swiss Francs, not later than 11:00 a.m. (New York City time) five RFR Business Days before the date of the proposed Borrowing, (vi) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars, not later than 12:00 noon (New York City time) three Business Days before the date of the proposed Borrowing,. Each such Loan Notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date of such Borrowing, which shall be a Business Day, whether such Borrowing is to be of Delayed Draw Term Loans or Revolving Loans, the amount and Type of Borrowing, in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”, the Applicable Currency therefor, and the location and number of such Borrower’s account to which funds are to be disbursed. Promptly upon receipt of such Loan Notice, the Administrative Agent shall advise each Lender thereof and, if such Borrowing is in an Offshore Currency, of the aggregate Dollar Equivalent amount of such Borrowing and the rate used by the Administrative Agent to determine such aggregate Dollar Equivalent amount. Not later than 2:00 p.m. (New York City time) on the date of a proposed Borrowing (but, in the case of the proposed Borrowing on the Third Restatement Date, subject to the last sentence of 2.1.1(a)), each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with Same Day Funds covering such Lender’s pro rata share of such Borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such Borrowing have not been satisfied, the Administrative Agent shall pay over the requested amount to the applicable Borrower on the requested Borrowing date. Each Borrowing shall be on a Business Day. Each Borrowing shall be in an aggregate amount such that the Dollar Equivalent thereof is at least (x) in the case of a Borrowing for Parent, $3,000,000 and an integral multiple of $1,000,000 in excess thereof, and (y) in the case of a Borrowing for a Subsidiary Borrower, $1,000,000 and an integral multiple of $250,000 in excess thereof.
If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing made in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Loan Notice in accordance with this Section, the Administrative Agent shall advise each

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Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
2.2.3Conversion and Continuation Procedures.  Subject to the provisions of Section 2.2.1, the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) may, upon irrevocable written notice by delivering a Loan Notice (or in the case of a borrowing denominated in Dollars, telephonic notice (followed promptly by written confirmation thereof)) to the Administrative Agent in accordance with clause (b) below:
(i)elect, as of any Business Day, to convert any outstanding Loan denominated in Dollars into a Loan of a different type; or
(ii)elect, as of the last day of the applicable Interest Period, to continue any Group of Term Benchmark Loans having an Interest Period expiring on such day (or any part thereof in an aggregate amount such that the Dollar Equivalent thereof is not less than (x) in the case of Term Benchmark Loans to be made to Parent, $3,000,000 and an integral multiple of $1,000,000 in excess thereof, and (y) in the case of Term Benchmark Loans to be made to a Subsidiary Borrower, $1,000,000 and an integral multiple of $250,000 in excess thereof) for a new Interest Period.
(a)The applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) shall deliver a Loan Notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 1:30 p.m. (New York City time) on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of Term Benchmark Loans, 2:00 p.m. (New York City Time) at least (x) three Business Days prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Term Benchmark Loans denominated in Dollars, (y) four Business Days prior to the proposed date of such conversion or continuation, if the applicable Loans are to be converted into or continued as Offshore Currency Loans denominated in a currency specified in the definition of “Offshore Currency” as of the Third Restatement Date and (z) the number of Business Days determined by the Administrative Agent to be customary for its syndicated credit facilities, if the applicable Loans are to be converted into or continued as Offshore Currency Loans in a currency not covered by the preceding clause (y), specifying in each case:
(1)the proposed date of conversion or continuation;
(2)whether the Loans to be converted or continued are Delayed Draw Term Loans or Revolving Loans;
(3)the aggregate amount of Loans to be converted or continued;
(4)the type of Loans resulting from the proposed conversion or continuation; and
(5)in the case of conversion into, or continuation of, Term Benchmark Loans, the duration of the requested Interest Period therefor.

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(b)If upon expiration of any Interest Period applicable to any Term Benchmark Loan, the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) has failed to select timely a new Interest Period to be applicable to such Term Benchmark Loan, such Borrower shall be deemed to have elected to continue such Term Benchmark Loan with a one-month Interest Period effective on the last day of such Interest Period.
(c)The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2 or, if no timely notice is provided by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower), of the details of any automatic continuation.
(d)Unless the Required Lenders otherwise consent, during the existence of any Event of Default or Unmatured Event of Default, (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Offshore Currency shall bear interest at the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans, as applicable, denominated in any Offshore Currency shall either be (A) converted to a Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Offshore Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) by the earlier of (x) the date that is three Business Days after receipt by the Borrower Agent of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the applicable Borrower shall be deemed to have elected clause (A) above.
2.3Letter of Credit Procedures.
2.3.1
(a)On the Third Restatement Date, each Existing Letter of Credit shall be deemed to have been issued hereunder and shall be a “Letter of Credit” for all purposes hereof.
(b)Parent shall give written notice to the Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the applicable Issuing Lender shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit; provided, further, that at least five days’ prior notice (or such lesser number of days as the Administrative Agent and the applicable Issuing Lender shall agree in any particular instance) shall be required in respect of each Letter of Credit to be denominated

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in an Offshore Currency. Each such notice shall be accompanied by an L/C Application, duly executed by Parent (together with any Subsidiary for the joint account of which the related Letter of Credit is to be issued) and in all respects reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender, together with such other documentation as the Administrative Agent or such Issuing Lender may reasonably request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated, which shall be Dollars or an Offshore Currency, whether such Letter of Credit is to be transferable and the expiration date of such Letter of Credit (which shall not be later than the earlier of (i) two years from the date of issuance thereof and (ii) seven days prior to the Revolving Maturity Date (unless either (A) all of the Revolving Lenders and the applicable Issuing Lender have approved such expiration date or (B) such Letter of Credit is a Supported Letter of Credit or Parent confirms in writing to the applicable Issuing Lender not later than the seventh day prior to the Revolving Maturity Date that such Letter of Credit will be a Supported Letter of Credit on the Revolving Maturity Date and such Letter of Credit is in fact a Supported Letter of Credit on the Revolving Maturity Date; provided that such expiration date shall not be later than one year after the Revolving Maturity Date)). So long as the applicable Issuing Lender has not received written notice that the conditions precedent to the issuance of a Letter of Credit have not been satisfied, such Issuing Lender shall issue such Letter of Credit on the requested issuance date. The applicable Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. Notwithstanding any other provision of this Agreement, no Issuing Lender shall have any obligation to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending or extending such Letter of Credit, or request that such Issuing Lender refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular; (ii) the issuance, amendment or extension of such Letter of Credit would violate any law, rule or regulation or any policy of such Issuing Lender; (iii) such Letter of Credit is to be denominated in a currency other than Dollars or any Offshore Currency; or (iv) a default of any Revolving Lender’s obligation to fund under Section 2.3.5 exists or any Revolving Lender is otherwise a Defaulting Lender, unless such Letter of Credit is a Supported Letter of Credit, such Revolving Lender’s obligation to fund under Section 2.3.5 has been Cash Collateralized or such Issuing Lender has otherwise entered into satisfactory arrangements with Parent or such Revolving Lender to eliminate such Issuing Lender’s risk with respect to such Revolving Lender. Without limiting the foregoing, Parent shall cause all Letters of Credit that are outstanding on the Revolving Maturity Date to be Supported Letters of Credit on or prior to the Revolving Maturity Date if such Letters of Credit are to remain outstanding after the Revolving Maturity Date.
2.3.2Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit (or, in the case of the Existing Letters of Credit, on the Third Restatement Date), the applicable Issuing Lender shall be deemed to have sold and transferred to each other Revolving

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Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Lender’s Percentage, in such Letter of Credit (or, if applicable, all Existing Letters of Credit) and Parent’s reimbursement obligations with respect thereto. Each Revolving Lender agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by Parent (or applicable Subsidiary) in accordance with the terms of this Agreement (or in the event that any reimbursement received by the applicable Issuing Lender shall be required to be returned by it at any time), such Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Lender upon demand an amount equal to such Revolving Lender’s Percentage of the amount that is not so reimbursed (or is so returned). Each Revolving Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Issuing Lender, Parent or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default or the failure to satisfy any of the other conditions specified in Section 11, (iii) any adverse change in the condition (financial or otherwise) of Parent or its Subsidiaries, (iv) any breach of this Agreement or any other Loan Document by Parent, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Issuing Lender hereby agrees, upon request of the Administrative Agent or any Revolving Lender, to deliver to such Revolving Lender a list of all outstanding Letters of Credit, together with such information related thereto as such Revolving Lender may reasonably request.
If any amount required to be paid by any Revolving Lender to an Issuing Lender pursuant to this Section 2.3.2 in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Revolving Lender shall pay to such Issuing Lender on demand an amount equal to the product of (i) the Dollar Equivalent of such amount, times (ii) the daily average NYFRB Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving Lender pursuant to this Section 2.3.2 is not made available to such Issuing Lender by such Revolving Lender within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such Revolving Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans that are Revolving Loans. A certificate of an Issuing Lender submitted to any applicable Revolving Lender with respect to any amounts owing under this Section 2.3.2 shall be conclusive in the absence of manifest error.
2.3.3Reimbursement Obligations. Upon an Issuing Lender’s determination that documents presented by the Letter of Credit beneficiary or transferee thereof for payment under a Letter of Credit are in compliance with the terms and conditions thereof, the applicable Issuing Lender will promptly notify Parent and the Administrative Agent that compliant documents have

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been received and informing them of the Honor Date. Parent shall (or, if the applicable Letter of Credit was issued jointly for the account of Parent and a Subsidiary or for the account of a Subsidiary, shall cause such Subsidiary to) reimburse the applicable Issuing Lender through the Administrative Agent prior to 12:00 p.m. (New York City time) on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an “Honor Date”); provided that if Parent does not receive notice of the amount paid by the applicable Issuing Lender prior to 10:00 a.m. (New York City time) on such Honor Date, Parent shall (or shall cause the applicable Subsidiary to) reimburse such Issuing Lender, in the same currency as was paid by such Issuing Lender or, at Parent’s option, in an amount in Dollars equal to the Dollar Equivalent of the amount so paid by such Issuing Lender, not later than 12:00 p.m. (New York City time) on the Business Day immediately following the date on which Parent receives notice of the amount so paid by such Issuing Lender (and such reimbursement shall include interest for the period from the Honor Date to the date of reimbursement at the Base Rate (or such other rate as Parent and such Issuing Lender shall agree) on the Dollar Equivalent of the amount so reimbursed). If Parent (or if the applicable Letter of Credit was issued jointly for the account of Parent and a Subsidiary, Parent or such Subsidiary) fails to reimburse the applicable Issuing Lender for the full amount of any drawing under any Letter of Credit by the time specified in the previous sentence, at the option of the applicable Issuing Lender, the Administrative Agent will promptly notify each Revolving Lender thereof, and Parent shall be deemed to have requested that Base Rate Revolving Loans in an amount equal to the Dollar Equivalent of such unreimbursed amount be made by Revolving Lenders on the date the Administrative Agent provides such notice (or, if such notice is provided by the Administrative Agent after 11:00 a.m. (New York City time) on any Business Day, on the immediately following Business Day, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 11.2). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.3.3 may be oral if immediately confirmed in writing (including by electronic communication); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.3.4Limitation on Obligations of Issuing Lender. In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation to Parent or any Revolving Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. The parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Any action taken or omitted to be taken by the applicable Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon such Issuing Lender any liability to Parent, its Subsidiaries or any Revolving Lender and shall not reduce or impair Parent’s reimbursement obligations set forth in Section 2.3.3 or the obligations of the Revolving Lenders pursuant to Section 2.3.5.

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2.3.5Funding by Revolving Lenders. Each Revolving Lender shall upon any notice pursuant to Section 2.3.3 make available to the Administrative Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Percentage of the Dollar Equivalent of the amount of the applicable drawing, whereupon the participating Revolving Lenders shall (subject to Section 2.3.6) each be deemed to have made a Base Rate Revolving Loan to Parent in that amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Revolving Lender’s Percentage of the Dollar Equivalent of the amount of the applicable drawing by 12:00 noon (New York City time) on the Honor Date, then interest shall accrue on such amount, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the NYFRB Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 2.3.5.
2.3.6L/C Borrowings. With respect to any unreimbursed drawing that is not converted into Base Rate Revolving Loans to Parent in whole or in part, because of Parent’s failure to satisfy the conditions set forth in Section 11.2 or for any other reason, Parent shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the Dollar Equivalent of the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Base Rate Margin plus 2.0% per annum, and each Revolving Lender’s payment to such Issuing Lender pursuant to Section 2.3.5 shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.3.
2.3.7Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the applicable Issuing Lender of immediately available funds from or on behalf of Parent (a) in reimbursement of any payment or disbursement under a Letter of Credit with respect to which a Revolving Lender has paid the Administrative Agent for the account of such Issuing Lender the amount of such Revolving Lender’s participation therein or (b) in payment of any interest thereon, the Administrative Agent will pay to such Revolving Lender its pro rata share (according to its Percentage) thereof (and such Issuing Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Administrative Agent the amount of such Revolving Lender’s participation in such payment or disbursement).
2.3.8Obligations Unconditional. Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 2.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the applicable Issuing Lender and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuing Lender, Parent or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (c) any other circumstance, happening or event

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whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans under this Section 2.3 is subject to the conditions set forth in Section 11.2.
2.3.9Reimbursement Obligations Unconditional. The obligations of Parent under this Agreement and any L/C Application to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid in accordance with the terms of this Agreement and each applicable L/C Application under all circumstances, including the following:
(a)any lack of validity or enforceability of any Letter of Credit or this Agreement or any L/C Application, or any term or provision therein;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Parent in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from any L/C Application;
(c)the existence of any claim, set-off, defense or other right that Parent may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C Application or any unrelated transaction;
(d)any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;
(e)any payment by such Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of any Letter of Credit; or any payment made by such Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any bankruptcy, insolvency or similar proceeding;
(f)any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of Parent in respect of any Letter of Credit; or
(g)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against, Parent or a guarantor.
Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error,

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omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Lender; provided that nothing in this Section 2.3.9 shall be construed to excuse an Issuing Lender from liability to Parent to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages) suffered by Parent or any Subsidiary that are caused by such Issuing Lender’s failure to exercise the agreed standard of care in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination.
2.3.10Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable Issuing Lender and Parent when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (“ISP98”) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”), shall apply to each commercial Letter of Credit (it being understood that if applicable local law or other governing rules require the UCP to apply to a standby Letter of Credit, the UCP and not ISP98 shall so apply).
2.3.11Utilization of Offshore Currencies. In the case of a proposed issuance of a Letter of Credit denominated in an Offshore Currency, an Issuing Lender shall be under no obligation to issue such Letter of Credit if such Issuing Lender cannot issue Letters of Credit denominated in the requested Offshore Currency, in which event such Issuing Lender will give notice to Parent no later than 10:30 a.m. (New York City time) on the third Business Day prior to the date of such issuance that the issuance in the requested Offshore Currency is not then available. If the applicable Issuing Lender shall have so notified Parent that any such issuance in a requested Offshore Currency is not then available, then such requested Letter of Credit shall not be issued unless Parent, by notice to such Issuing Lender not later than 5:00 p.m. (New York City time) three Business Days prior to the requested date of such issuance, requests that the Letter of Credit be denominated in Dollars and issued in an equivalent aggregate amount, in which case the Letter of Credit shall be so denominated and issued.
2.4Swing Line Loans.
2.4.1Swing Line Loans. Subject to the terms and conditions of this Agreement, each Swing Line Lender, on a several and not joint basis, may in its sole discretion make loans to Parent (collectively the “Swing Line Loans” and individually each a “Swing Line Loan”) from time to time in Dollars in accordance with this Section 2.4 in an aggregate amount not at any time exceeding the lesser of $150,000,000 and the aggregate Revolving Commitment (the “Swing Line Sublimit”); provided that, after giving effect to the making of each Swing Line Loan, (a) the aggregate Revolving Credit Exposure shall not exceed the aggregate Revolving

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Commitment, (b) unless otherwise agreed by the applicable Swing Line Lender in its sole discretion, such Swing Line Lender’s Revolving Credit Exposure shall not exceed such Swing Line Lender’s Revolving Commitment (in its capacity as a Revolving Lender) and (c) each other Revolving Lender’s Revolving Credit Exposure shall not exceed such Revolving Lender’s Revolving Commitment. Amounts borrowed under this Section 2.4 may be borrowed, repaid and reborrowed until the Revolving Maturity Date; provided that each outstanding Swing Line Loan shall be due and payable in full upon the earlier of (x) the second Business Day after the applicable Swing Line Lender’s demand therefor or, if later, the date that is five Business Days after the making of such Swing Line Loan and (y) the Revolving Maturity Date.
2.4.2Swing Line Loan Procedures. Parent shall give written or telephonic notice (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) to the applicable Swing Line Lender with a copy to the Administrative Agent of each proposed Swing Line Loan not later than 12:00 noon (New York City time) on the proposed date of such Swing Line Loan. Each such notice shall be effective upon receipt by the applicable Swing Line Lender and shall specify the date and amount of such Swing Line Loan, which shall be $50,000 or a higher integral multiple thereof. So long as the applicable Swing Line Lender has not received written notice that the conditions precedent set forth in Section 11 with respect to the making of such Swing Line Loan have not been satisfied, such Swing Line Lender may, in its sole discretion, pay over the requested amount to Parent on the requested Borrowing date. Concurrently with the making of any Swing Line Loan, the applicable Swing Line Lender shall be deemed to have sold and transferred, and each Revolving Lender shall be deemed to have purchased and received from such Swing Line Lender, an undivided interest and participation to the extent of such Revolving Lender’s Percentage in such Swing Line Loan (but such participation shall remain unfunded until required to be funded pursuant to Section 2.4.3).
2.4.3Refunding of, or Funding of Participations in, Swing Line Loans. Any applicable Swing Line Lender may at any time, in its sole discretion, upon at least three Business Days’ notice (or same day notice if an Event of Default exists) to Parent and the Administrative Agent (it being understood that any notice delivered after 9:00 a.m. (New York City time) shall be deemed received on the next Business Day), on behalf of Parent (which hereby irrevocably authorizes each Swing Line Lender to act on its behalf) deliver a notice to the Administrative Agent (which shall promptly notify each Revolving Lender of its receipt thereof) requesting that each Revolving Lender (including such Swing Line Lender in its individual capacity) make a Revolving Loan (which shall be a Base Rate Loan unless Parent makes a timely request for a Borrowing of Term Benchmark Loans denominated in Dollars) on the date specified in such notice in such Revolving Lender’s Percentage of the aggregate amount of such Swing Line Lender’s Swing Line Loans outstanding on such date for the purpose of repaying all such Swing Line Loans (and, upon receipt of the proceeds of such Revolving Loans, the Administrative Agent shall apply such proceeds to repay such Swing Line Loans); provided that if the conditions precedent to a Borrowing of Revolving Loans are not then satisfied or for any other reason the Revolving Lenders may not then make Revolving Loans, then instead of making Revolving Loans each Revolving Lender shall become immediately obligated to fund its participation in all of such Swing Line Lender’s outstanding Swing Line Loans and shall pay to the Administrative

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Agent for the account of such Swing Line Lender an amount equal to such Revolving Lender’s Percentage of such Swing Line Loans. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 p.m. (New York City time) on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of its obligation to fund its participation in Swing Line Loans (it being understood that any such notice received after 12:00 noon (New York City time) on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for the applicable Swing Line Lender’s account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the NYFRB Rate from time to time in effect and (b) thereafter, the Base Rate plus the Base Rate Margin from time to time in effect. Any Revolving Lender’s failure to make available to the Administrative Agent its Percentage of the amount of all outstanding Swing Line Loans of a Swing Line Lender shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender’s Percentage of such amount, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender’s Percentage of any such amount.
2.4.4Repayment of Participations. Upon (and only upon) receipt by the Administrative Agent for the account of the applicable Swing Line Lender of immediately available funds from or on behalf of Parent (a) in reimbursement of any Swing Line Loan with respect to which a Revolving Lender has paid the Administrative Agent for the account of such Swing Line Lender the amount of such Revolving Lender’s participation therein or (b) in payment of any interest on a Swing Line Loan, the Administrative Agent will pay to such Revolving Lender its pro rata share (according to its Percentage) thereof (and the applicable Swing Line Lender shall receive the amount otherwise payable to any Revolving Lender which did not so pay the Administrative Agent the amount of such Revolving Lender’s participation in such Swing Line Loan).
2.4.5Participation Obligations Unconditional. Each Revolving Lender’s obligation to make available to the Administrative Agent for the account of the applicable Swing Line Lender the amount of its participation interest in all of such Swing Line Lender’s Swing Line Loans as provided in Section 2.4.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Swing Line Lender or any other Person, (ii) the occurrence or continuance of an Event of Default or Unmatured Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Parent or any Subsidiary thereof, (iv) any termination of the Commitments or (v) any other circumstance, happening or event whatsoever.
(a)Notwithstanding the provisions of clause (a) above, no Revolving Lender shall be required to purchase a participation interest in any Swing Line Loan if, prior to the making by the applicable Swing Line Lender of such Swing Line Loan, such Swing Line Lender received written notice specifying that one or more of the conditions precedent to the making of such

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Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan.
2.5Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.
2.6Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, and no Issuing Lender shall have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.
2.7Subsidiary Borrowers.
(a)On or after the Third Restatement Date, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), Parent may designate any wholly-owned Subsidiary (other than any Securitization Subsidiary) as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Supplement executed by such Subsidiary and Parent together with a Note in favor of each requesting Revolving Lender, and such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and party to this Agreement (until its status as a Subsidiary Borrower is terminated in accordance with clause (c) below). As soon as practicable upon receipt of a Subsidiary Borrower Supplement, the Administrative Agent will deliver a copy thereof to each Revolving Lender.
(b)Notwithstanding the foregoing clause (a), (i) no Subsidiary Borrower that is a Domestic Subsidiary may borrow Revolving Loans prior to the fifth Business Day after the Administrative Agent has distributed copies of the applicable Subsidiary Borrower Supplement pursuant to the last sentence of clause (a) and (ii) no Subsidiary Borrower that is a Foreign Subsidiary may (x) borrow Revolving Loans prior to the tenth Business Day after the Administrative Agent has distributed copies of the applicable Subsidiary Borrower Supplement pursuant to the last sentence of clause (a) or (y) borrow or maintain Revolving Loans if any Lender has notified the Administrative Agent (which notice has not been withdrawn) that such Lender has determined in good faith that (A) as of the date such Subsidiary Borrower is eligible to borrow Revolving Loans pursuant to the foregoing clause (b)(ii)(x) or (B) as the result of the introduction of, any change in, or any change in the interpretation or administration of any applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case described in this clause (B) after the date on which such Subsidiary Borrower was first eligible to borrow pursuant to the foregoing clause (b)(ii)(x), such Lender cannot make or maintain Loans to such Subsidiary Borrower without (1) adverse tax or legal consequences (including any consequences resulting from exchange controls or capital controls) unless such consequences only involve the payment of money, in which case such Subsidiary Borrower may borrow and maintain Revolving Loans if it agrees to pay such Lender such amounts as such Lender determines in good faith are necessary to compensate such Lender for such consequences, or such consequences relate to FATCA or (2) violating (or raising a substantial question as to whether such Lender would violate) any

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applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law).
(c)So long as the principal of and interest on all Loans made to any Subsidiary Borrower under this Agreement shall have been paid in full and all other obligations of such Subsidiary Borrower in such capacity (other than any contingent indemnification or similar obligation not yet due and payable) shall have been fully performed, such Subsidiary Borrower may, upon not less than five Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate its status as a “Subsidiary Borrower”.
2.8Utilization of Commitments in Offshore Currencies; Valuation.
(a)The Administrative Agent will determine the Dollar Equivalent amount of each Term Benchmark Loan or RFR Loan and each Letter of Credit denominated in a currency other than Dollars on each Computation Date, and such determination shall be conclusive absent demonstrable error. Such Dollar Equivalent shall become effective as of such Computation Date and shall be the Dollar Equivalent of such amounts until the next Computation Date to occur. The Administrative Agent will provide Parent with the amount so determined upon request and, in any event, promptly following the end of each month.
(b)Upon receipt of any notice of Borrowing of Offshore Currency Loans, the Administrative Agent will promptly notify if such Loans are Revolving Loans, each Revolving Lender of the approximate amount of such Lender’s Percentage of such Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in such notice of Borrowing, promptly notify each Revolving Lender of the exact amount of such Revolving Lender’s Percentage of such Borrowing. In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Revolving Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from, in the case of a proposed Borrowing comprised of Revolving Loans, any Revolving Lender by 10:00 a.m. (New York City time) three Business Days prior to the day of such Borrowing that such Revolving Lender cannot provide Loans in such Offshore Currency without adverse tax or legal consequences (excluding consequences relating to FATCA), in which event the Administrative Agent will give notice to Parent no later than 4:00 p.m. (New York City time) three Business Days prior to the requested date of such Borrowing that a Borrowing in such Offshore Currency is not then available, no such Borrowing shall be made and any request for a Revolving Loan in such Offshore Currency shall be deemed withdrawn and shall otherwise be without effect.
(c)In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.2.3, the Revolving Lenders shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from any Revolving Lender by 10:00 a.m. (New York City time) three Business Days prior to the day of such continuation that such Revolving Lender cannot continue to provide Loans in the applicable Offshore Currency, in which event the Administrative Agent will give notice to Parent not later than 4:00 p.m. (New York City time) three Business Days prior to the

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requested date of such continuation that the continuation of such Offshore Currency Loans in such Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Revolving Lenders. If the Administrative Agent shall have so notified Parent that any such continuation of Offshore Currency Loans is not then available, any notice of continuation with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Revolving Loans consisting of Base Rate Loans assumed by Parent in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify Parent and the Revolving Lenders of any such redenomination and in such notice by the Administrative Agent to such Revolving Lenders the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans assumed by Parent as of the Computation Date with respect thereto and the amount of such redenominated Offshore Currency Loans outstanding for the account of each applicable Revolving Lender.
(d)Parent shall be entitled to request that Revolving Loans hereunder shall also be permitted to be made in any other lawful currency, in addition to Dollars and the currencies specified in the definition of “Offshore Currency” that in the opinion of each Revolving Lender is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an “Agreed Alternative Currency”). Parent shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 14.3, to be received by the Administrative Agent not later than noon (New York City time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Revolving Lenders thereof, and each such Revolving Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Revolving Lender may grant or deny such request in its sole discretion. The Administrative Agent will promptly notify Parent of the acceptance or rejection of any such request.
2.9Additional Cash Collateral.
(a)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the applicable Issuing Lender (with a copy to the Administrative Agent) Parent shall Cash Collateralize such Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender).
(b)Parent and, to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grant to the Administrative Agent, for the benefit of each Issuing Lender, and Parent and, as applicable, such Defaulting Lender, agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and each Issuing Lender as herein provided (other than any Lien described in Section 10.8(a) or (h)), or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure, Parent will, promptly upon demand by

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the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lenders).
(c)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.9 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.9, and shall promptly be returned to Parent following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the applicable Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.10, the Person providing Cash Collateral and such Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
2.10Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.1.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 12 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.5 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender or each Swing Line Lender hereunder; third, to Cash Collateralize each Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.9; fourth, as Parent may request (so long as no Event of Default or Unmatured Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Parent, to be held in a deposit account (as contemplated by the definition of “Cash Collateralize” in Section 1) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to

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Loans under this Agreement and (y) Cash Collateralize each Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.9; sixth, to the payment of amounts owing to the Lenders, each Issuing Lender or each Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or any Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default or Unmatured Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loan was made or the related Letter of Credit was issued at a time when the conditions set forth in Section 11.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with applicable Commitments without giving effect to clause (iv) below. Any payment, prepayment or other amount paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a) or Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.
(iii) (A) No Defaulting Lender shall be entitled to receive any non-use fee (pursuant to Section 5.1 or otherwise) for any period during which that Lender is a Defaulting Lender (and Parent shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender); and (B) each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 5.2 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.9; and with respect to any Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to the foregoing clause (B), Parent shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) to the extent not Cash Collateralized by Parent, pay to each Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

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(iv) All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages but only to the extent that such reallocation does not cause the sum of (A) the Dollar Equivalent principal amount of all Revolving Loans of any Non-Defaulting Lender plus (B) such Non-Defaulting Lender’s Facility Percentage of the sum of the outstanding Swing Line Loans and the aggregate Stated Amount of all Letters of Credit to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Parent shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, ratably prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, ratably Cash Collateralize each Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.9
(b)Defaulting Lender Cure. If Parent, the Administrative Agent and, in the case of Revolving Lenders, each Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral or Backup Support), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their respective Percentages (without giving effect to clause (a)(iv) above), as applicable, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swing Line Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loan unless it is reasonably satisfied that it has no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it has no Fronting Exposure after giving effect thereto.
2.11Borrower Agent. Each Borrower hereby designates Parent (in such capacity, the “Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or

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receipt of communications, receipt and payment of obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Lender or any Lender. The Borrower Agent hereby accepts such appointment. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Borrower Agent on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice to or communication with a Borrower or other Loan Party hereunder to the Borrower Agent on behalf of such Borrower or other Loan Party. Each of the Administrative Agent, the Issuing Lender and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents.
Section 3EVIDENCE OF DEBT.
3.1Lender Records. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing hereunder or under any other Loan Document. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit A (each a “Note”), which shall evidence such Lender’s Delayed Draw Term Loans or Revolving Loans, in addition to such accounts or records. Each Lender may attach schedules to its Note (or Notes) and endorse thereon the date, type (if applicable), amount and maturity of its Loans and payments with respect thereto.
3.2Administrative Agent Records. In addition to the accounts and records referred to in Section 3.1, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 4INTEREST.
4.1Interest Rates; Default Interest.
4.1.1Interest Rates for Loans. Each Borrower promises to pay interest on the unpaid principal amount of each Loan made to it for the period commencing on the date such Loan is made until such Loan is paid in full as follows:

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(a)at all times such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Base Rate Margin from time to time in effect;
(b)at all times such Loan is a Term Benchmark Loan, at a rate per annum equal to the sum of the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate, as applicable for the Interest Period in effect for such Borrowing plus the Term Benchmark Margin from time to time in effect; and
(c)at all times such Loan is an RFR Loan, at a rate per annum equal to the sum of the applicable Daily Simple RFR plus the RFR Margin.
4.1.2Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to Base Rate Loans as provided in paragraph (a) of this Section (the foregoing clauses (i) and (ii), as applicable, the “Default Rate”).
4.1.3Interest Rates on Swing Line Loans. Parent promises to pay interest on the unpaid principal amount of each Swing Line Loan for the period commencing on the date such Swing Line Loan is made until the date such Swing Line Loan is paid in full at the rate applicable from time to time for Base Rate Loans pursuant to Section 4.1.1 (or with respect to any Swing Line Lender, such other rate per annum as agreed to from time to time between Parent and such Swing Line Lender and notified to the Administrative Agent by the Swing Line Lender and Parent in writing) (it being understood that if at any time the Lenders become obligated to fund their participations in any Swing Line Loan pursuant to Section 2.4.3, such Swing Line Loan shall be converted to bear interest at the rate applicable from time to time for Base Rate Loans pursuant to Section 4.1.1).
4.2Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (1) interest accrued pursuant to Section 4.1.2 shall be payable on demand, (2) after maturity, accrued interest on all Loans shall be payable on demand and (3) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
4.3Setting and Notice of Relevant Rates. The applicable Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate for each Interest Period shall be determined by the Administrative Agent, which shall give notice thereof to the Borrower Agent and each Lender. Each determination of the applicable Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted Term CORRA Rate or the Adjusted AUD Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The

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Administrative Agent shall, upon written request of the Borrower Agent or any Lender, deliver to the Borrower Agent or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Relevant Rate hereunder.
4.4Computation of Interest. Interest computed by reference to the Term SOFR Rate, the EURIBOR Rate, the AUD Rate, the CORRA or Daily Simple RFR with respect to Swiss Francs hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the TIBOR Rate or the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All other computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days or on such other basis as the Administrative Agent shall determine is customary for the relevant currency. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.
Section 5FEES.
5.1Non-Use Fee. Subject to Section 2.10(a)(iii)(A), Parent agrees to pay to the Administrative Agent (i) for the account of each Revolving Lender a non-use fee, for the period from the Third Restatement Date to, but excluding, the Revolving Maturity Date, at a rate per annum equal to the Non-Use Fee Rate in effect from time to time of the daily amount of the unused portion of such Revolving Lender’s Revolving Commitment (the “Revolving Non-Use Fee”) and (ii) for the account of each Delayed Draw Term Lender a non-use fee, for the period from the date that is 91 days following the Third Restatement Date to, but excluding, the Delayed Draw Commitment Termination Date, at a rate per annum equal to the Non-Use Fee Rate in effect from time to time of such Delayed Draw Term Lender’s Delayed Draw Term Loan Commitment (the “Delayed Draw Term Loan Non-Use Fee”). For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of the sum of the aggregate Dollar Equivalent outstanding principal amount of all Revolving Loans (but not Swing Line Loans) and the Stated Amount of all Letters of Credit. Such Revolving Non-Use Fee shall be payable in arrears on the fifteenth calendar day following the last Business Day of each calendar quarter and on the Revolving Maturity Date for any period then ending for which such non-use fee shall not have theretofore been paid. Such Delayed Draw Term Loan Non-Use Fee shall be payable in arrears on the fifteenth calendar day following the last Business Day of each calendar quarter and on the Delayed Draw Commitment Termination Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.
5.2Letter of Credit and Other Fees. Parent agrees to pay to the Administrative Agent for the account of the Revolving Lenders pro rata according to their respective Percentages a letter of credit fee for each Letter of Credit in an amount equal to the applicable L/C Fee Rate per annum in effect from time to time of the Dollar Equivalent of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fee shall be payable in arrears on the fifteenth calendar day following the last Business Day of each calendar quarter and on the Revolving Maturity Date

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(and, if any Letter of Credit remains outstanding on the Revolving Maturity Date, thereafter on demand) for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.
(a)Parent agrees to pay each Issuing Lender a fronting fee for each Letter of Credit in the amount separately agreed between Parent and such Issuing Lender from time to time.
(b)In addition, with respect to each Letter of Credit, Parent agrees to pay to each Issuing Lender, for its own account, such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.
(c)Parent shall, without duplication to the fees referred to above in clauses (a), (b) and (c) pay, or cause to be paid, to the Administrative Agent and the Lead Arrangers (or their Affiliates) for their account (or that of their applicable Affiliates) such fees as separately agreed between Parent or its Subsidiaries and the Administrative Agent and/or the Lead Arrangers pursuant to any fee or similar letters.
Section 6CHANGES IN COMMITMENTS; PREPAYMENTS; AMORTIZATION; REPAYMENT OF LOANS.
6.1Changes in Commitments.
6.1.1Voluntary Reduction or Termination of the Revolving Commitment.   Parent may from time to time on at least three Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Credit Exposure. Any such reduction shall be in an amount not less than $3,000,000 or a higher integral multiple of $1,000,000; provided that the Revolving Commitment may not be reduced to an amount that is less than the sum of (A) the outstanding Dollar Equivalent principal amount of Revolving Loans and Swing Line Loans (after giving effect to any concurrent prepayment thereof), and (B) the Stated Amount of all Letters of Credit (plus any automatic increases to the maximum amount available for drawing thereunder). All reductions of the Revolving Commitment shall reduce the Revolving Commitment pro rata among the Revolving Lenders according to their respective pro rata share of the Revolving Commitments.
(a)Parent may at any time on at least three Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Revolving Lender thereof) terminate the Revolving Commitment upon payment in full of all Revolving Loans and Swing Line Loans and all other obligations of Parent hereunder in respect of such Revolving Loans and Swing Line Loans and Cash Collateralization in full or the provision of other Backup Support, pursuant to documentation in form and substance reasonably satisfactory to each Issuing Lender, of all obligations arising with respect to the Letters of Credit. Each notice delivered by Parent pursuant to this clause (b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by Parent may state that such notice is conditioned upon the consummation of another transaction, in which case such notice may be revoked by

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Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), Parent may notify the Administrative Agent that it desires to reduce the Revolving Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Revolving Commitment of that Combined Lender which had the largest Revolving Commitment of each of the Combined Lenders party to such Combination (such largest Revolving Commitment being the “Surviving Commitment” and the Revolving Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Revolving Commitment, then (i) the aggregate amount of the Revolving Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as Parent may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Revolving Loans of each of the Combined Lenders other than the Combined Lender whose Revolving Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) Parent shall notify the Administrative Agent whether it wishes such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then Parent shall be responsible for finding one or more financial institutions (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Lender hereunder with aggregate Revolving Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 6.1.1(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Revolving Commitments requested by Parent had occurred (i.e., the Combined Lenders shall be deemed to have a single Revolving Commitment equal to the Surviving Commitment and the aggregate amount of the Revolving Commitments shall be deemed to have been reduced by the Retired Commitments).
6.1.2Mandatory Reduction of Commitments. Unless previously terminated, the Revolving Commitment shall terminate on the Revolving Maturity Date. Unless previously terminated, the Delayed Draw Term Loan Commitment (other than any Incremental Term Loan Commitments) shall terminate on the Delayed Draw Commitment Termination Date. Any Incremental Term Loan Commitment shall terminate as provided in the applicable Incremental Assumption Agreement.
6.1.3Incremental Term Loan Commitments.

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(a)Parent may, by written notice to the Administrative Agent, request Incremental Term Loan Commitments in an aggregate amount not to exceed the Incremental Facility Amount at such time, from one or more Incremental Term Lenders (which may include any existing Lender willing to provide the same, in their own discretion); provided that each such Person, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (acting reasonably). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Facility Amount), the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iii) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).
(b)The Borrower Agent, the applicable Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Lender. Each Incremental Assumption Agreement in respect of Incremental Term Loan Commitments shall specify the terms of the Incremental Term Loans to be made thereunder.
(c)The scheduled amortization and maturity of any Incremental Term Loans shall be as set forth in the applicable Incremental Assumption Agreement; provided that in no event shall (i) the final maturity date of any new Incremental Term Loans be earlier than the latest final maturity date of any then outstanding Class of Term Loans and (ii) the weighted average life to maturity of any new Incremental Term Loans be less than the weighted average life to maturity of any then outstanding Class of Term Loans (other than as necessary to make any such Incremental Term Loans fungible with the outstanding Delayed Draw Term Loans, as applicable).
(d)Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 6.1.3 unless, (i) subject to the Limited Condition Acquisition provisions in Section 1.3, no Event of Default or Unmatured Event of Default exists or would result therefrom and (ii) the Administrative Agent shall have received certified copies of authorizing resolutions of the Board of Directors of Parent and applicable Borrower authorizing such Incremental Term Loan Commitments.
6.1.4Optional Increase in Revolving Commitment. Subject to the Limited Condition Acquisition provisions in Section 1.3, so long as no Event of Default or Unmatured Event of Default exists or would result therefrom and notwithstanding any contrary provision of Section 6.1.1, Parent may, by means of a letter to the Administrative Agent substantially in the form of Exhibit E, request that the Revolving Commitment be increased by (a) increasing the Revolving Commitment of one or more Revolving Lenders which have agreed to such increase (it being understood that no Revolving Lender shall have any obligation to increase its Revolving Commitment pursuant to this Section 6.1.4) and/or (b) adding one or more commercial banks or

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other Persons as a party hereto with a Revolving Commitment in an amount agreed to by any such commercial bank or other Person; provided that (i) no commercial bank or other Person shall be added as a party hereto without the written consent of the Administrative Agent and, in the case of Revolving Commitments, the Swing Line Lenders and the Issuing Lenders (in each case, which shall not be unreasonably withheld); (ii) in no event shall the aggregate amount of all increases of the Revolving Commitment pursuant to this Section 6.1.4 exceed the Incremental Facility Amount; and (iii) no such increase shall increase the Offshore Currency Sublimit, the amount of the Swing Line Sublimit (without the consent of each Swing Line Lender) or the L/C Sublimit (without the consent of each Issuing Lender). Any increase in the Revolving Commitment pursuant to this Section 6.1.4 shall be effective three Business Days (or such other period of time as may be agreed upon by Parent, the Administrative Agent and the Lenders or other Persons participating in such increase) after the date on which the Administrative Agent has (A) received certified copies of authorizing resolutions of the Board of Directors of Parent authorizing such increase (or authorizing the maximum increase amount specified in clause (ii) above) and (B) received and accepted (such acceptance not to be unreasonably withheld) the applicable increase letter in the form of Annex 1 to Exhibit E (in the case of an increase in the Revolving Commitment of an existing Revolving Lender) or assumption letter in the form of Annex 2 to Exhibit E (in the case of the addition of a commercial bank or other Person as a new Lender). The Administrative Agent shall promptly notify Parent and the Lenders of any increase in the Revolving Commitment pursuant to this Section 6.1.4 and of the Revolving Commitment of each Revolving Lender after giving effect thereto. Parent acknowledges that, in order to maintain Loans in accordance with each Lender’s pro rata share (based on their Revolving Commitments), a reallocation of the Commitments as a result of a non-pro-rata increase in such Revolving Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 8.4).
6.2Prepayments.
6.2.1Any Borrower may from time to time prepay Loans in whole or in part, without premium or penalty, provided that the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than (a) in the case of prepayment of a Term Benchmark Borrowing (w) denominated in Dollars, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment, (x) denominated in Euros or Yen, not later than 12:00 p.m. (New York City time) three Business Days before the date of prepayment, (y) denominated in Australian Dollars, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment, (z) denominated in Canadian Dollars, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment, (b) in the case of prepayment of an RFR Revolving Borrowing (x) denominated in Pounds Sterling, not later than 11:00 a.m. (New York City time), five RFR Business Days before the date of prepayment and (y) denominated in Swiss Francs, not later than 11:00 a.m. (New York City time) five RFR Business Days before the date of prepayment, (c) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m. (New York City time) one Business Day before the date of such prepayment in each case specifying the Loans to be prepaid and the date and amount of prepayment or (d) in the case of prepayment of a Swing Line Loan, not later than

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12:00 noon (New York City time) on the date of the prepayment. Subject to Section 2.2.1, each partial prepayment of Revolving Loans shall be in a minimum amount such that the Dollar Equivalent thereof is $1,000,000 and an integral multiple of $1,000,000 in excess thereof. Each partial prepayment of Delayed Draw Term Loans shall be in a minimum amount of $3,000,000 and an integral multiple of $1,000,000 in excess thereof. Prepayments of Revolving Loans shall be applied pro rata to the applicable Revolving Loans of all Revolving Lenders based on the outstanding amount thereof for the account of such applicable Revolving Lender. Prepayments of Delayed Draw Term Loans shall be applied pro rata to applicable Delayed Draw Term Loans of all Delayed Draw Term Lenders based on the outstanding amount thereof for the account of such applicable Delayed Draw Term Loans. Any prepayment of a Term Benchmark Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Each notice of prepayment under this Section 6.2.1 shall be irrevocable; provided that a notice delivered by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) of the prepayment of Loans in connection with the termination of the Commitments pursuant to Section 6.1.1(b) may state that such notice is conditioned upon the consummation of another transaction, in which case such notice may be revoked by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
6.2.2If on any date the aggregate Revolving Credit Exposure exceeds the aggregate Revolving Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and/or L/C Advances and/or Cash Collateralize (or promptly provide other Backup Support for) the outstanding Letters of Credit in an amount equal to such excess.
6.2.3If at any time of calculation by the Administrative Agent (pursuant to Section 2.8(a) or otherwise), (a) the sum of the Dollar Equivalent principal amount of all outstanding Offshore Currency Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency exceeds 105% of the Offshore Currency Sublimit or (b) the sum of the Dollar Equivalent principal amount of all outstanding Offshore Currency Loans that are Revolving Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency exceeds the aggregate Revolving Commitment, the applicable Borrowers shall, within two Business Days after receipt of notice thereof, (i) in the case of clause (a) above, prepay Offshore Currency Loans and/or Cash Collateralize (or promptly provide other Backup Support for) the Letters of Credit denominated in an Offshore Currency in an amount sufficient to cause the sum of the Dollar Equivalent principal amount of all outstanding Offshore Currency Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency to be less than or equal to the Offshore Currency Sublimit or (ii) in the case of clause (b) above, prepay Offshore Currency Loans that are Revolving Loans and/or Cash Collateralize (or promptly provide other Backup Support for) Letters of Credit denominated in an Offshore Currency in an amount sufficient to cause the sum of the Dollar Equivalent principal amount of all outstanding Offshore Currency Loans that are Revolving Loans plus the Stated Amount of all Letters of Credit denominated in an Offshore Currency to be less than or equal to the Revolving Commitment.

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6.2.4Mandatory Prepayments and Reductions in Commitments.  Subject to clauses (c) and (d) below, on each occasion that Parent or any Subsidiary receives any Net Cash Proceeds in respect of any Prepayment Event, prior to the Delayed Draw Term Loan Funding Date, the Borrowers shall promptly (and in any event within five Business Days) provide written notification to the Administrative Agent of the Dollar amount of such Net Cash Proceeds and the Delayed Draw Term Loans Commitments shall be reduced by 100% of the Net Cash Proceeds received, it being agreed that to the extent no Delayed Draw Commitments are then outstanding at such time, to the extent any Revolving Loans are outstanding on such date, the Borrowers shall prepay Revolving Loans with any such Net Cash Proceeds on such date and (ii) on and following the Delayed Draw Term Loan Funding Date, the Borrowers shall promptly (and in any event within five Business Days) apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Delayed Draw Term Loans, it being agreed that to the extent no Delayed Draw Term Loans are then outstanding at such time, to the extent any Revolving Loans are outstanding on such date, the Borrowers shall prepay Revolving Loans with any such Net Cash Proceeds on such date; provided that notwithstanding the foregoing, such Net Cash Proceeds of a Prepayment Event may be applied towards the prepayment or purchase of other Debt having the same (including with respect to priority) credit support package (whether in terms of security and/or guarantees) as the Term Loans and/or the Revolving Loans, as applicable, to the extent the documentation governing such Debt requires such a prepayment or purchase (or commitment reduction) with Net Cash Proceeds in respect of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Debt (or committed amounts) and the denominator of which is the aggregate outstanding principal amount of Term Loans and/or the Revolving Loans, as applicable, and all such other Debt (or committed amounts). Subject to clause (b) below, each prepayment of outstanding Loans required to be made pursuant to this paragraph shall be allocated pro rata among the Term Loans (including the Delayed Draw Term Loans and the Other Term Loans (if any)) or, if applicable, pro rata among the Revolving Loans, and, in the case of the Other Term Loans, if applicable and unless otherwise specified in the applicable Incremental Assumption Agreement, applied against the remaining scheduled installments of principal due in respect of the Other Term Loans, if applicable, as directed by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower).
(a)The Borrower Agent shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to Section 6.2.4 at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Loans of the contents of the Borrower Agent’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds” and such rejecting Lenders, the “Declining Proceeds Lenders”) of Loans required to be made pursuant to Section 6.2.4(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Borrower Agent no later than 4:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each

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Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds remaining thereafter, first, if there are Term Loans outstanding, shall be offered to the Term Lenders (other than any Declining Proceeds Lender) on a pro rata basis (based on their outstanding Term Loans), which Lenders may reject all or a portion of their pro rata shares of such Declined Proceeds, second, shall be offered to the Revolving Lenders (other than any Declining Proceeds Lender) on a pro rata basis (based on their outstanding Revolving Commitments), which Revolving Lenders may reject all or a portion of their pro rata shares of such remaining Declined Proceeds, and, third, to the extent any Declined Proceeds remain thereafter, shall not be subject to mandatory prepayment hereunder.
(b)Notwithstanding clause (a) above, if (x) Parent shall deliver a certificate of an Executive Officer to the Administrative Agent at or promptly following the time of receipt of any amount that would otherwise constitute Net Cash Proceeds of an Asset Sale setting forth Parent’s intent to reinvest such proceeds in productive assets or businesses within 365 days of receipt of such proceeds (the “Investment Period”) and (y) no Event of Default shall have occurred and shall be continuing at the time of the delivery of such certificate, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such Investment Period (or, if Parent commits to reinvest such proceeds within such Investment Period, within 180 days of the end of such Investment Period), at which time such proceeds shall be deemed to be Net Cash Proceeds.
(c)Parent shall not be required to prepay by any amount that would otherwise be required pursuant to clause (a) above to the extent (i) the relevant Net Cash Proceeds are generated by any Foreign Subsidiary and the repatriation to Parent of any such Net Cash Proceeds would be prohibited, restricted or delayed under any applicable law or conflict with the fiduciary duties of such Foreign Subsidiary’s directors or officers or (ii) the relevant Net Cash Proceeds are generated by any Foreign Subsidiary and the repatriation of such Net Cash Proceeds to Parent would result in adverse tax consequences as reasonably determined by Parent; provided that upon Parent obtaining knowledge that such circumstance in clause (i) and/or clause (ii), as applicable, ceases to apply, such Net Cash Proceeds shall be deemed received for purposes of clause (a) above and any prepayment or reduction requirements applicable thereto.
6.2.5Dutch Auction.
(a)Notwithstanding anything to the contrary contained in any Loan Document, Borrower Agent may conduct Dutch auctions from time to time in order to purchase Term Loans (each, an “Auction”) (each such Auction to be managed exclusively by the Administrative Agent or another investment bank(s) of recognized standing selected by Borrower Agent following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

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(i)each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 6.2.5 and Schedule 6.2.5;
(ii)no Event of Default or Unmatured Event of Default shall (A) have occurred and be continuing on the date of the delivery of each Auction Notice or (B) have occurred at the time of purchase of any Term Loans or result from the purchase of any Term Loans, in each case in connection with any Auction;
(iii)the minimum principal amount (calculated on the face amount thereof) of the Term Loans that Parent offers to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Auction Manager);
(iv)both immediately before and immediately after giving effect to any purchase of the Term Loans pursuant to this Section 6.2.5, there shall be no Revolving Loans outstanding;
(v)the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Parent shall automatically be cancelled and retired by Parent on the settlement date of the relevant purchase (and may not be resold) and all rights of Parent as a Lender related to any Term Loans so purchased by Parent shall automatically and immediately, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably terminated, extinguished, cancelled and of no further force and effect and none of the Borrowers or any of their respective Subsidiaries shall obtain or have any rights as a Lender hereunder or under the other Loan Documents by virtue of such purchase or assignment;
(vi)no more than one Auction may be ongoing at any one time;
(vii)Parent represents and warrants on the date of delivery of each Auction Notice that no Borrower shall have any MNPI that both (A) has not been previously disclosed in writing to the Administrative Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time, and (B) could reasonably be expected to have a material effect upon, or otherwise be material, to a Lender’s decision to participate in the Auction; and
(viii)at the time of each purchase of Term Loans through an Auction, Parent shall have delivered to the Auction Manager an officer’s certificate of an Executive Officer of Parent certifying as to compliance with the preceding clauses (i) through (vii).
(b)The Borrower Agent must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. If the Borrower Agent commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower Agent reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower Agent shall have no liability to any Term Lender or any other Person for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result

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in any Event of Default or Unmatured Event of Default hereunder. With respect to all purchases of Term Loans made by Parent pursuant to this Section 6.2.5, (i) Parent shall pay on the settlement date of each such purchase the purchase price and all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offer documents for such Auction), if any, on the purchased Term Loans up to the settlement date of such purchase, and (ii) such purchases (and the payments made by Parent and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute optional or mandatory payments or prepayments for purposes of Sections 6.2.
(c)The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 6.2.5 (provided that, no Lender shall have any obligation to participate in any such Auctions) and hereby waive the requirements of any provision of any Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 6.2.5. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 13, Section 14.5 and Section 14.11 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
6.3Repayment.
6.3.1To the extent not previously paid, all Delayed Draw Term Loans shall be due and payable in full on the Delayed Draw Term Loan Maturity Date.
6.3.2To the extent not previously paid, (i) all Revolving Loans shall be due and payable in full on the Revolving Maturity Date and (ii) all Swing Line Loans shall be due and payable in full on the earliest of (A) the date of any Borrowing of Revolving Loans, (B) the Revolving Maturity Date and (C) the date that is five Business Days after the date such Swing Line Loans were made.
6.3.3Repayments of Loans (not including Revolving Loans that are Base Rate Loans, but including Swing Line Loans) shall be accompanied by accrued interest on the amount repaid.
6.4Extension of Revolving Maturity Date. Parent may, at any time, by delivery of a Revolving Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Revolving Lenders), request that the Revolving Lenders extend the Revolving Maturity Date for an additional period set forth in such Revolving Maturity Date Extension Request (it being understood each Revolving Lender shall be offered the right to participate in such extension on the same terms and conditions as each other Revolving Lender). Each Revolving Lender shall, by notice to Parent and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of Parent’s Revolving Maturity Date Extension Request, advise Parent whether or not it agrees to the requested extension (each Revolving Lender agreeing to a requested extension being called a “Consenting Lender”, and each Revolving Lender declining to agree to a requested extension being called a “Declining Lender”). Any Defaulting Lender and any Revolving Lender that has not so advised

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Parent and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender; provided that a Declining Lender (other than a Defaulting Lender) may, with the written consent of Parent, elect to become a Consenting Lender on the terms agreed by the other Consenting Lenders by written agreement with Parent and the Administrative Agent entered into at least two Business Days prior to the Revolving Maturity Date (or such later date as the Administrative Agent shall agree) theretofore in effect (such Revolving Maturity Date being called the “Existing Maturity Date”). The Revolving Maturity Date shall, as to the Consenting Lenders, be extended to the date set forth in the Revolving Maturity Date Extension Request. The decision to agree or withhold agreement to any Revolving Maturity Date Extension Request shall be at the sole discretion of each Revolving Lender. The Revolving Commitment of any Declining Lender shall terminate on the Existing Maturity Date. The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of their Revolving Loans pursuant to Section 6.2 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the sum of the Revolving Credit Exposures would not exceed the total Revolving Commitments. Notwithstanding the foregoing provisions of this paragraph, Parent shall have the right, to the extent set forth in Section 8.7 (the Revolving Maturity Date Extension Request being deemed an amendment for such purposes), to replace a Declining Lender with one or more Revolving Lenders or other financial institutions that will agree to the applicable Revolving Maturity Date Extension Request, and each such replacement Revolving Lender or financial institution shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Revolving Maturity Date pursuant to this paragraph shall become effective unless on the Existing Maturity Date, the conditions set forth in Section 11.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated on the Existing Maturity Date and executed by an Executive Officer of Parent.
Section 7MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.
7.1Making of Payments. All payments of principal of or interest on the Loans, and of all non-use fees and Letter of Credit fees shall be made by the applicable Borrower to the Administrative Agent at its principal office in New York, New York in immediately available funds (a) in the case of principal and interest payments with respect to Term Benchmark Loans or RFR Loans, in the Applicable Currency, and (b) in the case of any other amount, in Dollars or such other currency as shall be specified herein and without set-off, counterclaim or deduction of any kind, not later than noon on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender its share (if any) of all such payments received in collected funds by the Administrative Agent. All payments under Section 8.1 shall be made by the applicable Borrower directly to the Lender entitled thereto.

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7.2Application of Certain Payments. Each payment of principal shall be applied to such Loans as the applicable Borrower shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Term Benchmark Loans or RFR Loans, with those Term Benchmark Loans or RFR Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.
7.3Due Date Extension or Reduction. If any payment of principal or interest with respect to any of the Loans, or of any fees or other amounts fall due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a payment of interest on a Term Benchmark Loan or RFR Loan, as applicable, the result of such extension would be to extend the due date for such payment into another calendar month, in which case such due date shall be the immediately preceding Business Day) and any extension or reduction of time shall be reflected in computing interest and fees.
7.4Failure to Make Payments. Unless the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) or a Lender has notified the Administrative Agent, prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its sole and absolute discretion, assume that such Borrower or such Lender, as the case may be, has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then:
(i)if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at a rate per annum equal to, in the case of (a) amounts owed in Dollars (x) for the first three days after demand, the NYFRB Rate from time to time in effect and (y) thereafter, the Base Rate from time to time in effect and (ii) in the case of amounts owed not denominated in Dollars, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation; and
(ii)if a Lender failed to make such payment, the Administrative Agent shall promptly notify Parent, and Parent shall pay such corresponding amount to the Administrative Agent, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to any Borrower at a rate per annum equal to the interest rate applicable to the applicable Borrowing. Nothing in this clause (ii) shall be deemed to relieve any Lender from

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its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
7.5Setoff. Each Borrower agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto each Borrower agrees that at any time any Event of Default exists, the Administrative Agent, each Lender and, to the extent permitted by applicable law, any Affiliate thereof, may apply to the payment of any obligations of the Borrowers hereunder, whether or not then due, any and all balances, credits, deposits (excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party), accounts or moneys of the Borrowers then or thereafter with the Administrative Agent, such Lender or such Affiliate; provided that if any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations of the Borrowers as to which it exercised such right of set-off; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. Each Lender agrees promptly to notify Parent and the Administrative Agent after any such set-off and application made by such Lender or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application.
7.6Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or in connection with an assignment or participation pursuant to Section 14.8 or any payment to any Swing Line Lender in respect of a Swing Line Loan prior to the occurrence of an Event of Default under Section 12.1.1 or 12.1.3 or any other payment or recovery made on a non-ratable basis pursuant to the express provisions of this Agreement or any other Loan Document) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit or Swing Line Loan) in excess of its pro rata share (or other share specified hereunder or under any other applicable Loan Document) of payments and other recoveries obtained by all Lenders on account of principal of and interest on Loans (or such participations) then held by them, such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in Letters of Credit or Swing Line Loans) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
7.7Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any Taxes,

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except as required by applicable law. If any withholding or deduction from any payment to be made by a Loan Party hereunder is required in respect of any Taxes pursuant to any applicable law, then:
(i)the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;
(ii)such Loan Party shall promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and
(iii)if such Taxes are Indemnified Taxes, such Loan Party shall pay to the Administrative Agent for the account of the applicable Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by each Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.
The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
Moreover, if any Indemnified Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Indemnified Taxes and the Loan Parties shall jointly and severally indemnify each applicable Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(a)[Reserved].
(b)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 14.8.2 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes

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the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).
(c) (i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Parent and the Administrative Agent, at the time or times reasonably requested by Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Parent or the Administrative Agent as will enable Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.7(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender’s to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)(ii)    Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;

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(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower or any other Loan Party within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Parent or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed pursuant to or in connection with FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Parent or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or the Administrative Agent as may be necessary for Parent and the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent and the Administrative Agent in writing of its legal inability to do so.

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(d)If, and to the extent that, any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes indemnified or paid by any Borrower or any other Loan Party pursuant to this Section 7.7 (including by the payment of additional amounts pursuant to this Section), such Recipient shall pay to Parent an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Parent, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will any Recipient be required to pay any amount to Parent pursuant to this paragraph (e) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)Each party’s obligations under this Section 7.7 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 8INCREASED COSTS; MARKET DISRUPTION .
8.1Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate or Adjusted Term CORRA Rate, as applicable) or Issuing Lender;
(ii)impose on any Lender or Issuing Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)subject any Recipient to any Taxes (other than (a) Indemnified Taxes, (b) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (c) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Lender or

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such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal interest or otherwise), then the Borrowers will pay to such Lender, such Issuing Lender or such other Recipient, as the case may be such additional amount or amounts as will compensate such Lender, such Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender or Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity, then from time to time the Borrowers will pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.
(b)A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(c)Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
8.2Alternate Rate of Interest. Subject to clauses (b), (c), (d), (e) and (f) of this Section 8.2, if:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate, the Adjusted TIBOR Rate, the TIBOR Rate, the Adjusted AUD Rate, the AUD Rate, the Adjusted Term CORRA Rate (including because the Relevant Screen Rate is not

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available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or
(ii)the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate, the Adjusted EURIBOR Rate, the Adjusted TIBOR Rate, the Adjusted AUD Rate or the Adjusted Term CORRA Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Borrower Agent and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower (or the Borrower Agent on behalf of the applicable Borrower) delivers a new Loan Notice in accordance with the terms of Section 2.2, (A) for Loans denominated in Dollars, (1) any Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Loan Notice for (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 8.2(a)(i) or (ii) above or (y) a Base Rate Borrowing if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 8.2(a)(i) or (ii) above and (2) any Loan Notice that requests an RFR Borrowing shall instead be deemed to be a Loan Notice, as applicable, for a Base Rate Borrowing and (B) for Loans denominated in an Offshore Currency, any Loan Notice that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Agent’s receipt of the notice from the Administrative Agent referred to in this Section 8.2(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower (or the Borrower Agent on behalf of the applicable Borrower) delivers a new Loan Notice in accordance with the terms of Section 2.2, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not also the subject of Section 8.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Daily Simple RFR for Dollar Borrowings also is the subject of Section 8.2(a)(i) or

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(ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Offshore Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Offshore Currency shall, at the Borrower Agent’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Offshore Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency cannot be determined, any outstanding affected RFR Loans denominated in any Offshore Currency, at the Borrower Agent’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Offshore Currency) immediately or (B) be prepaid in full immediately.
(a)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

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(b)(i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(c)The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.2.
(d)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate, TIBOR Rate, the Term CORRA Rate or the AUD Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer

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be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Offshore Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 8.2, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Offshore Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Offshore Currency shall, at the Borrower Agent’s election prior to such day: (c) be prepaid by the applicable Borrower on such day or (d) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Offshore Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian

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Dollars, the Canadian Prime Rate) for the applicable Offshore Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of (a) the Yen, the Japanese Prime Rate or (b) Canadian Dollars, the Canadian Prime Rate) for the applicable Offshore Currency cannot be determined, any outstanding affected RFR Loans denominated in any Offshore Currency, at the Borrower Agent’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Offshore Currency) immediately or (B) be prepaid in full immediately.
8.3Reserved.
8.4Funding Losses. With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 6.2.1 and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) pursuant to Section 8.7 or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Offshore Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(a)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 6.2.1 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the applicable Borrower (or the Borrower Agent on behalf of the applicable Borrower) pursuant to Section 8.7 or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Offshore Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error.

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The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
8.5Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the applicable Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.
8.6Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Term Benchmark Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted TIBOR Rate, Adjusted AUD Rate, Adjusted Term CORRA Rate or Daily Simple RFR, as applicable for such Interest Period.
8.7Mitigation of Circumstances; Replacement or Removal of Affected Lender. Each Lender shall promptly notify Parent and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by a Borrower to pay any amount pursuant to Section 7.7 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Parent and the Administrative Agent). Without limiting the foregoing, (x) each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the applicable Borrower of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Lender’s good faith judgment, be otherwise disadvantageous to such Lender; and (y) if any Lender fails to notify Parent of any event or circumstance which will entitle such Lender to compensation pursuant to Section 7.7 or 8.1 within 90 days after such Lender obtains knowledge (or reasonably should have obtained knowledge) of such event or circumstance, then such Lender shall not be entitled to compensation from the applicable Borrower for any amount arising prior to the date which is 90 days before the date on which such Lender demands payment from Parent.
(a)At any time any Lender is an Affected Lender, Parent may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent, such bank(s) or financial institution(s) to have Commitments in such amounts as shall be reasonably satisfactory to the Administrative Agent and, in the case of an assignment of Revolving Commitments, each Swing Line Lender and each Issuing Lender (and upon notice from Parent such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Commitment, its

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Loans, its Note (or Notes), its participation, if any, in Letters of Credit and Swing Line Loans and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid fees thereon (including any non-use fees and Letter of Credit fees in the case of an assignment of Revolving Commitments), any amounts payable under Section 8.4 as a result of such Lender receiving payment of any Term Benchmark Loan prior to the end of an Interest Period therefor and all other obligations then owed to such Affected Lender hereunder). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment Agreement executed by Parent, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a platform as to which the Administrative Agent and such parties are participants), (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto and (3) in the case of any assignment resulting from a Lender that has become the subject of a Bail-In Action, the assignee shall be deemed to have taken assignment of all the interests, rights and obligations of the assigning Lender under this Agreement without giving effect to the applicable Bail-In Action on such interests, rights and obligations.
In addition to the foregoing, and notwithstanding any other provision of this Agreement to the contrary, if (A) (i) a Lender (or its Participant) demands any payment pursuant to Section 8.1(a) and/or Section 8.1(b) and (ii) the payment so demanded is disproportionately greater than the amount of compensation (if any) that Parent is generally obligated to pay to other Lenders (and their Participants) arising out of the same event or circumstance giving rise to such demand (a “Trigger Event”) or (B) a Lender is a Defaulting Lender, then Parent may terminate such Lender’s Commitments hereunder, provided that (w) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such Commitment termination, (x) in the case of clause (A), Parent concurrently terminates the Commitments of each other Lender that has made a demand for payment under Section 8.1(a) and/or 8.1(b) that arises out of such Trigger Event and that is similarly disproportionate to the amount Parent is generally obligated to pay to other Lenders arising out of such Trigger Event (together with such Lender, each a “Demanding Lender”), (y) the Administrative Agent shall have consented to all such Commitment termination(s) (such consent not to be unreasonably withheld or delayed, but may include consideration of the adequacy of Parent's liquidity) and (z) each Demanding Lender or Defaulting Lender, as applicable, has been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than, in the case of a Demanding Lender, another Demanding Lender)). In no event shall the termination of a Demanding Lender’s Commitments in accordance with this paragraph impair or otherwise affect the obligation of Parent to make the payments demanded by such Demanding Lender in accordance with Section 8.1(a) and/or Section 8.1(b).

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(b)The Administrative Agent agrees to promptly notify Parent upon any Lender becoming a Defaulting Lender (but the Administrative Agent shall have no liability for any failure to give, or any delay in giving, any such notice).
8.8Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Section 8.1, 8.2, or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.
Section 9REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue or participate in Letters of Credit hereunder, the Parent represents and warrants to the Administrative Agent and the Lenders that:
9.1Organization, etc. Parent is a corporation duly organized, validly existing and in good standing (or equivalent status) under the laws of the State of Wisconsin; (b) each Subsidiary Borrower and each Significant Subsidiary is duly organized, validly existing and in good standing (or equivalent status) under the laws of the state of its organization; and (c) Parent, each Subsidiary Borrower and each other Significant Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it (except to the extent the failure to have such authority could not reasonably be expected to have a Material Adverse Effect).
9.2Authorization; No Conflict. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the Borrowings hereunder are within the organizational powers of Parent and each other Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), and do not and will not (i) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of Parent or any other Loan Party or (ii) contravene or conflict with the Senior Notes Purchase Agreement (or any permitted refinancing thereof) or any material Debt instrument with respect to Debt for borrowed money in a principal or committed amount in excess of $100,000,000; additionally, each Loan Document has been duly executed and delivered by each Loan Party that is party thereto and (b) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the Borrowings hereunder (i) have received all necessary governmental and other third-party approvals (if any shall be required) and (ii) do not and will not (1) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on Parent or any other Loan Party and (2) contravene or conflict with, or result in a Lien under, any material agreement, indenture, instrument or other document which is binding on Parent or any

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other Loan Party, in each case other than any such failure to receive approvals or any such violations, contraventions, conflicts or Liens that would not have a Material Adverse Effect.
9.3Validity and Binding Nature. Each Loan Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4Financial Condition. The audited consolidated financial statements of Parent and its Subsidiaries dated December 31, 2024 were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition of Parent and its Subsidiaries as at such date and the results of their operations for the period then ended.
9.5No Material Adverse Change. Since December 31, 2024, there has been no material adverse change in the financial condition, operations, assets, business or properties of Parent and its Subsidiaries taken as a whole.
9.6Litigation. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to Parent’s knowledge, threatened in writing against Parent or any Subsidiary which could reasonably be expected to (a) have a Material Adverse Effect, except as set forth in Schedule 9.6 or Parent’s report on Form 10-K for the Fiscal Year ended December 31, 2024 or on any current report on Form 8-K filed with the SEC after the date of such Form 10-K and prior to the Third Restatement Date; (b) materially and adversely affect the ability of Parent or any Subsidiary Guarantor to perform its obligations under the Loan Documents; or (c) materially and adversely affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.
9.7Ownership of Properties. The Parent and each other Significant Subsidiary owns good title to, or valid leasehold interests in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), except where the failure to hold such title or interest, as applicable, could not reasonably be expected to have a Material Adverse Effect.
9.8Subsidiaries. As of the Third Restatement Date, Parent has no Subsidiaries except those listed in Schedule 9.8.
9.9Pension Plans and Plan Assets. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien securing a material amount under Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.
(a)All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Parent or any other member of the Controlled Group under

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the terms of the plan or of any collective bargaining agreement or by applicable law; neither Parent nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any material withdrawal liability with respect to any such plan or received notice of any claim or demand for material withdrawal liability or partial withdrawal liability from any such plan; and neither Parent nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent; except, in each case under this clause (b), to the extent that the facts and circumstances causing such representation and warranty to be inaccurate could not reasonably be expected to have a Material Adverse Effect.
(b)Neither Parent nor any other Borrower is or will be using ‘plan assets’ (within the meaning of the Plan Asset Regulation) of one or more Benefit Plans to repay or secure any of the Loans, the Letters of Credit or any other obligations under the Loan Documents.
9.10Investment Company Act. Neither Parent nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
9.11Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
9.12Taxes. Parent and each Subsidiary Borrower has filed all federal tax returns and other tax returns and tax reports required by law to have been filed by it and has paid all Taxes and governmental charges due and owing, except (i) any such Taxes or charges which are being diligently contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (ii) where such failure to file or pay would not have a Material Adverse Effect.
9.13Environmental Matters. Parent conducts, in the ordinary course of business (in a manner sufficient to enable Parent to make the representation and warranty set forth in this Section 9.13), a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof, Parent has reasonably concluded that, the aggregate effect of such Environmental Laws and Environmental Claims, excluding those specifically disclosed in Schedule 9.13 could not reasonably be expected to have a Material Adverse Effect.
9.14Information. (i) All information heretofore or contemporaneously herewith furnished in writing by Parent or any Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and, taken as a whole, none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that (a) any projections and

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forecasts provided by Parent are based on good faith estimates and assumptions believed by Parent to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by Parent or any Subsidiary with respect to any Person or assets acquired or to be acquired by Parent or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of Parent or the acquiring Subsidiary after reasonable inquiry).
(ii) As of the Third Restatement Date, to the best knowledge of Parent, the information included in the Beneficial Ownership Certification provided on or prior to the Third Restatement Date to any Lender in connection with this Agreement is true and correct in all respects.

9.15[Reserved].
9.16Subsidiary Borrower Supplements. For as long as any Subsidiary shall be a Subsidiary Borrower, the representations and warranties of such Subsidiary in such Subsidiary Borrower’s Subsidiary Borrower Supplement are true and correct in all material respects as of the date such representations and warranties are made or deemed to be made.
9.17Anti-Corruption. None of Parent or any of its Subsidiaries nor, to the knowledge of Parent, any of their respective senior officers, directors, employees or agents has (i) made or offered to make or received any direct or indirect payments in violation of any applicable law (including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010), including any contribution, payment, commission, rebate, promotional allowance or gift of funds or property or any other economic benefit or thing of value to or from any employee, official or agent of any Governmental Authority where either the contribution, payment, commission, rebate, promotional allowance, gift or other economic benefit or thing of value, or the purpose thereof, was illegal under any applicable law (including the United States Foreign Corrupt Practices Act), or (ii) provided or received any product or services in violation of any applicable law (including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010).
(a)Parent and its Subsidiaries have implemented and maintain in effect, or are subject to, policies and procedures reasonably designed to promote and achieve compliance in all material respects with Anti-Corruption Laws, and, to the knowledge of Parent, its Subsidiaries and its officers, directors, employees and agents, are in compliance with Anti-Corruption Laws in all material respects.
9.18Sanctions.
(a)None of the Loan Parties, any of their respective senior officers, directors, nor, to the knowledge of Parent, other employees, agents or Affiliates is a Person that is the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States, including without limitation the Office of Foreign Assets Control of the United States Department of the Treasury, United Nations Security Council, the European Union, any European member state, or His Majesty’s Treasury of the United Kingdom

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(collectively “Sanctions”), including without limitation any Person that is: (i) on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons maintained by the U.S., including the Department of State or by the United Nations Security Council or the European Union, any European member state, or His Majesty’s Treasury of the United Kingdom, (iii) is located, organized or resident in a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donestsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran, and North Korea) (each, a “Sanctioned Country”), or (iii) 50% or more owned or controlled by one or more Persons described in the foregoing clauses (i) or (ii) (each, a “Sanctioned Person”). No part of the proceeds of the Loans will be used directly or, to the knowledge of Parent or the Company, indirectly in any manner that would result in a violation of any such Sanctions.
(b)Parent and its Subsidiaries have implemented and maintain in effect or are subject to policies and procedures reasonably designed to promote and achieve compliance in all material respects with applicable Sanctions, and, to the knowledge of Parent, its Subsidiaries and its officers, directors, employees, agents and Affiliates are in compliance with applicable Sanctions in all material respects.
9.19USA PATRIOT Act. Parent and each of its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act.
9.20Affected Financial Institution. No Loan Party is an Affected Financial Institution.
Section 10COVENANTS.
Until the expiration or termination of the Commitments and all obligations of the Borrowers hereunder and under the other Loan Documents (other than any contingent indemnification or similar obligations not yet due and payable) are paid in full and all Letters of Credit (other than any Supported Letter of Credit) have been terminated, Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
10.1Reports, Certificates and Other Information. Furnish to the Administrative Agent:

10.1.1Audit Report. Promptly when available, and in any event not later than the earlier of (a) five Business Days after the filing thereof with the SEC and (b) 105 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of Parent and its consolidated Subsidiaries for such Fiscal Year together with audited consolidated statements of earnings and cash flows for such Fiscal Year, accompanied by the report of Deloitte & Touche LLP or another nationally-recognized independent registered public accounting firm (the “Independent Auditor”), which report shall (i) state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP and (ii) not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Parent’s or any Subsidiary’s records; provided that (x) if such report of the Independent Auditor is a combined report (that is, one report containing an opinion on such consolidated financial statements, an opinion on internal controls

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over financial reporting and an opinion on management’s assessment of internal controls over financial reporting), then such report may include a qualification or limitation relating to Parent’s system of internal controls over financial reporting due to the exclusion of any acquired business from the scope of management’s assessment of internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the Public Company Accounting Oversight Board, the SEC or another applicable Governmental Authority, and (y) such report may contain references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under GAAP).
10.1.2Quarterly Reports. Promptly when available, and in any event not later than (a) five Business Days after the filing thereof with the SEC and (b) 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of Parent and its consolidated Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by an Executive Officer as fairly presenting in all material respects, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), the consolidated financial position and results of operations for Parent and its consolidated Subsidiaries for such periods.
10.1.3Certificates. Within five days of the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by an Executive Officer, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.
10.1.4Reports to SEC and to Shareholders. Within 15 days after the filing or sending thereof, copies of all reports on Form 10-K, 10-Q or 8-K (including any amendment thereto) of any Loan Party filed with the SEC (excluding exhibits thereto, provided that Parent shall promptly deliver any such exhibit to the Administrative Agent or any Lender upon request therefor); copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of any Loan Party.
10.1.5Notice of Default, Litigation and ERISA Matters. Promptly upon any Executive Officer becoming aware of any of the following, written notice describing the same and the steps being taken by Parent or the Subsidiary affected thereby with respect thereto:
(a)the occurrence of an Event of Default or an Unmatured Event of Default;
(b)any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Parent to the Lenders which has been instituted or, to the knowledge of

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Parent, is threatened in writing against Parent or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;
(c)the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan (in each case if such failure could reasonably be expected to have a Material Adverse Effect), or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect, or any notice that any Multiemployer Pension Plan is in reorganization, that material increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less materially than that required under Section 412 of the Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent;
(d)any Loan Party becomes an entity deemed to hold Plan Assets; and
(e)any other event which could reasonably be expected to have a Material Adverse Effect.
10.1.6Other Information. From time to time such other information concerning Parent and its Subsidiaries (including financial and management reports submitted to Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of Parent) as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Documents required to be delivered pursuant to Section 10.1.1, 10.1.2 or 10.1.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto, on Parent’s website on the Internet at the website address listed on Schedule 14.3 or on EDGAR (the Electronic Data Gathering, Analysis and Retrieval system of the SEC) or any successor thereto; or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, except in the case of any filing on EDGAR or any successor thereto, Parent shall notify (which may be by facsimile or electronic mail) the Administrative Agent (which shall notify each Lender) of the posting of any such document and, promptly upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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Parent hereby acknowledges that (a) the Lead Arrangers and/or the Administrative Agent will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of Parent hereunder (collectively, “Borrower Materials”) to Lenders and potential Lenders by posting the Borrower Materials on an electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Agent-Related Persons or any other Person, providing for access to data protected by passcodes or other security system (the “Platform”) and (b) certain of the Lenders or potential Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Parent or its securities) (each, a “Public Lender”). Parent hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent shall be deemed to have authorized the Lead Arrangers, the Administrative Agent, the Lenders and the proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent or its securities for purposes of United States Federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of Section 14.14; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Lead Arrangers and the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on, and shall only post such Borrower Materials on, the portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, Parent shall be under no obligation to mark any Borrower Materials “PUBLIC”.
Any Platform used by the Administrative Agent is provided “as is” and “as available”. The Agent-Related Persons do not warrant the adequacy of such Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent-Related Persons in connection with the Communications or any Platform. In no event shall any Agent-Related Persons have any liability to Parent or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Parent’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through a Platform, other than those arising from direct (and not indirect, special, incidental or consequential) damages, losses or expenses (whether in tort, contract or otherwise) to the extent the liability of such Person is found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from any Agent-Related Persons’ gross negligence or willful misconduct. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which

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is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through a Platform.
If any financial materials and related certificates required to be delivered pursuant to Section 10.1.1, 10.1.2, 10.1.3 or 10.1.4 shall be required to be delivered pursuant to the terms of such Section(s) on a day that is not a Business Day, the required date for such delivery shall be extended to the next succeeding Business Day.
10.2Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; (b) permit, and cause each Subsidiary Borrower and each Significant Subsidiary to permit, the Administrative Agent (which may be accompanied by any Lender other than any Disqualified Institution) or any representative thereof upon reasonable prior notice to inspect the properties and operations of Parent, of each Subsidiary Borrower and of such Significant Subsidiary; and (c) permit, and cause each Subsidiary Borrower and each Significant Subsidiary to permit, at any reasonable time during normal business hours and with reasonable notice, the Administrative Agent (which may be accompanied by any Lender other than any Disqualified Institution) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Parent hereby authorizes such independent auditors to discuss such financial matters with the Administrative Agent (which may be accompanied by any Lender other than any Disqualified Institution) or any representative thereof, provided that Parent shall have the right to be present at any such discussions), to examine (and photocopy extracts from) any of its books or other financial or operating records, provided that, unless an Event of Default exists, the costs and expenses associated with any visit or inspection made pursuant to clause (b) or (c) shall be for the account of the Administrative Agent (or, if acting upon the request of or accompanied by any Lender, such Lender). Notwithstanding anything to the contrary in this Section 10.2, none of Parent or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any applicable legal requirement or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.
10.3Insurance. Except to the extent failure to be so insured could not reasonably be expected to have a Material Adverse Effect, maintain, and cause each Significant Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that self-insurance of risks and in amounts customary in the industry of Parent and its Significant Subsidiaries shall be permitted.
10.4Compliance with Laws; Payment of Taxes.  Comply, and cause each Subsidiary to comply, with all applicable laws (including Environmental Laws and ERISA), rules,

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regulations, decrees, orders, judgments, licenses and permits, except to the extent the failure to comply therewith, either individually or in the aggregate with all other such failures, could not reasonably be expected to have a Material Adverse Effect; (b) pay, and cause each Subsidiary to pay, prior to delinquency, all federal Taxes and all other Taxes and governmental charges against it or any of its property; provided that the foregoing shall not require Parent or any Subsidiary to pay any such Tax or charge (i) so long as it shall diligently contest any such Taxes or charges in good faith by appropriate action and shall establish adequate reserves in accordance with GAAP or (ii) if failure to pay the same could not reasonably be expected to have a Material Adverse Effect and (c) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents in all material respects with Anti-Corruption Laws and applicable Sanctions.
10.5Maintenance of Existence, etc. Maintain and preserve, and cause each Subsidiary Borrower and each Significant Subsidiary to maintain and preserve, (a) its existence and good standing (or equivalent status) in the jurisdiction of its incorporation and (b) its qualification and good standing (or equivalent status) as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing (or equivalent status) could not reasonably be expected to have a Material Adverse Effect).
10.6Financial Covenants.
10.6.1Funded Debt to EBITDA Ratio. Not permit the Funded Debt to EBITDA Ratio (i) as of the last day of the first fiscal quarter ending on or immediately after the Third Restatement Date through (and including) the last day of the second fiscal quarter ending after the Third Restatement Date to exceed 4.00 to 1.00 and (ii) as of the first day of the third fiscal quarter ending after the Third Restatement Date and thereafter (the last day of the first such fiscal quarter ending thereafter, the “Step Down Date”), 3.75 to 1.00. Notwithstanding the foregoing, from and after the Step-Down Date, during the Transition Period in respect of any Covenant Holiday Acquisition, the ratio of Funded Debt to EBITDA may exceed 3.75 to 1.00, but in no event shall such ratio of Funded Debt to EBITDA exceed 4.25 to 1.00; provided that (i) only two Covenant Holiday Acquisitions may be designated from and after the Step-Down Date and (ii) there shall be at least two full consecutive Fiscal Quarters ended after the Transition Period in respect of a Covenant Holiday Acquisition prior to Parent being able to designate the second Covenant Holiday Acquisition.
10.6.2Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of the first Fiscal Quarter ended after the Third Restatement Date, and the last day of any Fiscal Quarter ended thereafter, to be less than 3.00 to 1.00.
10.7Limitations on Debt. Not, and not permit any Significant Subsidiary to, create, incur, assume or suffer to exist any Debt, except:
(a)Debt arising under the Loan Documents;

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(b)Debt incurred to finance the acquisition, construction or improvement of any fixed or capital asset (including (i) obligations under Capital Leases and (ii) Debt assumed in connection with the acquisition of any such asset or secured by a Lien on such asset prior to the acquisition thereof (and not incurred in contemplation of such acquisition)); provided that (x) such Debt is incurred prior to or substantially concurrently with such acquisition or not later than 45 days following the completion of such construction or improvement, as the case may be and (y) such Debt does not exceed the cost of such asset as of the date of such acquisition or completion of construction thereof or of such improvement on the date of completion thereof, as the case may be;
(c)Debt secured by Liens permitted by Section 10.8(c), (f) or (k);
(d)Debt (or any undrawn commitment therefor) existing on the Third Restatement Date and listed in Schedule 10.7;
(e)refinancings, extensions or renewals of any of the foregoing Debt or any Debt incurred pursuant to clause (m) below to the extent the principal amount thereof is not increased except by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, extension or renewal (including extensions, renewals or replacements of guarantees in respect of such Debt as so refinanced, extended or renewed) and so long as the material terms applicable to such refinanced Debt are no less favorable to Parent or the applicable Significant Subsidiary, taken as a whole, than the material terms in effect immediately prior to such refinancing;
(f)Subordinated Debt;
(g)Hedging Obligations incurred in the ordinary course of business for bona fide hedging purposes and not for speculation and Debt in respect of overdraft facilities, employee credit card programs, netting services, automatic clearing house arrangements and other cash management and similar arrangements, in each case in the ordinary course of business;
(h)Debt of a Person acquired in connection with a Permitted Acquisition that was not incurred in contemplation thereof;
(i)Debt of Parent or a Significant Subsidiary as an account party in respect of trade and standby letters of credit;
(j)Debt arising under surety, custom and similar bonds in the ordinary course of business consistent with past practice;
(k)other unsecured Debt of Domestic Subsidiaries that are Significant Subsidiaries; provided that the aggregate amount of all such Debt shall not at the time of incurrence thereof exceed the greater of (i) $700,000,000 and (ii) 5% of the consolidated assets of Parent and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2;
(l)Securitization Obligations in an aggregate outstanding amount not exceeding at the time of incurrence of any such Securitization Obligations the greater of (i) $750,000,000 and (ii) 5.5% of the consolidated assets of Parent and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2;

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(m)Debt arising under the Senior Notes Purchase Agreement in an aggregate amount not to exceed $4,700,000,000 (provided that such amount permitted to be incurred under this clause (m) shall be reduced on a dollar-for-dollar basis by the amount of Delayed Draw Term Loans incurred on the Delayed Draw Term Loan Funding Date that are used to repay the outstanding principal amount of any 2026 Senior Notes) and guarantees in respect of such Debt;
(n)Suretyship Liabilities of Parent with respect to Debt of any Significant Subsidiary permitted hereunder; and
(o)other unsecured Debt of Parent, any Guarantor or Foreign Subsidiaries that are Significant Subsidiaries; provided that, at the time of incurrence of Debt described in this clause (o) after the Third Restatement Date, Parent is in pro forma compliance with the covenants set forth in Section 10.6 and, subject to Section 10.16, any guaranty of the foregoing; provided further that Debt incurred by Persons other than Parent or a Guarantor of Parent’s obligations hereunder pursuant to this clause (o) shall not in the aggregate exceed the greater of (i) $2,100,000,000 and (ii) 15% of consolidated assets of Parent and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2.
10.8Liens. Not, and not permit any Significant Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)Liens for Taxes or other governmental charges not at the time delinquent for more than 90 days or thereafter payable without penalty or being diligently contested in good faith by appropriate action and, in each case, for which it maintains adequate reserves in accordance with GAAP, provided that no notice of lien has been filed or recorded under the Code;
(b)Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate action and not involving borrowed money, and, in each case, for which it maintains adequate reserves;
(c)Liens identified in Schedule 10.8 and any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased (except by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon, plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, extension or renewal (including extensions, renewals or replacements of guarantees in respect of such Debt as so refinanced, extended or renewed) and so long as the material terms applicable to such refinanced Debt are no less favorable to Parent or the applicable Significant Subsidiary, taken as a whole, than the material terms in effect immediately prior to such refinancing) and so long as the scope of the property subject to such Lien is not increased);
(d)attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings to the extent such attachments, appeal bonds, judgments and other similar Liens do not constitute an Event of Default pursuant to Section 12.1.7;

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(e)leases or subleases or licenses or sublicenses granted to others in the ordinary course of business, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Parent or any Significant Subsidiary;
(f)Liens on property of a Person immediately prior to its being consolidated with or merged into Parent or a Significant Subsidiary or otherwise becoming a Significant Subsidiary and Liens on assets existing at the time of acquisition (by merger or otherwise) of such property by Parent or a Significant Subsidiary, in each case not created in contemplation thereof, provided that such Liens do not extend to or cover additional types of assets, and, in each case, any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);
(g)Liens securing Debt permitted by Section 10.7(b) or any refinancing, renewal, extension or replacement thereof (to the extent the aggregate principal amount of such Debt is not increased); provided that such Lien attaches solely to the property so acquired, constructed or improved in such transaction (provided that individual financings under Section 10.7(b) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by Section 10.7(b));
(h)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and/or Liens arising in the ordinary course of business with respect to deposit accounts relating to intercompany cash pooling, interest set-off and/or sweeping arrangements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Parent or the applicable Significant Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by Parent or any Subsidiary to provide collateral to such depository institution;
(i)Liens securing Securitization Obligations permitted by Section 10.7(l);
(j)Liens arising under any Loan Document;
(k)any other Lien securing obligations at the time of incurrence of any such obligations in an aggregate outstanding amount not exceeding the greater of (i) $1,400,000,000 and (ii) 10% of the consolidated assets (calculated as of the end of the most recently ended Fiscal Year) of Parent and its Subsidiaries; provided that no Lien permitted under this clause (k) may secure any obligations under the Senior Notes Purchase Agreement (or any permitted refinancing thereof); and
(l)Liens on cash, cash equivalents and/or securities deposited in connection with the defeasance and/or discharge of Debt.
Any Lien permitted above on any property may extend to the identifiable proceeds of such property.
10.9Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, be a party to any merger or consolidation, make any Acquisition, purchase or otherwise acquire any partnership or joint venture interest in any other Person (other than a Person that is, or becomes as the result of purchase or acquisition, a Subsidiary), or sell, transfer, convey or lease all or any

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substantial part of its assets, or sell or assign with or without recourse any receivables, except for:
(a)any such merger or consolidation, sale, transfer, conveyance, lease or assignment (i) of or by any Loan Party into, with or to Parent or another Loan Party, (ii) of or by any wholly-owned Subsidiary into Parent or any other Loan Party or into, with or to any wholly-owned Domestic Subsidiary, (iii) of or by any wholly-owned Foreign Subsidiary into any other wholly-owned Foreign Subsidiary or (iv) of or by Parent into any wholly-owned Domestic Subsidiary (provided that (x) in each of the foregoing clauses (i), (ii) and (iv), in the case of any such merger or consolidation to which Parent is a party, Parent is the surviving or continuing entity and survives or continues, as the case may be, as the ultimate parent company in Parent’s organizational structure and (y) subject to clause (x) above, in the case of clause (ii), in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Subsidiary Guarantor is the surviving or continuing entity);
(b)any such purchase or other acquisition by any Loan Party of the assets or stock of any wholly-owned Subsidiary;
(c)Permitted Acquisitions;
(d)dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization;
(e)dispositions of inventory and worn-out, obsolete or surplus equipment in the ordinary course of business and cash, cash equivalents and marketable securities in the ordinary course of business;
(f)dispositions of accounts receivable with extended terms and dispositions of defaulted accounts receivable without credit recourse in transactions that do not constitute securitizations, in each case in the ordinary course of business consistent with past practice of Parent and its Significant Subsidiaries;
(g)sales and dispositions of assets (including stock of Subsidiaries) purchased in connection with (and as a direct result of) a Permitted Acquisition;
(h)purchases and other acquisitions of such partnership and joint venture interests so long as the aggregate amount of investments (net of any cash returns thereon) in such partnerships and joint ventures (excluding any such investment existing or committed for on the Third Restatement Date and listed on Schedule 10.9) does not, on the date any such investment is made, exceed 20% of the consolidated tangible assets of Parent and its Subsidiaries;
(i)sales and dispositions of Equity Interests in any Lender acquired by virtue of any Bail-In Action or similar regulatory action; and
(j)other sales and dispositions of assets (including the stock of Subsidiaries) made for fair market value so long as (i) no Unmatured Event of Default pursuant to Section 12.1.1 or Event of Default exists or would exist immediately after giving effect thereto, (ii) in respect of any such sales or dispositions involving consideration of at least $10,000,000, at least 75% of such consideration is in the form of cash or cash equivalents (it being understood and agreed that for purposes of this Section 10.9(j), each of the following will be deemed to be cash: (A) any liabilities, as shown on the most recent consolidated balance sheet of Parent or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary

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assignment and assumption or novation agreement that releases Parent or such Subsidiary from further liability with respect thereto; (B) any securities, notes or other obligations or assets received by Parent or any such Subsidiary from such transferee that are converted by Parent or such Subsidiary into cash or cash equivalents within 180 days of the sale or disposition; and (C) Debt of any Subsidiary that ceases to be a Subsidiary of Parent as a result of the sale or disposition to the extent that Parent and its Subsidiaries are released from any guarantees of such Debt); and (iii) the Net Cash Proceeds of all such sales and dispositions are applied to prepay the Term Loans pursuant to Section 6.2.4(a) to the extent required thereby.
For the avoidance of doubt, the granting of a Lien to secure the repayment of Debt or other obligations shall not, in and of itself, constitute a conveyance or transfer of assets pursuant to this Section 10.9.
10.10Use of Proceeds. Use the proceeds of the Loans and Letters of Credit solely, (a) in the case of the Delayed Draw Term Loans, (i) to refinance the 2026 Senior Notes, (ii) to pay fees, costs and expenses associated with the Transactions and (iii) for general corporate purposes and (b) in the case of Revolving Loans and Letters of Credit, for capital expenditures, working capital and other general corporate purposes (including Permitted Acquisitions), and in each case, not use the proceeds of any Loans, directly or indirectly, to purchase or carry Margin Stock in a manner that violates Regulation U or Regulation X of the FRB. No Loans or Letters of Credit will be requested, and none of the proceeds will be used or distributed, directly or, to the knowledge of the Borrowers, indirectly, (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of financing or facilitating any activities, business, or transactions of or with any Sanctioned Person or in any Sanctioned Country, or (z) in any way that would result in the violation of Sanctions by any party hereto.
10.11Further Assurances. Take, execute and deliver, and cause each applicable Subsidiary to take, execute and deliver, any and all such further acts and agreements as the Administrative Agent or the Required Lenders may reasonably request from time to time in order to ensure that (a) the obligations of each Subsidiary Borrower hereunder and under the other Loan Documents are guaranteed (i) pursuant to Section 15 by Parent and (ii) if such Subsidiary Borrower is a Foreign Subsidiary, by each Foreign Subsidiary that is a Significant Subsidiary (except to the extent (x) such Foreign Subsidiary is a “controlled foreign corporation” within the meaning of Section 957 of the Code or is a direct or indirect Subsidiary of such a controlled foreign corporation, (y) such guaranty by such Foreign Subsidiary would result in adverse tax consequences (other than insignificant adverse tax consequences) to Parent or (z) such Foreign Subsidiary would not be able to issue such guaranty under applicable law without undue expense or other adverse consequences (other than insignificant adverse consequences)) and, (b) the obligations of the Borrowers hereunder and under the other Loan Documents are guaranteed by each Domestic Subsidiary (except to the extent that that the failure of any Subsidiary to so guaranty the obligations of the Borrowers would not result in a breach of Section 10.16); and deliver, or cause the applicable Subsidiary Guarantor to deliver, to the Administrative Agent such documents as the Administrative Agent (or the Required Lenders acting through the Administrative Agent) may reasonably request (including opinions of counsel) to confirm that (i) the guarantee of Parent pursuant to Section 15 is the legal, valid and binding obligation of Parent

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and (ii) the Subsidiary Guaranty is the legal, valid and binding obligation of each Subsidiary Guarantor.
10.12Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than another Loan Party or any wholly-owned Subsidiary) which is on terms, taken as a whole, which are less favorable than are obtainable from any Person which is not one of its Affiliates under comparable circumstances, provided that this Section 10.12 shall not prohibit:
(a)capital contributions and distributions with respect to the equity interests of any Loan Party in the ordinary course of business or any other capital contribution to Parent;
(b)any employment or severance agreement and any amendment thereto entered into by Parent or any other Loan Party in the ordinary course of business;
(c)the payment of reasonable directors’ fees and benefits;
(d)the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;
(e)non-interest bearing (or below-market interest-bearing) intercompany loans or other advances in the ordinary course of business and consistent with past practice;
(f)the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;
(g)sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but for not less than cost; or
(h)any transaction permitted under Section 10.7 (provided that no Loan Party may forgive Debt owing to it by an Affiliate that is not a Loan Party or a wholly-owned Subsidiary) or 10.9.
10.13Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.
10.14Environmental Laws. Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent non-compliance, could not reasonably be expected to have a Material Adverse Effect.
10.15“Know Your Customer” and Beneficial Ownership Regulation Documentation. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

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10.16Non-Guarantor Domestic Subsidiaries. Not later than the date on which Parent delivers a certificate pursuant to Section 10.1.3 in respect of the last day of each applicable quarter or year end of Parent, take all steps necessary to ensure that, by such delivery date and calculated as of the last day of each applicable quarter or year end of Parent for which such certificate was delivered, Domestic Subsidiaries (other than Excluded Subsidiaries) that, together with Parent, account for (i) not less than 80% of the total assets of Parent and its Domestic Subsidiaries (other than Excluded Subsidiaries) as of the last day of such quarter or year ended immediately prior to the date of determination and (ii) not less than 80% of the total revenues of Parent and its Domestic Subsidiaries (other than Excluded Subsidiaries) for the 12-month period ending on the last day of the quarter or year ended immediately prior to the date of determination (in each case excluding assets and revenues of any Subsidiary or business unit that has been divested or liquidated on or prior to any date of determination and after giving effect to the elimination of intercompany items) for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2, are parties to the Subsidiary Guaranty (the thresholds in the foregoing clauses (i) and (ii), together, the “Minimum Guarantor Threshold”); provided that no default shall occur under this Section 10.16 if, notwithstanding the Minimum Guarantor Threshold, all Domestic Subsidiaries (other than Excluded Subsidiaries) as of such date of determination are parties to the Subsidiary Guaranty. Without limiting the foregoing, if any Subsidiary guarantees, or is required by the terms of the Senior Notes Purchase Agreement (or any permitted refinancing thereof) or Senior Note (or any permitted refinancing thereof) to guarantee, Debt in respect of the Senior Notes Purchase Agreement (or any permitted refinancing thereof) and/or the Senior Note (or any permitted refinancing thereof) (such Subsidiary, a “Note Subsidiary Guarantor”), then the Note Subsidiary Guarantors shall have executed a Subsidiary Guaranty in favor of the Administrative Agent and Lender Parties (as defined in Exhibit C); provided that the provisions of this Section 10.16 shall cease to be effective (and thereafter no Subsidiary shall be obligated to guarantee the Obligations hereunder) on the first date after the date hereof on which Parent achieves a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s and has confirmed the same in writing to the Administrative Agent so long as prior to or concurrently with such release, the Note Subsidiary Guarantors are released as guarantors under the Senior Notes Purchase Agreement (or any permitted refinancing thereof).
10.17Centre Of Main Interest. For the purposes of Regulation (EU) 2015/848 on insolvency proceedings (recast) (the Regulation), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of RRX Netherlands shall be situated in the Netherlands and RRX Netherlands shall not have an establishment (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
Section 11EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
11.1Effectiveness. Anything herein to the contrary notwithstanding, the amendment and restatement of the Existing Credit Agreement in the form of this Agreement and the obligations of the Lenders to make any Credit Extensions (other than the Delayed Draw Term Loans) on the Third Restatement Date shall be subject only to the following conditions precedent being satisfied (or waived in accordance herewith):

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11.1.1No Default. No Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

11.1.2Audited and Unaudited Financial Statements. The Administrative Agent shall have received (a) GAAP audited consolidated balance sheets and related statements of comprehensive income and cash flows of Parent for the last three fiscal years of Parent to have been completed at least 90 days prior to the Third Restatement Date, and (b) GAAP unaudited consolidated balance sheets and related statements of comprehensive income and cash flows of Parent for each subsequent fiscal quarter of Parent ended at least 45 days before the Third Restatement Date.
11.1.3Required Consent. The Existing Required Lenders shall have consented to the Agreement.
11.1.4[Reserved].
11.1.5Projections. The Administrative Agent shall have received pro forma projections for Parent and its Subsidiaries through the 2029 fiscal year.
11.1.6“Know Your Customer” Documentation; Beneficial Ownership Certification. The Administrative Agent shall have received (i) at least three Business Days prior to the Third Restatement Date, satisfactory documentation and other information about the Loan Parties requested by the Administrative Agent (on behalf of itself or the Lenders) at least ten Business Days prior to the Third Restatement Date that is required (as reasonably determined by the Administrative Agent) by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Third Restatement Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Third Restatement Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
11.1.7Representations. The representations and warranties of each Loan Party set forth in this Agreement shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
11.1.8Opinion of Counsel for the Loan Parties. The Administrative Agent shall have received the opinions of (a) Foley & Lardner LLP, Wisconsin counsel to the Loan Parties, (b) Mayer Brown LLP, counsel to the Loan Parties and (c) Loyens and Loeff N.V., counsel to the Lenders.
11.1.9[Reserved].
11.1.10Other Documents. The Administrative Agent shall have received corporate documents of the Loan Parties and officers’ and public officials’ certifications with respect to the Loan Parties; evidence of the Loan Parties’ corporate authority, and a customary Borrowing notice, including customary incumbencies and an officer’s certificate certifying as to the satisfaction of the conditions in Sections 11.1.1 and 11.1.7.

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11.1.11 Payment of Fees and Expenses; Exiting Lenders. Prior to or concurrently with the Third Restatement Date, Parent shall have paid (i) all fees, expenses and other amounts payable by it under any separate letter agreements among Parent and the Persons identified on the facing page of this Agreement as “Joint Lead Arrangers” on or prior to the Third Restatement Date to the extent such amounts are invoiced at least two Business Days prior to the Third Restatement Date, and (ii) all principal and all accrued fees, interest and other amounts due to the Existing Lenders in respect of Debt outstanding under the Existing Credit Agreement.
11.1.12 Loan Documents. The Administrative Agent (or its counsel) shall have received from each Borrower and each other Guarantor either (i) a counterpart of this Agreement and the other Loan Documents signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include .pdf or facsimile transmission of a signed signature page of this Agreement) that such party has signed such a counterpart.
Notwithstanding anything in this Agreement to the contrary, the effectiveness of the amendment and restatement of the Existing Credit Agreement will occur and the Loans will be available on the Third Restatement Date if the conditions set forth in this Section 11.1 are satisfied (or waived in accordance herewith). The Administrative Agent shall provide written notice to Parent and the Lenders of this Agreement becoming effective, which notice shall be conclusive and binding.
11.2Conditions to All Credit Extensions After the Third Restatement Date. The making of each Credit Extension after the Third Restatement Date (other than with respect to Delayed Draw Term Loans) is subject to the conditions that the Third Restatement Date shall have occurred and, in the case of Loans, a notice of Borrowing shall have been delivered, and to the further conditions precedent that, both before and after giving effect to such Credit Extension:
(a)the representations and warranties of each Loan Party set forth in this Agreement (excluding Section 9.5, Section 9.6 and Section 9.8) shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(b)no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.
11.3Initial Loans to a Subsidiary Borrower. The Lenders shall not be required to make Revolving Loans to any Subsidiary Borrower unless (a) the conditions precedent set forth in Sections 11.1 and 11.2 have been satisfied and (b) such Subsidiary Borrower has furnished to the Administrative Agent:
(i)copies of the resolutions of the board of directors (or similar governing body) of such Subsidiary Borrower authorizing the transactions contemplated hereby, certified as of the date of the effectiveness of the applicable Subsidiary Borrower Supplement by the Secretary or an Assistant Secretary or similar officer of such Subsidiary Borrower;
(ii)for each Loan Party incorporated or established in the Netherlands either (i) a positive or neutral advice from the works council having jurisdiction over it in respect of the transactions contemplated by the Loan Documents to which it becomes a party, including the request for advice, or (ii) a confirmation from its board of directors

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that there is no works council having jurisdiction in respect of any of the transactions contemplated by the Loan Documents;
(iii)a certificate of the Secretary or Assistant Secretary or similar officer of such Subsidiary Borrower certifying the names and true signatures of the officers of such Subsidiary Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;
(iv)the articles or certificate of incorporation (or similar charter document) and the bylaws (or similar governing documents) of such Subsidiary Borrower as in effect on the date of the effectiveness of the applicable Subsidiary Borrower Supplement, certified by the Secretary or Assistant Secretary (or the general partner, member or manager, if applicable) of such Subsidiary Borrower as of the date of the effectiveness of the applicable Subsidiary Borrower Supplement;
(v)a good standing certificate or certificate of status for such Subsidiary Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of formation, to the extent such concept exists in such jurisdiction;
(vi)a written opinion of counsel to such Subsidiary Borrower, addressed to the Administrative Agent and the Lenders and in substance reasonably acceptable to the Administrative Agent;
(vii)a fully executed Subsidiary Borrower Supplement with respect to such Subsidiary Borrower and a Note of such Subsidiary Borrower for each Lender that has requested a Note pursuant to Section 3.1;
(viii)satisfactory documentation and other information about the new Subsidiary Borrower requested prior to the initial Revolving Loans to such Subsidiary Borrower by the Administrative Agent (on behalf of itself or the Lenders) that is required (as reasonably determined by the Administrative Agent) by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act; and
(ix)with respect to any Subsidiary Borrower that is a Foreign Subsidiary, at least five days prior to making any initial Loan to such Subsidiary Borrower, any such Subsidiary Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Subsidiary Borrower.
11.4Conditions to the Delayed Draw Term Loan Funding Date. The obligations of the Delayed Draw Term Lenders to make the Delayed Draw Term Loans shall not become effective until the date on which each of the following conditions are satisfied (or waived in accordance with Section 14.1):
(a)the representations and warranties of each Loan Party set forth in this Agreement (excluding Section 9.5, Section 9.6 and Section 9.8) shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(b)no Event of Default or Unmatured Event of Default shall have then occurred and be continuing;

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(c)after giving effect to the incurrence of the Delayed Draw Term Loans and use of proceeds thereof, Parent shall be in pro forma compliance with the covenants in Section 10.6;
(d)the Borrower Agent shall have delivered to the Administrative Agent a certificate certifying compliance with the conditions specified in Section 11.4(a), (b) and (c) (including demonstrating compliance with the condition specified in Section 11.4(c));
(e)the Borrower Agent shall have delivered a Borrowing notice pursuant to Section 2.2.2; and
(f)the Third Restatement Date shall have occurred.
Section 12EVENTS OF DEFAULT AND THEIR EFFECT.
12.1Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
12.1.1Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan or any reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by any Loan Party hereunder or under any other Loan Document.
12.1.2Non-Payment of Other Debt, etc. Any default shall occur under the terms applicable to any Debt of any Loan Party (other than Debt hereunder) in an aggregate principal amount (for all such Debt so affected) exceeding $100,000,000 and such default shall (i) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (ii) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; provided that this clause (a) shall not apply to any default under Debt of a third party assumed in connection with a Permitted Acquisition if such default is cured, or such Debt is repaid, within 60 days after the consummation of the such Permitted Acquisition; or (b) any event shall occur with respect to any Securitization Obligations that results in, or permits the holder or holders of such obligations, or any trustee or agent for such holder or holders, to require the replacement or resignation of the servicer with respect thereto and the appointment of a new servicer other than Parent or any Subsidiary.
12.1.3Bankruptcy, Insolvency, etc. Any Loan Party generally fails to pay, or admits in writing its general inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for any Loan Party or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Loan Party or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary Guarantor), is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by any Loan Party, an order for relief is entered

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therein, or such case or proceeding is consented to or acquiesced in by such Loan Party or remains for 60 days undismissed; or any Loan Party takes any corporate action to authorize, or in furtherance of, any of the foregoing.
12.1.4Non-Compliance with Provisions of this Agreement. Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5 (solely with respect to the Borrower), 10.6 through 10.9, 10.12, 10.16 or 10.17; (b) failure by any Loan Party to comply with or to perform any covenant set forth in Section 10.10 and continuance of such failure for ten Business Days after an Executive Officer obtains actual knowledge; or (c) failure by any Loan Party to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after written notice thereof to Parent from the Administrative Agent or any Lender (acting through the Administrative Agent).
12.1.5Representations and Warranties. Any representation or warranty made by a Loan Party under any Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by a Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.
12.1.6Pension Plans and Plan Assets. Institution of any steps by any Loan Party or any other Person to terminate a Pension Plan if as a result of such termination any Loan Party could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, which has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) a contribution failure occurs with respect to any Pension Plan, which has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Loan Party and the Controlled Group have incurred on the date of such withdrawal) has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (d) any Loan Party becomes an entity deemed to hold Plan Assets and the Administrative Agent or any Lender is adversely effected as a result thereof.
12.1.7Judgments. Final judgments which exceed an aggregate of $100,000,000 shall be rendered against Parent or any Subsidiary or (b) any one or more non-monetary final judgments shall be rendered against Parent or any Subsidiary that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing of such judgments.
12.1.8Invalidity of Guaranties.  Except as otherwise permitted herein, the Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty, or Parent or any other Loan Party (or any Person by, through or on behalf

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of Parent or any other Loan Party) shall contest in writing the validity, binding nature or enforceability of the Subsidiary Guaranty with respect to any Subsidiary Guarantor.
(a)The guaranty of Parent under Section 15 shall cease to be in full force and effect, Parent shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of Section 15, or Parent or any other Loan Party (or any Person by, through or on behalf of Parent or any other Loan Party) shall contest in any manner the validity, binding nature or enforceability of the guaranty of the Parent Guaranty under Section 15.
12.1.9Change of Control. Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding shares of common stock of Parent.

12.2Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur with respect to any Borrower, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Commitments shall be reduced to zero and the Loans and all other obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the outstanding Dollar Equivalent face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Borrowers immediately deliver to the Administrative Agent Cash Collateral in amount equal to the outstanding Dollar Equivalent face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Borrowers shall immediately become obligated to deliver to the Administrative Agent Cash Collateral in an amount equal to the Dollar Equivalent face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise Parent in writing of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.3 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any Cash Collateral delivered hereunder shall be held by the Administrative Agent and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such Cash Collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the applicable Borrower or as a court of competent jurisdiction may direct.
Section 13THE ADMINISTRATIVE AGENT.
13.1Appointment and Authority. Each of the Lenders and each Issuing Lender hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and

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under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither Parent nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, other than Sections 13.5(b), 13.8 and 13.9.
13.2Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
13.3Liability of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy, insolvency or similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy, insolvency or similar law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.2 and 14.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Unmatured Event of Default unless and until notice describing such Event of Default or Unmatured Event of Default is given to the Administrative Agent by Parent, a Lender or an Issuing Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any collateral granted under the Loan Documents, or (vi) the satisfaction of any condition set forth in Section 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
13.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(a)For purposes of determining compliance with the conditions specified in Section 11.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Restatement Date specifying its objection thereto.
13.5Credit Decision; Payments.
(a)Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and

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information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 13.5(b) shall be conclusive, absent manifest error.
(i)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing) thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(ii)Parent and each other Loan Party hereby agrees that in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, (x) the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any

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Obligations owed by Parent or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that, comprised of funds of any Borrower or any other Loan Party.
(iii)Each party’s obligations under this Section 13.5(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
13.5.1(c) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.
13.6Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Parent or any other Loan Party as required by any Loan Document and without limiting the obligation of Parent or any other Loan Party to do so), pro rata, from and against any and all Indemnified Liabilities to the extent that any such unreimbursed Indemnified Liabilities were incurred by or asserted against the Administrative Agent in its capacity as such, or against any other Agent-Related Person acting for the Administrative Agent in connection with such capacity; provided that (a) no Lender shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct and (b) no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence of willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable

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share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Parent. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and the Commitments, any termination of this Agreement and the resignation of the Administrative Agent.
13.7Administrative Agent in Individual Capacity. JPMorgan and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Parent and its Subsidiaries and Affiliates as though JPMorgan were not the Administrative Agent, an Issuing Lender and a Swing Line Lender hereunder, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan or its Affiliates may receive information regarding Parent or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of Parent or such Subsidiary) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loans, JPMorgan and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, an Issuing Lender or a Swing Line Lender.
13.8Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Parent (which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and consented to by Parent (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify Parent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a

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successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Parent and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 and Sections 14.5 and 14.11 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and a Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swing Line Lender, (ii) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.
13.9Guaranty Matters. The Administrative Agent shall, and the Lenders irrevocably authorize the Administrative Agent to, upon the written request of Parent, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if, after giving effect to such release, Parent is in compliance with Sections 10.11 and 10.16. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 13.9. In addition to the foregoing, any Subsidiary Guarantor that ceases to be a Subsidiary as a result of a transaction permitted by this Agreement shall be automatically released from the Subsidiary Guaranty upon the consummation of such transaction.
13.10Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Parent or any other Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, reimbursement obligation or other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Parent) shall be entitled and empowered, by intervention in such proceeding or otherwise

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(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, reimbursement obligations in respect of Letters of Credit and all other obligations of Parent and the other Loan Parties under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5 and 14.6) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5 and 14.6.
Nothing contained herein shall (i) be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations of Parent and the other Loan Parties under the Loan Documents or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or (ii) preclude any Lender from filing and proving its own claims against Parent, any other Loan Party or any other Person.
13.11Other Agents. Except as expressly set forth herein, none of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “Joint Lead Arranger and Joint Bookrunner”, the “Co-Syndication Agent” or a “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
13.12Certain ERISA Matters.
13.12.1Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

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(a)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement,
(b)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class ex-emption for certain transactions determined by in-house asset managers), is applicable, and all of the conditions in connection therewith are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(c)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84¬14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(d)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
13.12.2 In addition, unless either (1) sub-clause (a) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (d) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

13.13Borrower Communications. The Administrative Agent, the Lenders and the Issuing Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
13.14

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13.14.1Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Lenders and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
13.14.2THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any Loan Notice, interest election request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers to the Administrative Agent through an Approved Borrower Portal.

13.14.3    (a) Each of the Lenders, each of the Issuing Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

13.14.4    (b) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

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Section 14GENERAL.
14.1Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Subject to Section 8.2(b), (c) and (d), no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall be effective unless the same shall be in writing and signed and delivered by Parent and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders), and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 6.2.4, Event of Default or Unmatured Event of Default shall not constitute an increase in the Commitment of any Lender), (ii) extend any scheduled date for payment of any principal of or interest on any Loan or any fees payable hereunder (provided that an amendment, modification, waiver or consent with respect to (x) mandatory prepayments pursuant to Section 6.2.4 or (y) the Default Rate shall not constitute an extension of the scheduled date for payment of principal or interest), or (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder (provided that an amendment, modification, waiver or consent with respect to (x) the Default Rate or (y) Section 10.6, the definition of the “Funded Debt to EBITDA Ratio” and/or the related definitions shall not constitute a reduction in interest or fees payable hereunder), without, in each case, the consent of each Lender directly affected thereby; and no amendment, modification, waiver or consent shall (a) limit the consent or similar approval rights of a Revolving Lender set forth in Sections 2.7 and 2.8(d) without the consent of each Revolving Lender, (b) alter Section 11.2 without the consent of Revolving Lenders holding at least a majority of the then outstanding Revolving Commitments and Revolving Loans or (c) alter any provisions of any Loan Document in a manner that by its terms adversely affects the rights or payments due to Lenders holding Commitments or Loans of any Class differently than those holding Commitments or Loans of any other Class without the written consent of Lenders holding a majority of the outstanding Loans and Commitments of such affected Class; and no amendment, modification, waiver or consent shall (w) release Parent from its obligations under its guarantee set forth in Section 15, (x) release all or substantially all of the value (determined in a manner consistent with the assets and revenues tests contained in the first sentence of Section 10.16) of the Subsidiary Guaranty (other than pursuant to Section 10.16), (y) change any provision of this Section or the definition of Required Lenders or reduce the aggregate percentage required to effect an amendment, modification, waiver or consent or (z) change any provision of Section 7.6, without, in each case, the consent of all Lenders. No provisions of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of each Issuing Lender. No provision of this Agreement affecting any Swing Line Lender in its capacity as such shall be amended, modified or waived without the written consent of such Swing Line Lender.

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Notwithstanding anything to the contrary in this Agreement, no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, waiver or consent hereunder, except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms directly affects any Defaulting Lender more adversely (other than as a result of the relative size of its Commitment) than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything to the contrary contained herein, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 14.1, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitments or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.
If any Lender does not consent to a proposed amendment, modification, waiver or consent with respect to any Loan Document that requires the consent of each affected Lender or each Lender and that has been approved by the Required Lenders and Parent may replace such non-consenting Lender (a “Non-Consenting Lender”) in accordance with Section 8.7(b); provided that such amendment, modification, waiver or consent can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Parent to be made pursuant to this paragraph).
Notwithstanding the foregoing, the Administrative Agent and Parent may amend any Loan Document without the further consent of any other party to such Loan Document to correct any errors, mistakes, omissions, defects or inconsistencies, or to effect administrative changes that are not adverse to any Lender, in each case so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
14.2Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 14.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,”

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“delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Administrative Agent, each of the Lenders, the Borrowers and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent, each of the Lenders, the Borrowers and the other Loan Parties may, at their option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person or the Loan Parties and their Related Parties, respectively, for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s and/or any Loan Party’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Administrative Agent, any Lender, the Borrowers and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
14.3Notices. Except as otherwise provided in Sections 2.2 and 2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party (and to the extent sent to any Borrower shall include a copy sent to Parent) at its address shown on Schedule 14.3 (or, in the case of a Lender other than JPMorgan, in such

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Lender’s Administrative Questionnaire) or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2 and 2.3, the Administrative Agent and Swing Line Lender shall be entitled to rely on telephonic instructions from any person that the Administrative Agent or the Swing Line Lender in good faith believe is an authorized officer or employee of the applicable Borrower (or the Borrower Agent on behalf of such Borrower), and each Borrower shall hold the Administrative Agent, each Swing Line Lender and each other Lender harmless from any loss, cost or expense resulting from any such reliance. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
14.4Regulation U. Each Lender represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.
14.5Costs and Expenses. Parent agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Lead Arrangers (including the reasonable and documented fees and charges of one counsel for the Administrative Agent and the Lead Arrangers and of one local counsel in each relevant jurisdiction, if any, who may be retained by such counsel) in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses) incurred by the Administrative Agent and each Lender in connection with the enforcement of this Agreement, the other Loan Documents or any such other

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documents during the existence of any Event of Default or Unmatured Event of Default. In addition, Parent agrees to pay, and to save the Administrative Agent, the Lead Arrangers and the Lenders harmless from all liability for, any fees of Parent’s auditors and, if an Event of Default or Unmatured Event of Default exists, any costs and expenses of the Administrative Agent or any Lender in connection with any reasonable exercise by the Administrative Agent or any Lender of its rights pursuant to Section 10.2. All obligations provided for in this Section 14.5 shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.
14.6Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
14.7Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders; provided that each Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and Parent (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).
14.8Assignments; Participations.
14.8.1Assignments. Any Lender may, with the prior written consent of the Administrative Agent, each Issuing Lender (solely in the case of Revolving Commitments or Revolving Loans), each Swing Line Lender (solely in the case of Revolving Commitments or Revolving Loans) and, so long as no Event of Default has occurred and is continuing, Parent (which consents shall not be unreasonably delayed or withheld and (x) shall be deemed given unless Parent has objected within 10 days of receipt of notice thereof and (y) shall not be required for an assignment to another Lender, an Affiliate of a Lender or an Approved Fund; provided that notice to Parent, either prior to or immediately after such assignment, shall be required), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Lender’s Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitment, other than in the case of any Swing Line Lender’s rights and obligations in respect of Swing Line Loans) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender’s remaining Loans or Commitment and (ii) (x) $5,000,000 in the case of Revolving Loans or Revolving Commitments and (y) $1,000,000 in the case of Term Loans or Term Commitments; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, a Borrower would be obligated to pay any greater amount under Section 7.7 or Section 8 to the Assignee than such Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, such Borrower will not be required to pay the incremental amounts) and (b) the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned

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and delegated to an Assignee until the date when all of the following conditions shall have been met:
(x)     five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to Parent and the Administrative Agent by such assigning Lender and the Assignee,
(i)(y)    the assigning Lender and the Assignee shall have executed and delivered to Parent and the Administrative Agent an assignment agreement substantially in the form of Exhibit D (an “Assignment Agreement”), together with any documents required to be delivered hereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, and
(a)(z)     the assigning Lender or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.
From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any attempted assignment and delegation not made in accordance with this Section 14.8.1 shall be null and void.
Notwithstanding the foregoing provisions of this Section 14.8.1 or any other provision of this Agreement, (a) no assignment shall be made to (i) Parent or any Affiliate or Subsidiary thereof, (ii) any Defaulting Lender or any Subsidiary thereof, or any Person which, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), (iii) a natural Person or a holding company, investment vehicle or trust for the benefit of a natural person or a (iv) Disqualified Institution and (b) any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent and the Administrative Agent, the applicable pro rata share of Loans

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previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
The Administrative Agent, acting solely for this purpose as an agent of Parent and the Borrowers, shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Parent, the Borrowers and the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Parent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
14.8.2Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (other than (i) Parent or any Affiliate or Subsidiary thereof, (ii) any Defaulting Lender or any Subsidiary thereof, or any Person which, if it became a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) a natural Person or a holding company, investment vehicle or trust for the benefit of a natural person) participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or participation interest of such Lender in any Letter of Credit or Swing Line Loan or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) Parent and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (z) all amounts payable by any Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the third sentence of Section 14.1. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with

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each Participant, as provided in Section 7.6. The Borrowers also agree that each Participant shall be entitled to the benefits of Section 7.7 and Section 8 as if it were a Lender (subject to the requirements and limitations therein, including the requirements under Section 7.7(d) (it being understood that the documentation required under Section 7.7(d) shall be delivered to the participating Lender)); provided that no Participant shall receive any greater compensation pursuant to Section 7.7 or Section 8 than would have been paid to the participating Lender if no participation had been sold, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Parent and the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
14.8.3Disqualified Institutions.

(a)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless Parent has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such Assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant with respect to any assignment or participation acquired on or prior to such Trade Date and (y) the execution by Parent of an Assignment Agreement with respect to such Assignee will not by itself result in such Assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this Section 14.8.3 shall not be void, but the other provisions of this Section 14.8.3 shall apply.

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(b)If any assignment or participation is made to any Disqualified Institution without Parent’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, Parent may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 14.8), all of its interest, rights and obligations under this Agreement to one or more Persons in accordance with Section 14.8.1 at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(c)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (a) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by Parent, the Administrative Agent or any other Lender (including, without limitation, any of the foregoing provided or made available pursuant to Section 10.2), (y) attend or participate in meetings (including telephonic meetings) attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter.
(d)The Administrative Agent shall have the right, and Parent hereby expressly authorizes the Administrative Agent to, (A) post the list of Disqualified Institutions provided by Parent and any updates thereto from time to time to the Lenders in accordance with Section 14.3 and/or (B) provide such list to any potential Lender that is subject to a customary confidentiality undertaking in favor of Parent. The Administrative Agent shall promptly post the list of Disqualified Institutions provided by Parent and any updates thereto from time to time to the Lenders (provided that Parent has provided the same to the Administrative Agent in accordance with the definition of “Disqualified Institution”) in accordance with Section 14.3.
(e)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.
14.9Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any

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Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the NYFRB Rate from time to time in effect.
14.10Governing Law; Severability. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.
14.11Indemnification by the Borrowers; Limitation of Liability.  In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Lenders and the agreement to extend the Commitments provided hereunder, the Borrowers hereby agree to indemnify, exonerate and hold the Administrative Agent, the Lead Arrangers, each Lender and each of their respective Related Parties (each a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable and documented attorneys’ fees and charges of one counsel for the Administrative Agent and one counsel for all other Lender Parties (except in each case to the extent that separate counsel would be required as the result of any conflict of interest) and settlement costs (collectively, the “Indemnified Liabilities”), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the actual or alleged use, handling, release, emission, discharge, transportation, storage, treatment, disposal, or presence of any Hazardous Substance by Parent or any Subsidiary or their respective predecessors, (iv) any Environmental Claim with respect to conditions at any property owned or leased by Parent or any Subsidiary or their

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respective predecessors or the operations conducted thereon, (v) the investigation, cleanup or remediation of offsite locations at which Parent or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, (vi) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties and, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of the Loan Documents or (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrowers or Parent’s equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Lender Parties are a party thereto; provided that such indemnity shall not, as to any Lender Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or violation of applicable law by, such Lender Party or any of its Lender Related Parties or (B) result from a dispute between such Lender Party and another Lender Party not involving Parent or its Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement. All amounts due under this Section 14.11 shall be payable within ten Business Days after demand therefor (which demand shall be accompanied by a statement from the applicable Lender Party setting forth such amounts in reasonable detail). All obligations provided for in this Section 14.11 shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement. Notwithstanding the foregoing, this Section 14.11 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(a)To the extent permitted by applicable law (i) each Borrower and any other Loan Party shall not assert, and each Borrower and each other Loan Party hereby waives, any claim against the Administrative Agent, any Lead Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and any Approved Borrower Portal), other than Liabilities resulting from the gross negligence or willful misconduct of the Administrative Agent, any Lead Arranger, any Lender, or any Lender-Related Person, and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 14.11(b) shall relieve each Borrower and each other Loan Party of any obligation it

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may have to indemnify an indemnitee, as provided in Section 14.11(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
14.12Forum Selection and Consent to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims of any party hereto brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(a)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.3.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Subsidiary Borrowers (if any) hereby appoint Parent, at 6133 N. River Rd., Suite 700, Rosemont, Illinois 60018, or, if applicable, at its principal place of business in the City of New York, as its agent for service of process, and agrees that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court.
14.13Waiver of Jury Trial. PARENT, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY

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OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.14Confidentiality. Each Lender agrees to maintain the confidentiality of all information provided to it by or on behalf of Parent or any Subsidiary, or by the Administrative Agent on Parent’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with Parent or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than Parent or a Subsidiary, provided that such source is not bound by a confidentiality agreement with Parent known to the Lender; provided that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding involving Parent to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, trustees and other professional advisors; (G) to any Participant or Assignee, actual or potential, or to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the obligations of the Loan Parties under the Loan Documents, provided that, in each case, such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Parent or any Subsidiary is party with such Lender or such Affiliate; (I) to its Affiliates, provided that such Affiliate is advised of the confidentiality requirements set forth herein and agrees in writing (for the benefit of Parent) to keep such information confidential to the same extent required hereunder (it being understood that each Lender shall be liable for the breach by any of its Affiliates of any such confidentiality requirement); (J) to market data collectors and service providers providing services in connection with the syndication or administration of the Commitments; (K) if Parent consents to such disclosure in writing and (L) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio in connection with ratings issued with respect to such Lender. Each Lender will, so long as not prohibited from doing so by any applicable law, notify Parent of any request for information of the type referred to in clause (B) or (C) above prior to disclosing such information so that Parent may seek appropriate relief from any applicable court or other Governmental Authority (but failure to so notify Parent shall not result in any liability to such Lender).

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Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning Parent and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by Parent or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about Parent and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to Parent and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
For the avoidance of doubt, nothing in this Section 14.14 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 14.14 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

14.15USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the USA PATRIOT Act.
14.16No Fiduciary or Implied Duties. Each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in acting as the Administrative Agent, the Administrative Agent will not have responsibility except as set forth in this Agreement and shall in no event be subject to any fiduciary or other implied duties. Each Borrower waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty.
14.17Judgment. If, for the purposes of filing a claim or obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any

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judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
14.18Most Favored Lender. (a) If at any time (x)(i) Parent enters into any credit agreement, loan agreement, note purchase agreement or other like agreement under which Parent may incur Designated Debt in excess of $100,000,000, including the Senior Notes Purchase Agreement, the Senior Notes (each, a “Principal Lending Agreement”), and (ii) any such Principal Lending Agreement at any time includes a covenant that expressly limits either: (A) the sale, lease or disposition of assets by Parent and/or any Subsidiary during any period of 12 consecutive months to less than 15% of the book value of consolidated tangible assets of Parent and its Subsidiaries, or (B) the incurrence of Designated Debt by any Foreign Subsidiary, in either case that is not contained in this Agreement, or if such covenant that is contained in the Principal Lending Agreement is more favorable to such creditors of Parent than a similar covenant contained in this Agreement or (y) Parent amends the Senior Notes Purchase Agreement or any existing series of Senior Notes, in each case, to have any “additional covenant”, then, in each case, Parent shall give written notice thereof to the Administrative Agent not later than 10 days following the date of execution of such Principal Lending Agreement or amendment thereof or supplement, as the case may be (each a “Subject Agreement”); provided that any such additional covenant or provision shall not impair, diminish or otherwise adversely modify any existing covenants or provisions contained herein. Effective on the date of execution of a Subject Agreement, such covenant(s) or provision(s) and related definitions that are contained in such Subject Agreement (collectively, the “Incorporated Covenants”) shall be deemed to have been incorporated herein and any event of default in respect of any such Incorporated Covenant shall be deemed to be an Event of Default hereunder, subject to all applicable terms and provisions of this Agreement, including the right of the Required Lenders to waive or not waive any breach thereof (independent of any right of any other creditor of Parent in respect of any such Incorporated Covenants). Without limiting the foregoing, any amendment, elimination or termination of any Incorporated Covenant in accordance with the terms of the applicable Subject Agreement (including as a result of the termination of such Subject Agreement) shall constitute an immediate amendment, elimination or termination, as the case may be, of such Incorporated Covenant hereunder.

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14.19Effect of Amendment and Restatement of Existing Credit Agreement; Reallocation of Commitments and Loans; Additional Borrower.
(a)As of the Third Restatement Date, the terms and conditions of the Existing Credit Agreement are amended as set forth in, and are restated in their entirety and superseded by, this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute, and nothing in this Agreement or any of the other Loan Documents shall be deemed to be, a novation or termination of the Existing Obligations as in effect prior to the Third Restatement Date and which remain outstanding and (b) the Existing Obligations are in all respects continuing (as amended and restated hereby and which are hereinafter subject to the terms herein), and the incurrence of the obligations of the Loan Parties hereunder and under the other Loan Documents shall be in substitution for, but not in payment of, the Existing Obligations owed by the Loan Parties under the Existing Credit Agreement and the Existing Loan Documents, in each case, other than as described in Section 14.19(b). For avoidance of doubt, Land Newco, Inc. shall not be a borrower as of the Third Restatement Date.
(b)The Second Amended and Restated Subsidiary Guaranty, dated as of the Third Restatement Date (as amended, restated or otherwise modified from time to time, the “Amended and Restated Subsidiary Guaranty”) by each Subsidiary Guarantor in favor of the Administrative Agent and Lender Parties (as defined in Exhibit C) restates, amends, replaces and supersedes in its entirety that certain Amended and Restated Guaranty, dated as of March 28, 2022 (the “Existing Subsidiary Guaranty”), executed by the guarantors party thereto in favor of the Administrative Agent and certain other lender parties. Any Subsidiary Guarantor (as defined in the Existing Subsidiary Guaranty) under the Existing Subsidiary Guaranty that is not a party to the Amended and Restated Subsidiary Guaranty as a Guarantor thereunder is hereby released as a guarantor in respect of the Guaranteed Obligations.
(c)The Lenders have agreed among themselves, in consultation with Parent, to, among other things, add certain Persons as “Lenders” under this Agreement (each a “New Lender”), and the Existing Lenders that are not parties to this Agreement on the Third Restatement Date have decided to exit as Lenders (the “Exiting Lenders”). The Administrative Agent and the Parent hereby consent to such reallocation and the Lenders’ and Exiting Lenders’ assignments of their Commitments, including assignments to the New Lenders. On the Third Restatement Date and after giving effect to such reallocations, the Commitments of each Lender shall be as set forth on Schedule 2.1 of this Agreement which Schedule 2.1 supersedes and replaces Schedule 2.1 to the Existing Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and the Exiting Lender(s) pursuant to the terms of the Assignment Agreement attached as Exhibit D to this Agreement as if each such Lender and Exiting Lender had executed an Assignment Agreement with respect to such allocation. In connection with this assignment and for purposes of this assignment only, the Lenders, the New Lenders, the Exiting Lenders, the Administrative Agent and Parent waive the processing and recordation fee under Section 14.8.1.
(d)As of the Third Restatement Date, RRX Netherlands wishes to become a Subsidiary Borrower under this Agreement, and accordingly RRX Netherlands and the other

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parties hereto agree that from Third Restatement Date, RRX Netherlands shall be a Subsidiary Borrower hereunder and RRX Netherlands agrees that from the Third Restatement Date and until the payment in full of the principal of and interest on all Revolving Loans and performance of all of its other obligations hereunder in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable), and termination of its status as a Subsidiary Borrower pursuant to Section 2.7(c), it shall perform, comply with and be bound by each of the provisions hereunder which are stated to apply to a “Borrower” or a “Subsidiary Borrower.” Without limiting the generality of the foregoing, RRX Netherlands affirms the jurisdictional and other provisions of Sections 14.12 and 14.13. In addition, RRX Netherlands authorizes Parent to act on its behalf as and to the extent provided for in Section 2 in connection with the selection of Types and Interest Periods for Revolving Loans and with the issuance of Swing Line Loans and Letters of Credit, and the conversion and continuation of Revolving Loans.
14.20Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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14.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
To the extent not prohibited by applicable law, rule or regulation, (i) each Lender shall notify Parent and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action could reasonably be expected to be asserted against such Lender) and (ii) Parent and each other Loan Party shall notify the Administrative Agent and each Lender if Parent or such other Loan Party has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action could reasonably be expected to be asserted against Parent or such other Loan Party).
Section 15PARENT GUARANTY.
15.1The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Borrowers from the proceeds of the Loans and the issuance of the Letters of Credit, Parent hereby agrees with the Lenders as follows: Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations (other than, with respect to Parent, any Excluded Swap Obligations of Parent) of the Subsidiary Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of such Borrowers to the Guaranteed Creditors becomes due and payable hereunder, Parent unconditionally promises to pay such indebtedness to the Administrative Agent and/or the Lenders, on demand, together with any and all reasonable, out-of-pocket expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made

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upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Parent, notwithstanding any revocation of the guaranty under this Section 15 or other instrument evidencing any liability of any Borrower, and Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
15.2Insolvency. Additionally, Parent unconditionally and irrevocably guarantees the payment of the Dollar Equivalent of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Section 12.1.3, and unconditionally promises to pay the Dollar Equivalent of such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.
15.3Nature of Liability. The liability of Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by Parent, any other guarantor or by any other party, and the liability of Parent hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
15.4Independent Obligation. The obligations of Parent hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower is joined in any such action or actions. Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Parent’s obligations under this Section 15.

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15.5Authorization. Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty of Parent herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
(b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset against the Guaranteed Obligations or such liabilities;
(c)exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;
(d)release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;
(e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;
(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of Parent or any Borrower remain unpaid;
(g)consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or
(h)take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Parent from its liabilities under this Section 15; it being understood that the foregoing shall not permit any action by the Administrative Agent or any Lender that is not otherwise permitted by this Agreement or any other Loan Document.

15.6Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

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15.7Subordination. Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to Parent is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Guaranteed Creditors, and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to Parent shall be collected, enforced and received by Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Parent under the other provisions of this Section 15. Prior to the transfer by Parent of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to Parent, Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of the guaranty under this Section 15 (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
15.8Waiver.
(a)Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Parent waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Parent hereunder except to the extent the Guaranteed Obligations have been paid. Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent against any Borrower or any other party or any security.
(b)Except as otherwise expressly provided in this Agreement, Parent waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of the guaranty hereunder, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Parent assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of

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nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Parent assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise Parent of information known to them regarding such circumstances or risks.
15.9Nature of Liability. It is the desire and intent of Parent and the Guaranteed Creditors that this Section 15 shall be enforced against Parent to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Parent under this Section 15 shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and Parent shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.
REGAL REXNORD CORPORATION

By: /s/ Alexander Scarpelli
Name: Alexander Scarpelli
Title: Senior Vice President & Chief Accounting Officer

RRX NETHERLANDS HOLDINGS B.V.

By: /s/ Michael John David__________
Name: Michael John David
Title: Managing Director A

By: /s/ Ashanti Regalado_____________
Name: Ashanti Regalado
Title: Managing Director B

[Signature Page to Third Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Zachary Blaner_______________
Name: Zachary Blaner
Title: Vice President

[Signature Page to Third Amended and Restated Credit Agreement]

U.S. Bank National Association, as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Kenneth R. Fieler_________
Name: Kenneth R. Fieler
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Thomas L Carroll___________________
Name: Thomas L Carroll
Title: Senior Vice President

CITIBANK, N.A., as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Steve Buehler_______________
Name: Steve Buehler
Title: Authorize Signatory

PNC Bank, National Association, as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Joseph Plantier_____________
Name: Joseph Plantier
Title: Assistant Vice President

Truist Bank, as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Chris Hursey_______________
Name: Chris Hursey
Title: Director

[Signature Page to RRX Credit Agreement]

WELLS FARGO BANK, N.A., as a Swing Line Lender, as an Issuing Lender and as a Lender

By: /s/ Megan Pridmore________________
Name: Megan Pridmore
Title: Executive Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By: /s/ Cara Younger_____________
Name: Cara Younger
Title: Managing Director

By: /s/ Armen Semizian_____________
Name: Armen Semizian
Title: Managing Director

BMO Bank N.A., as a Lender

By: /s/ Anthony W Bartell_____________
Name: Anthony W Bartell
Title: Managing Director

Fifth Third Bank, National Association, as a Lender

By: /s/ Sean Brennan_________________
Name: Sean Brennan
Title: Officer

HSBC Bank USA, National Association, as a Lender

By: /s/ Fik Durmus_____________
Name: Fik Durmus
Title: Director

Bank of China Limited, Chicago Branch, as a Lender

By: /s/ Libo Sun________________________
Name: Libo Sun
Title: SVP & Branch Manager

KeyBank National Association, as a Lender

By: /s/ Brian P. Fox________________
Name: Brian P. Fox
Title: Senior Vice President

Old National Bank, as a Lender

By: /s/ Robert J. Valcq__________________
Name: Robert J. Valcq
Title: Senior Vice President – Corporate Banking

SCHEDULE 1.1

Pricing Schedule
The Term Benchmark Margin, RFR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be determined in accordance with the table below and based on either (1) the applicable Corporate Ratings from the Rating Agencies (the “Corporate Ratings Prong”) or (2) the Borrower’s Funded Debt to EBITDA Ratio (the “Funded Debt to EBITDA Ratio Prong”), whichever yields a lower Level (for example, if the Corporate Rating is Baa1/BBB+ (Level II) and the Funded Debt to EBITDA Ratio is 0.50 to 1 (Level I), the Pricing would be based on Level I).

Level	Corporate Rating	Funded Debt to EBITDA Ratio	Non-Use Fee Rate	Term Benchmark Margin (Delayed Draw Term Loans)	Base Rate Margin (Delayed Draw Term Loans)	Term Benchmark/RFR Margin/L/C Fee Rate* (Revolving Loans)	Base Rate Margin (Revolving Loans)
I	A3/A- or higher	Less than or equal to 0.50 to 1	0.08%	0.75%	0.00%	0.875%	0.00%
II	Baa1/BBB+	Greater than 0.50 to 1 but less than or equal to 1.00 to 1	0.100%	0.875%	0.00%	1.00%	0.00%
III	Baa2/BBB	Greater than 1.00 to 1 but less than or equal to 1.75 to 1	0.125%	1.00%	0.00%	1.125%	0.125%
IV	Baa3/BBB-	Greater than 1.75 to 1 but less than or equal to 2.75 to 1	0.150%	1.125%	0.125%	1.250%	0.250%
V	Ba1/BB+ or lower	Greater than 2.75 to 1	0.200%	1.25%	0.250%	1.375%	0.375%

*The L/C Fee Rate for performance standby Letters of Credit with respect to non-financial contractual obligations shall be equal to 50% of the respective amount set forth above.
As of the Third Restatement Date, the Non-Use Fee Rate, Term Benchmark Margin, RFR Margin, Base Rate Margin and the L/C Fee Rate (the “Pricing”) shall be Level IV.

For purposes of determining the Corporate Ratings Prong, (i) if none of Moody’s, S&P or Fitch shall have in effect a Corporate Rating, then Level V shall apply, (ii) if the Corporate Ratings established by the relevant Rating Agencies shall fall within different categories, the Level shall be based on (1) if two Corporate Ratings are in effect, the higher of the two Corporate Ratings (for example, if Moody’s is A3 and S&P is BBB+, then Level I shall apply) unless the two Corporate Ratings are more than one Level apart, in which case the Level shall be one above the lowest (for example, if Moody’s is A3 and S&P is BBB, then Level II shall apply), and (2) if three Corporate Ratings are in effect, (x) if each Corporate Rating is a different Level, the Corporate Rating that is in the middle shall apply (for example, if Moody’s is A3, S&P is BBB+ and Fitch is BBB, then Level II shall apply) and (y) if at least two of the three Corporate Ratings are at the same Level, then such Level shall apply, (iii) if only one Corporate Rating is in effect, then such Level shall apply; and (iv) if the Corporate Ratings established by the relevant Rating Agencies shall be changed (other than as a result of a change in the rating system of any relevant Rating Agency), such change shall be effective three business days after the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Parent to the Administrative Agent.

For purposes of determining the Funded Debt to EBITDA Ratio Prong, changes to the Funded Debt to EBITDA Ratio shall become effective three business days following the delivery of quarterly or annual, as applicable, financial statements (beginning with the first full fiscal quarter ended after the Third Restatement Date) based on the Funded Debt to EBITDA Ratio as of the last day of such fiscal quarter; provided that if Parent fails to deliver financial statements required by the Loan Documents and any related certificate as of the day required by the Loan Documents, for purposes of determining the Funded Debt to EBITDA Ratio Prong, the Pricing shall be Level V until such financial statements are delivered.

Execution Version

SCHEDULE 2.1
COMMITMENTS

Part A

Lender	Delayed Draw Term Loan Commitment
JPMorgan Chase Bank, N.A.	$86,808,510.63
U.S. Bank National Association	$78,670,212.77
Bank of America, N.A.	$78,670,212.77
PNC Bank, National Association	$78,670,212.77
Wells Fargo Bank, N.A.	$78,670,212.77
Citibank, N.A.	$78,670,212.77
Truist Bank	$78,670,212.77
BMO Bank, N.A.	$52,446,808.51
HSBC Bank USA, National Association	$52,446,808.51
Fifth Third Bank, National Association	$52,446,808.51
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$52,446,808.51
Bank of China Limited, Chicago Branch	$27,127,659.57
KeyBank National Association	$27,127,659.57
Old National Bank	$27,127,659.57
TOTALS	$850,000,000.00

Part B

Issuing Lender	L/C Commitment
JPMorgan Chase Bank, N.A.	$7,142,857.16
U.S. Bank National Association	$7,142,857.14
Bank of America, N.A.	$7,142,857.14
PNC Bank, National Association	$7,142,857.14
Wells Fargo Bank, N.A.	$7,142,857.14
Citibank, N.A.	$7,142,857.14
Truist Bank	$7,142,857.14
TOTALS	$50,000,000.00

    Part C

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$153,191,489.37
U.S. Bank National Association	$138,829,787.23
Bank of America, N.A.	$138,829,787.23
PNC Bank, National Association	$138,829,787.23
Wells Fargo Bank, N.A.	$138,829,787.23
Citibank, N.A.	$138,829,787.23
Truist Bank	$138,829,787.23
BMO Bank, N.A.	$92,553,191.49
HSBC Bank USA, National Association	$92,553,191.49
Fifth Third Bank, National Association	$92,553,191.49
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$92,553,191.49
Bank of China Limited, Chicago Branch	$47,872,340.43
KeyBank National Association	$47,872,340.43
Old National Bank	$47,872,340.43
TOTALS	$1,500,000,000.00

Execution Version
SCHEDULE 2.3.1(a)
EXISTING LETTERS OF CREDIT

Redacted.

Execution Version
SCHEDULE 6.2.5
AUCTION PROCEDURES
This Schedule is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 6.2.5 of the Agreement, of which this Schedule is a part. It is not intended to be a definitive statement of all of the terms and conditions of a Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Administrative Agent, the Auction Manager or any other Agent-Related Person, or any of their respective affiliates makes any recommendation pursuant to any offering document as to whether or not any Term Lender should sell its Term Loans to Parent pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Term Lender to sell its Term Loans to Parent be deemed to constitute such a recommendation. Each Term Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Term Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents.
Capitalized terms not otherwise defined in this Schedule have the meanings assigned to them in the Agreement.
(a)Notice Procedures: In connection with each Auction, the Borrower Agent will provide notification to the Auction Manager (for distribution to the Term Lenders holding the applicable Term Loans that will be the subject of such Auction (each, an “Auction Notice”)). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of the Term Loans that the Parent offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $25,000,000 (unless another amount is agreed to by the Auction Manager); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Parent would be willing to purchase Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three Business Days upon notice by the Borrower Agent to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (i) the Borrower Agent withdraws such Auction in accordance with the terms hereof; or (ii) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower Agent shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower Agent shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

(b)Reply Procedures: In connection with any Auction, each Term Lender wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of the applicable Term Loans (the “Reply Price”) within the Discount Range; and (ii) the principal amount of such Term Loans, in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, that such Term Lender offers for sale at its Reply Price (the “Reply Amount”). A Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the applicable Term Loans held by such Term Lender. Term Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment agreement in the form included in the offering document (each, an “Auction Assignment Agreement”). Parent will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.
(c)Acceptance Procedures: Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower Agent, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower Agent to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower Agent has received Qualifying Bids). Parent shall purchase the applicable Term Loans from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All applicable Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.
(d)Proration Procedures: All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all applicable Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all applicable Term Loans to be purchased at prices below the Applicable Threshold Price), Parent shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

(e)Notification Procedures: The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto a Platform in accordance with the Auction Manager’s standard dissemination practices on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule). The Auction Manager will insert the principal amount of the applicable Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment Agreement received in connection with a Qualifying Bid. Upon the request of the submitting Term Lender, the Auction Manager will promptly return any Auction Assignment Agreement received in connection with a Return Bid that is not a Qualifying Bid.
(f)Auction Assignment Agreement: Each Auction Notice and Auction Assignment Agreement shall contain the following representations and warranties by Parent:
“No Default or Event of Default has occurred and is continuing, or would result from this Auction.
As of the date hereof, except as previously disclosed in writing to the Administrative Agent and the Lenders, Parent represents and warrants that no Borrower, has any MNPI that both (a) has not been disclosed to the Administrative Agent and the Lenders (other than because any such Lender does not wish to receive such MNPI) prior to such time; and (b) could reasonably be expected to have a material effect upon, or otherwise be material to, such Lender's decision to participate in the Auction.”
(g)Additional Procedures: Once initiated by an Auction Notice, the Borrower Agent may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager or the Borrower Agent has failed, or in good faith believes it will fail, to satisfy one or more of the conditions set forth in Section 6.2.5 of the Agreement which are required to be met at the time which otherwise would have been the time of purchase of the Term Loans pursuant to the respective Auction. Furthermore, in connection with any Auction with respect to particular Term Loans, upon submission by a Term Lender of a Return Bid, such Term Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Term Lender. However, an Auction may become void if the conditions to the purchase of the applicable Term Loans by Parent required by the terms and conditions of Section 6.2.5 of the Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by Parent is required in accordance with the foregoing provisions shall be paid directly by Parent to the respective assigning Term Lender on a settlement date as determined jointly by the Borrower Agent and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). Parent shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower Agent, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 6.2.5 of the Agreement or this Schedule. The Auction Manager's interpretation of the terms and conditions of the offering document, in consultation with the Borrower Agent, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 6.2.5 of the Agreement or this Schedule. None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning Parent or any of its affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
This Schedule shall not require the Borrower Agent to initiate any Auction.

SCHEDULE 9.6
LITIGATION

None.

SCHEDULE 9.8
SUBSIDIARIES
As of September 30, 2025

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
US, Wisconsin	A&B Engineering Services LLC
US, Delaware	Altra Industrial Motion Corp.
US, Delaware	Ameridrives International, LLC
US, Wisconsin	Busse/SJI LLC
US, North Carolina	Cline Acquisition Corp.
US, Delaware	Precision Gear LLC
US, Delaware	The Falk Service Corporation
US, Delaware	RBS Acquisition LLC
US, Delaware	RBS China Holdings, L.L.C.
US, Delaware	Regal Rexnord Receivables Finance LLC
US, Delaware	Cambridge International, Inc.
US, Delaware	Hub City, Inc.
US, Delaware	Killian Manufacturing Corporation
US, Delaware	Land Newco, Inc.
US, Delaware	Rexnord Industries, LLC
US, Indiana	McGill Manufacturing Company, Inc.
US, Indiana	Morrill Motors LLC
US, Wisconsin	Arrowhead Systems, LLC
US, Wisconsin	Dutch Horizon I LLC
US, Wisconsin	Dutch Horizon II LLC
US, Wisconsin	Dutch Horizon III LLC
US, Wisconsin	Dutch Horizon IV LLC
US, Wisconsin	Dutch Horizon V LLC
US, Wisconsin	Dutch Horizon VI LLC
US, Wisconsin	Jakel Motors Incorporated
US, Wisconsin	RBC Holding LLC
US, Wisconsin	RBC Horizon, Inc.
US, Wisconsin	Regal Beloit America, Inc.
US, Wisconsin	Regal Beloit de Mexico Holding, LLC
US, Wisconsin	Regal Beloit Logistics, LLC
US, Wisconsin	Regal-Beloit Flight Service, Inc.	85% (RRX 15%)
US, Wisconsin	Mexico Crown, LLC
US, Wisconsin	Arrowhead Conveyor LLC
US, Delaware	Warner Electric LLC
US, Delaware	American Precision Industries Inc.

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
US, Delaware	AS Motion North America Inc.
US, Delaware	AT Business Systems LLC
US, California	Ball Screws & Actuators Co. Inc.
US, Delaware	Bauer Gear Motor LLC
US, Delaware	Boston Gear LLC
US, Delaware	Formsprag LLC
US, Delaware	Guardian Couplings LLC
US, Delaware	Inertia Dynamics, LLC
US, New York	Kollmorgen Corporation
US, California	Motion Engineering Incorporated
US, Nevada	Nook Industries, LLC
US, Delaware	Nuttall Gear LLC
US, Massachusetts	PacSci Motion Control, Inc.
US, Massachusetts	Portescap U.S. Inc.
US, Wisconsin	Regal Rexnord Sales LLC
US, Delaware	Stevens Holding Company, Inc.
US, Delaware	Svendborg Brakes USA, LLC
US, Pennsylvania	TB Wood’s Incorporated
US, Delaware	Thomson Industries, Inc.
US, Delaware	Thomson Linear LLC
US, Delaware	Thomson Power Systems America, LLC
US, Delaware	Warner Electric Technology LLC

Australia	Altra Industrial Motion Australia Pty. Ltd.
Australia	CENTA Transmissions Pty Ltd
Australia	Rexnord Australia Pty Ltd

Belgium	Regal Beloit Belgium NV
Belgium	Rexnord NV

Brazil	Altra Industrial Motion do Brasil Equipmentos Industrial Ltda.	Altra Industrial Motion Netherlands B.V. owns 100%
Brazil	Regal Beloit do Brasil Ltda.	RRX Netherlands Holdings BV owns 99.999% (Dutch Horizon I LLC .001%)
Brazil	Rexnord Brasil Sistemas de Transmissao e Movimentacao Ltda.
Brazil	Rexnord do Brasil Industrial Ltda.

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)

British Virgin Islands	Grand Delight Investments Limited
British Virgin Islands	Joyce Court Holdings Limited

Canada	Killian Canada ULC
Canada	Regal Beloit Canada ULC
Canada	Regal-Beloit Holdings ULC
Canada	T.B. Wood’s Canada Ltd.
Canada	Thomson Technology Power Systems ULC

Chile	Rexnord Chile Comercial Limitada	The Falk Service Corporation owns 99.9% (Rexnord Industries LLC .01%)
Chile	Svendborg Brakes (Chile) Limitada	AIM Netherlands B.V. owns 98.983% (Altra Industrial Motion Netherlands B.V. 1.017%)

China	A&S Industry Technology (Tianjin) Co., Ltd.
China	Altra Industrial Motion (ShenZhen) Co., Ltd.
China	CENTA MP (Shanghai) Co., Ltd.
China	Changzhou Rexnord Transmissions Company Limited
China	Nicotra Gebhardt (Guangzhou) Co., Ltd
China	Regal Beloit (Changzhou) Co., Ltd
China	Regal Beloit (Jiaxing) Co., Ltd
China	Regal Beloit (Suzhou) Co., Ltd
China	Regal Beloit (Yueyang) Co., Ltd
China	Regal Rexnord Corporation Management (Shanghai) Co., Ltd
China	Regal Beloit Power Transmission (Zhangzhou) Co. Ltd
China	Rexnord Industries Enterprise Management (Shanghai) Co. Ltd
China	Shanghai Jakel Electrical Machinery Co., Ltd.	50%
China	Svendborg Brakes Changzhou Co., Ltd.
China	Svendborg Brakes Trading (Shanghai) Co., Ltd.

Cyprus	Calamsar Investments Limited

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
Czech Republic	Kollmorgen s.r.o.

Denmark	Svendborg Brakes ApS

Finland	Bauer Gear Motor Finland Oy Ab

France	Regal Beloit France SAS
France	Rexnord France Holdings SAS
France	Stromag France SAS
France	Stromag Holding SAS
France	Warner Electric Europe SAS
France	Warner Electric (Holding) SAS

Germany	Altra Industrial Motion Germany GmbH
Germany	Bauer Gear Motor GmbH
Germany	Bauer Gear Motor Europe GmbH
Germany	Centa-Antriebe Kirschey GmbH
Germany	EKO GmbH	50%
Germany	Kollmorgen Europe GmbH
Germany	Nicotra Gebhardt GmbH
Germany	Rexnord GmbH
Germany	Rexnord Germany PT GmbH
Germany	Rexnord Kette GmbH
Germany	Stieber GmbH
Germany	Stromag GmbH
Germany	System Plast GmbH	RRX Netherlands Holdings BV owns 94.9% (5.1% Rexnord FlatTop Europe Srl)
Germany	Thomson Neff Industries GmbH

Hong Kong	Altra Industrial Motion Hong Kong Limited
Hong Kong	AS Motion Asiapac Holding Ltd.
Hong Kong	AS Motion Hong Kong Ltd.
Hong Kong	CENTA MP (Hong Kong) Co., Limited	95%
Hong Kong	Elco China Limited
Hong Kong	Rexnord Hong Kong Holdings Limited

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
India	Altra Industrial Motion India Private Ltd.	Stromag GmbH owns 99.99% or 37,48,105 shares (1 share (0.01%) owned by Altra Industrial Motion Netherlands B.V.)
India	EuroFlex Transmissions (India) Private Limited	Rexnord FlatTop Europe B.V. owns 99.95% (Rexnord Industries, LLC .05%)
India	Marathon Electric India Private Limited	Calamsar Investments Limited owns 99.999% (RRX .001%)
India	Nicotra India Private Limited	50%
India	Portescap India Private Limited	79.97% (Marathon Electric India Pvt Ltd 19.99%; AS Motion Asiapac Holding Ltd. .04%)
India	Rathi Turboflex Pvt. Ltd.	50%
India	Svendborg Brakes India Ltd.

Italy	Kollmorgen S.r.l.
Italy	Regal Beloit Italy S.p.A.
Italy	Rexnord FlatTop Europe S.r.l.
Italy	Rexnord Tollok S.r.l
Italy	RRX Italy Holding S.R.L.

Japan	Portescap Co., Ltd.	Portescap International S.A. owns 99.8% (Motion Engineering Incorporated .2%)

Malaysia	Regal Beloit Malaysia Sdn. Bhd.

Mexico	Cambridge Engineered Solutions, S.A. de C.V.	Cambridge International, Inc. owns 99.999% (Rexnord Industries LLC owns .001%)
Mexico	Cambridge Internacional, S.A. de C.V.	Cambridge International, Inc. owns 99.9% (Rexnord Industries LLC 0.1%)

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
Mexico	Compania Armadora, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.96% (Dutch Horizon I LLC .04%)
Mexico	Electromecanica Elco Colombo & Compania SA de CV	80% (Regal Beloit Italy SpA 20%)
Mexico	IG-Mex, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.99% (Dutch Horizon I LLC .01%)
Mexico	Industrial Blaju, S.A. de C.V.	TB Wood’s Incorporated owns 99.9999% (1 share or 0.0001% owned by Mark Klossner)
Mexico	Makel Mexico S.A. de C.V.	98.08% (Mexico Crown, LLC 1.92%)
Mexico	Mecanica Falk, S.A. de C.V.	99.9% (Class I shares 100% owned by Rexnord Industries, LLC; Class II shares 99.9% owned by Rexnord Industries, LLC and 1 share by RBS Acquisiton LLC)
Mexico	Motores Domesticos de Piedras Negras, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.99% (Dutch Horizon I LLC .01%)
Mexico	Motores Electricos de Juarez, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.99% (Dutch Horizon I LLC .01%)
Mexico	Motores Electricos de Monterrey, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.99% (RSM GmbH .01%)
Mexico	Motores Jakel de Mexico, S. de R.L. de C.V.	Jakel Motors Incorporated owns 99.99% (RRX .01%)
Mexico	Productos Electricos Aplicados, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.99% (RSM GmbH .01%)
Mexico	Regal Beloit de Apodaca S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99% (Dutch Horizon I LLC 1%)

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
Mexico	Regal Beloit de Guadalajara S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.98% (RSM GmbH .02%)
Mexico	Regal Beloit de Mexico, S de R.L. de C.V.	Regal Beloit de Mexico Holding, LLC owns 98% (Mexico Crown, LLC owns 2%)
Mexico	Regal-Beloit Mexico Holding, S. de R.L. de C.V.	Regal-Beloit Asia owns 99.99% (RSM GmbH .01%)
Mexico	Regal Mexico Manufacturing Holding, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.96% (RRX .04%)
Mexico	Regal Rexnord Chihuahua, S. de R.L. de C.V.	Regal Switzerland Mfg GmbH owns 99.96% (Dutch Horizon I LLC owns .04%)
Mexico	Rexnord Monterrey, S. de R.L. de C.V.	Rexnord I.H. B.V. owns 99.9999%. RBS Acquisition LLC owns 0.0001%
Mexico	RRX Properties de Mexico, S. de R.L. de C.V.	Regal Switzerland Mfg GmbH owns 99.96% (Dutch Horizon I LLC .04%)
Mexico	Sociedad de Motores Domesticos, S. de R.L. de C.V.	RRX Netherlands Holdings B.V. owns 99.96% (Dutch Horizon I LLC .04%)
Mexico	Tecnojar SA de CV	99.9933% (Mexico Crown LLC .0067%)
Mexico	Thomson Industries S. de R.L. de CV	Thomson Industries, Inc. owns 98.1% (American Precision Industries 1.9%)

Netherlands	Altra Industrial Motion Netherlands B.V.
Netherlands	AS Motion International B.V.
Netherlands	Regal Beloit Holding B.V.
Netherlands	Rexnord Finance B.V.
Netherlands	Rexnord FlatTop Europe B.V.
Netherlands	Rexnord FlatTop Holdings B.V.
Netherlands	Rexnord I.H. B.V.
Netherlands	RRX Netherlands Holdings B.V.
Netherlands	Warner Electric (Neth) Holding B.V.

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)

Peru	Svendborg Brakes Peru S.A.C.	Svendborg Brakes Peru ApS owns 99% (Altra Industrial Motion Netherlands B.V. 1%)

Russia	Altra Industrial Motion Russia OOO	AIM Netherlands B.V. owns 99% (Bauer Gear Motor GmbH 1%)

Singapore	Portescap Singapore Pte. Ltd.
Singapore	Regal-Beloit Asia Pte. Ltd.
Singapore	Rexnord Asia Pacific Pte. Ltd.

Slovakia	Bauer Gear Motor Slovakia s.r.o.	Bauer Gear Motor GmbH owns 99.85% (Altra Industrial Motion Netherlands B.V. 0.15%)
Slovakia	Regal Beloit Slovakia, s.r.o.	RRX Netherlands Holdings B.V. owns 99.99% (Regal Beloit America, Inc. 0.01%)

South Africa	Altra Industrial Motion South Africa (Pty.) Ltd.
South Africa	Rexnord South Africa (Proprietary) Limited

South Korea	Svendborg Brakes Korea Co. Ltd.

Spain	Regal Beloit Spain, S.A.U.
Spain	Svendborg Brakes Espana S.A.

St. Kitts	API Harowe (St. Kitts) Ltd.

Sweden	Centa Nordic AB
Sweden	Kollmorgen Automation AB
Sweden	MTEK Industry AB	13.06% JV
Sweden	Nicotra Gebhardt AB
Sweden	Tollo Linear AB

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)

Switzerland	Altra Industrial Motion Switzerland Sarl
Switzerland	Portescap S.A.
Switzerland	Regal Switzerland Manufacturing GmbH

Taiwan	Altra Industrial Motion Taiwan Ltd.

Thailand	Fasco Motors (Thailand) Limited	RRX Netherlands Holdings B.V. owns 99.994% (Dutch Horizon I-VI, LLC .001% each or 1 share each)
Thailand	Fasco Yamabishi Company Limited	Fasco Motors (Thailand) owns 99.994% (Dutch Horizon I-VI, LLC – .001% each or 1 share each)

Turkey	Elsim Elektroteknik Sistemler Sanayi ve Ticaret Anonim Şirketi

UAE	Regal Beloit FZE

UK	Altra Industrial Motion UK Holding Ltd.
UK	Altra Industrial Motion UK Ltd.
UK	Autogard Holdings Limited
UK	Bauer Gear Motor Limited
UK	Bibby Transmissions Limited
UK	British Autogard Limited
UK	Huco Engineering Industries Limited
UK	Matrix International Ltd.
UK	Micro Precision Gear Technology Limited
UK	Nicotra Gebhardt Ltd.
UK	Opperman Mastergear Ltd.
UK	Regal Manufacturing Limited
UK	Remco Products Limited
UK	Rexnord Industries (UK) Limited
UK	Twiflex Ltd.

Country and State (if US) of Incorporation	Entity	Wholly owned unless otherwise indicated (%)
Venezuela	Falk de Venezuela, S.A.	99% (Rexnord Industries LLC 1%)
Venezuela	Unicoven C.A.

SCHEDULE 9.13
ENVIRONMENTAL MATTERS

None.

SCHEDULE 10.7
EXISTING DEBT

None.

SCHEDULE 10.8
EXISTING LIENS

None.

SCHEDULE 10.9
EXISTING PARTNERSHIP AND JOINT VENTURE INVESTMENTS

Certain partnerships and joint ventures are set forth on Schedule 9.8.

SCHEDULE 14.3
ADDRESSES FOR NOTICES
REDACTED

Execution Version
EXHIBIT A-1
FORM OF TERM A LOAN NOTE
[●], 2025
FOR VALUE RECEIVED, the undersigned, REGAL REXNORD CORPORATION (“Parent”), promises to pay to the order of ___________ (the “Term Lender”) the aggregate unpaid principal amount of all Term Loans made by the Term Lender to Parent pursuant to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. Parent further promises to pay interest on the unpaid principal amount of the Term Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.
The Term Lender is authorized to endorse the amount and the date on which the Term Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Parent under the Credit Agreement or this Term Loan Note.
This Term Loan Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.
Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Term Loan Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, Parent has caused this Term Loan Note to be duly executed and delivered as of the day and year first above written.
REGAL REXNORD CORPORATION

By:
Name Printed:
Title:

Schedule Attached to Term Loan Note dated _____________, ____ of REGAL REXNORD CORPORATION payable to the order of _____________________.

Date	Amount of Term Loan	Type of Term Loan	Interest Period (if applicable)	Amount Repaid	Notation Made By

EXHIBIT A-2
FORM OF REVOLVING NOTE
[●], 2025
FOR VALUE RECEIVED, the undersigned, REGAL REXNORD CORPORATION (“Parent”), promises to pay to the order of ____________ (the “Revolving Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Revolving Lender to Parent pursuant to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. Parent further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.
The Revolving Lender is authorized to endorse the amount and the date on which each Revolving Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Parent under the Credit Agreement or this Revolving Note.
This Revolving Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.
Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Revolving Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, Parent has caused this Revolving Note to be duly executed and delivered as of the day and year first above written.
REGAL REXNORD CORPORATION

By:
Name Printed:
Title:

Schedule Attached to Revolving Note dated ______________, ____ of REGAL REXNORD CORPORATION payable to the order of __________________.

Date	Amount of Revolving Loan	Type and Currency of Revolving Loan	Interest Period (if applicable)	Amount Repaid	Notation Made By

EXHIBIT A-3
FORM OF SWING LINE NOTE
[●], 2025
FOR VALUE RECEIVED, the undersigned, REGAL REXNORD CORPORATION (“Parent”), promises to pay to the order of __________ (the “Swing Line Lender”) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to Parent pursuant to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent, on the dates and in the amounts provided in the Credit Agreement. Parent further promises to pay interest on the unpaid principal amount of the Swing Line Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.
The Swing Line Lender is authorized to endorse the amount and the date on which each Swing Line Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of Parent under the Credit Agreement or this Swing Line Note.
This Swing Line Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.
Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Swing Line Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, Parent has caused this Swing Line Note to be duly executed and delivered as of the day and year first above written.
REGAL REXNORD CORPORATION

By:
Name Printed:
Title:

Schedule Attached to Swing Line Note dated _______, ____ of REGAL REXNORD CORPORATION payable to the order of _______________.

Date	Amount of Swing Line Loan	Type of Swing Line Loan	Interest Period (if applicable)	Amount Repaid	Notation Made By

EXHIBIT B
FORM OF
COMPLIANCE CERTIFICATE
for period ended ____________ (the “Computation Date”)
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Please refer to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein are used as defined in the Credit Agreement.
The Parent hereby certifies and warrants to you that attached hereto are true and correct computations as of the Computation Date of the financial ratios and restrictions set forth in Section 10.6 of the Credit Agreement.
The undersigned has not become aware of any Event of Default or Unmatured Event of Default that existed on the Computation Date or that exists on the date of delivery to the Administrative Agent of this Compliance Certificate[, except ____________].
IN WITNESS WHEREOF, Parent has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on ____________, 20____.
REGAL REXNORD CORPORATION

By
Title

ATTACHMENT 1
10.6.1 MAXIMUM FUNDED DEBT TO EBITDA RATIO

1.	Funded Debt (net of the lesser of (a) unrestricted cash and cash equivalents on hand of Parent and its Subsidiaries in excess of $50,000,000 and (b) $400,000,000)		$__________
2.
(a)    Consolidated Net Income
(b)    Interest Expense
(c)    Income tax expense
(d)    Depreciation
(e)    Amortization
(f)    Other non-cash charges
(g)    Fees, costs, expenses, make-whole or penalty payments and other similar items arising out of (i) Permitted Acquisitions, (ii) investments and dispositions, (iii) the incurrence, issuance, repayment or refinancing of Debt, and (iv) equity issuances
(h)    Net income attributable to noncontrolling interests, net of tax
(i)    Unusual or non-recurring charges, expenses, losses or other deductions
(j)    Synergies and cost-savings related to operational changes, restructuring, etc.
(k)    Costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, etc.
(l)    Fees, costs, expenses and losses from (i) restructurings, (ii) casualty/condemnation events to the extent covered by insurance and expected to result in insurance proceeds of at least the amount added back, and (iii) discontinued operations[1,2,3,4,5]
$___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________ $___________
1 Including interest or similar costs and expenses relating to Permitted Securitizations
2 Non-recurring or unusual charges, expenses, losses or other deductions, together with addbacks pursuant to items 2(j), 2(k)and 2(l)(i) limited to 15% of EBITDA for such period
3 Synergies and cost-savings related to operational changes, restructuring, etc., together with addbacks pursuant to items 2(i), 2(k) and 2(l)(i) limited to 15% of EBITDA for such period
4 Costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, etc., together with addbacks pursuant to items 2(i), 2(j) and 2(l)(i) limited to 15% of EBITDA for such period
5 Fees, costs, expenses and losses from restructurings, together with addbacks pursuant to items 2(i), 2(j) and 2(k) limited to 15% of EBITDA for such period

3.	minus: (a) Non-cash income (b) Unusual or non-recurring income or gains (c) Income and gains relating to discontinued operations	$___________ $___________ $___________ $___________
4.	EBITDA (total of items 2(a) through 2(l) minus total of items 3(a) through 3(c))		$___________
Ratio of item 1 to item 4			____ to ____
Maximum allowed			[4.00][3.75] to 1.00[6,7,8]

6 Applicable as of the last day of the first fiscal quarter ending on or immediately after the Third Restatement Date (and including) the last day of the second fiscal quarter ending after the Third Restatement Date.
7 Applicable as of the first day of the third fiscal quarter ending after the Third Restatement Date and thereafter.
8 During the Transition Period in respect of any Covenant Holiday Acquisition, the ratio of Funded Debt to EBITDA may exceed 3.75 to 1.00, but in no event shall such ratio of Funded Debt to EBITDA exceed 4.25 to 1.00; provided that (i) only two Covenant Holiday Acquisitions may be designated from and after the Step-Down Date and (ii) there shall be at least two full consecutive Fiscal Quarters ended after the Transition Period in respect of a Covenant Holiday Acquisition prior to Parent being able to designate a second Covenant Holiday Acquisition.

ATTACHMENT 2
10.6.2 MINIMUM INTEREST COVERAGE RATIO

1. EBITDA (item 4 from Attachment 1)	$___________
2. Interest Expense	$___________
Ratio of item 1 to item 2	____ to ____
Minimum Required	3.0 to 1.0

EXHIBIT C
FORM OF SUBSIDIARY GUARANTY
THIS AMENDED AND RESTATED GUARANTY dated as of [●], 2025 (this “Guaranty”) is executed in favor of JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent (as defined below), and the other Lender Parties (as defined below).
W I T N E S S E T H:
WHEREAS, Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), have entered into a Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and
WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:
Section 1.    Guaranty. Each of the undersigned (each a “Subsidiary Guarantor”) (other than any Subsidiary Borrower with respect to its Obligations under the Credit Agreement), hereby jointly and severally, unconditionally, and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Borrower or otherwise) of each Loan made under the Credit Agreement to the Borrowers, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of the Borrowers to the Administrative Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Documents, as the same may be amended, modified, restated, extended or renewed from time to time, (b) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the United States Bankruptcy Code or similar proceeding under applicable law, would become due) of any Borrower (other than such Subsidiary Guarantor) or any Subsidiary (other than such Subsidiary Guarantor) owing under any Hedging Agreement between such Borrower or such Subsidiary and any Lender Party (as defined below) so long as such Lender Party participates in such Hedging Agreement and its subsequent assigns, if any, whether now in existence or hereafter arising and (c) all reasonable and documented out-of-pocket costs and expenses paid or incurred by the Administrative Agent or any other Lender Party in enforcing this Guaranty against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided that (x) the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law and (y) the Liabilities of any Subsidiary Guarantor shall not include Excluded Swap Obligations of such Subsidiary Guarantor. As used herein, “Lender Party” means (a) the Administrative Agent, each Lender, each Issuing Lender and each Swing Line Lender, (b) each Person (other than Parent or any of its Subsidiaries) which is a party to a Hedging Agreement with Parent or any Subsidiary if (i) such Hedging Agreement is in effect on the Third Restatement Date and (ii) such Person is, on the Third Restatement Date, a Lender or an Affiliate of a Lender and (c) each Person (other than Parent or any of its Subsidiaries) which is a party to a Hedging Agreement with Parent or any Subsidiary if (i) such Hedging Agreement is entered into after the Third Restatement Date and (ii) such Person is, or at the time of entry into such Hedging Agreement was, a Lender or an Affiliate of a Lender.

Section 2.    Payment Prior to Maturity of Liabilities. Each Subsidiary Guarantor agrees that, in the event of the occurrence of any Event of Default under Section 12.1.3 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

Section 3.    Setoff. To secure all obligations of each of the undersigned hereunder, each of the undersigned agrees that the Administrative Agent and each other Lender Party shall have all rights of set-off and bankers’ lien provided by applicable law, and, at any time an Event of Default exists, may apply toward the payment of such obligations, whether or not then due, any and all balances, credits, deposits (excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party), accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such other Lender Party; provided that, to the extent prohibited by applicable law, no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. By accepting the benefits hereof, each Lender Party agrees promptly to notify Parent and the Administrative Agent after any such set-off and application made by such Lender Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 4.    Continuing Guaranty. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance only and not of collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full.

Section 5.    Returned Payments. Each Subsidiary Guarantor further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any other Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such other Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Borrower or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such other Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such other Lender Party had not been made.

Section 6.    Certain Permitted Actions. The Administrative Agent or any other Lender Party may, from time to time, at its sole discretion and without notice to any Subsidiary Guarantor, take any or all of the following actions without affecting the obligations of the undersigned hereunder: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (b) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, and (c) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such other Lender Party shall have proceeded against any other of the undersigned, any Borrower or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

Section 7.    Delay of Subrogation. Notwithstanding any payment made by or for the account of any Subsidiary Guarantor pursuant to this Guaranty, the Subsidiary Guarantors shall not be subrogated to any rights of the Administrative Agent or any other Lender Party until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Administrative Agent and the Lender Parties shall have received payment of the full amount of all Liabilities in cash.

Section 8.    Certain Waivers. Each Subsidiary Guarantor hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any other Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and, except as otherwise expressly provided in the Loan Documents, all other notices whatsoever, (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities and (e) any right (except as shall be required by applicable statute and cannot be waived) to require any Lender Party to (i) proceed against the Borrowers, any other Subsidiary Guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other Subsidiary Guarantor or any other party or (iii) pursue any other remedy in any Lender Party’s power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrowers, any other Subsidiary Guarantor or any other party, other than payment in full of the Liabilities, based on or arising out of the disability of the Borrowers, any other Subsidiary Guarantor or any other party, or the validity, legality or unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Liabilities. Each Subsidiary Guarantor agrees that the Lender Parties may, at their election, foreclose on any security held by the Administrative Agent or any other Lender Party by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender Parties may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any of the undersigned hereunder except to the extent the Liabilities have been paid. Each Subsidiary Guarantor waives any defense arising out of any such election by the Lender Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such undersigned against the Borrowers or any other party or any security.

Section 9.    Additional Liabilities. The creation or existence from time to time of additional Liabilities to the Administrative Agent or any other Lender Party or any of them is hereby authorized, without notice to any Subsidiary Guarantor, and shall in no way affect or impair the rights of the Administrative Agent or any other Lender Party or the obligations of the undersigned under this Guaranty.

Section 10.    Assignment or Transfer of Liabilities. The Administrative Agent and any other Lender Party may from time to time, to the extent permitted by the Credit Agreement, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

Section 11.    General. No delay on the part of the Administrative Agent or any other Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any other Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Lenders or, if required pursuant to Section 14.1 of the Credit Agreement, all Lenders). No action of the Administrative Agent or any other Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any other Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Borrowers to the Administrative Agent or any other Lender Party arising under or in connection with any Loan Document and all Hedging Obligations to any Lender Party, notwithstanding any right or power of the Borrowers or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

(a)    Pursuant to the Credit Agreement, (i) this Guaranty has been delivered to the Administrative Agent and (ii) the Administrative Agent has been authorized to enforce this

Guaranty on behalf of itself and each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for ratable application to the Liabilities or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

(b)    This Guaranty shall be binding upon the Subsidiary Guarantors and the successors and assigns of the Subsidiary Guarantors; and to the extent that any Borrower or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to the Borrowers and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

(c)    This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

(d)    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. Delivery of an executed signature page of this Guaranty by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent an additional signature page for this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

(e)    Each Subsidiary Guarantor hereto, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each Subsidiary Guarantor hereto, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f)    Each Subsidiary Guarantor hereby, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in the preceding paragraph (f). Each of the undersigned, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)    Each Subsidiary Guarantor, and (by accepting the benefits hereof) each of the Administrative Agent and each Lender Party, irrevocably consents to service of process in the manner provided for notices in Section 14.3 of the Credit Agreement. Nothing in this Guaranty or any other Loan Document will affect the right of any Subsidiary Guarantor, the Administrative Agent or any Lender Party to serve process in any other manner permitted by law.

(h)    EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH SUBSIDIARY GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i)    By its acceptance hereof, the Administrative Agent agrees that it will, promptly upon request by Parent (which request shall be accompanied by any documentation the Administrative Agent may reasonably request to confirm that any applicable conditions to the Administrative Agent’s acting upon such request have been satisfied (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary)), release any of the undersigned from its obligations hereunder if, after giving effect to such release, no Unmatured Event of Default or Event of Default exists or would result therefrom; provided that after giving effect to such release, the Borrowers shall be in compliance with Section 10.16 of the Credit Agreement. In addition to the foregoing, any Subsidiary Guarantor that ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement shall be automatically released from this Guaranty upon the consummation of such transaction.

Section 12.    Keepwell. Each Qualified Keepwell Provider (as defined below) hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 12 shall remain in full force and effect until the expiration or termination of the Commitments and until all obligations of the Borrowers under the Loan Documents (other than any contingent indemnification or similar obligations not yet due and payable) are paid in full and all Letters of Credit (other than any Supported Letter of Credit) have been terminated. Each Qualified Keepwell Provider intends that this Section 12 constitute, and this Section 12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For purposes hereof, “Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 13.    Amendment and Restatement. This Guaranty restates, amends, replaces, and supersedes in its entirety that certain Guaranty, dated as of March 28, 2022 (as at any time amended, modified, restated and/or supplemented prior to the Third Restatement Date, the “Existing Guaranty”), executed by the guarantors party thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent, and certain other lender parties. This Guaranty does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable by any Subsidiary Guarantor pursuant to the Existing Guaranty or any indebtedness, liabilities or obligations of any Subsidiary Guarantor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Guaranty.

[Remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, this Amended and Restated Guaranty has been duly executed and delivered as of the day and year first above written.

REXNORD INDUSTRIES, LLC

By:
Name:
Title:

REXNORD INDUSTRIES, LLC

By:
Name:
Title:

LAND NEWCO, INC.

By:
Name:
Title:

ALTRA INDUSTRIAL MOTION CORP.

By:
Name: _
Title:

AMERICAN PRECISION INDUSTRIES INC.

By:
Name: _
Title:

AMERIDRIVES INTERNATIONAL, LLC

By:
Name: _
Title:

AS MOTION NORTH AMERICA INC.

By:
Name: _
Title:

BOSTON GEAR LLC

By:
Name: _
Title:

FORMSPRAG LLC

By:
Name: _
Title:

GUARDIAN COUPLINGS LLC

By:
Name: _
Title:

INERTIA DYNAMICS, LLC

By:
Name: _
Title:

KILIAN MANUFACTURING CORPORATION

By:
Name: _
Title:

THOMSON LINEAR LLC

By:
Name: _
Title:

WARNER ELECTRIC LLC

By:
Name: _
Title:

KOLLMORGEN CORPORATION

By:
Name: _
Title:

THOMSON INDUSTRIES, INC.

By:
Name: _
Title:

PACSCI MOTION CONTROL, INC.

By:
Name: _
Title:

TB WOOD'S INCORPORATED

By:
Name: _
Title:

NOOK INDUSTRIES, LLC

By:
Name: _
Title:

Signature page for the Second Amended and Restated Guaranty dated as of November 21, 2025 issued by various subsidiaries of Regal Rexnord Corporation (the “Parent”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, under the Third Amended and Restated Credit Agreement dated as of November 21, 2025 with Parent, and various other parties, and the Lender Parties referred to in such Amended and Restated Guaranty.

The undersigned is executing this signature page for purposes of becoming a party to the Amended and Restated Guaranty:

[NAME OF THE NEW GUARANTOR]

By:
Name: _
Title:

Address:

EXHIBIT D
FORM OF ASSIGNMENT AGREEMENT
This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:	[and is an Affiliate of [identify Lender]]
3. Borrower:	Regal Rexnord Corporation and the Subsidiary Borrowers (if any), collectively
4. Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5. Credit Agreement:
Credit Agreement dated as of November 21, 2025 among Regal Rexnord Corporation, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent

6. Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans
			$	$	$
			$	$	$
			$	$	$

Effective Date: _______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment Agreement are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:
[JPMORGAN CHASE BANK, N.A.], as Administrative Agent
By:
Title:
[Consented to:
REGAL REXNORD CORPORATION
By:
Title:]
[OTHER CONSENTS, IF REQUIRED]

ANNEX 1 TO ASSIGNMENT AGREEMENT
Third Amended and Restated Credit Agreement, dated as of November 21, 2025 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”)
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT
15.101.    Representations and Warranties.
(a)1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
(b)1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 14.8 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 10.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) if it is a “foreign corporation, partnership or trust” within the meaning of the Code, (A) the Assignee will be in compliance with all applicable provisions of Section 7.7 of the Credit Agreement on or prior to the Effective Date and (B) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
15.10.12.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
15.10.23.    General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E
FORM OF REQUEST FOR INCREASE IN REVOLVING COMMITMENT
_______________________, 20___
JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below
[Address]
Attn: ___________________
Ladies/Gentlemen:
Please refer to the Third Amended and Restated Credit Agreement, dated as of November 21 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
In accordance with Section 6.1.4 of the Credit Agreement, Parent hereby requests an increase in the Revolving Commitment from $__________ to $______________. Such increase shall be made by [increasing the Commitment of ___________ from $_________ to $_________] [adding ______________ as a Lender under the Credit Agreement with a Commitment of $__________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among Parent, the Administrative Agent and the [increasing] [new] Lender.
Very truly yours,

REGAL REXNORD CORPORATION

By:
Name:
Title:

ANNEX 1 TO EXHIBIT E
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent
[Address]
Attn: ____________________
Ladies/Gentlemen:
Please refer to the letter dated _____________, 20__ from Regal Rexnord Corporation ( “Parent”) requesting an increase in the Revolving Commitment from $_____________ to $___________ pursuant to Section 6.1.4 of the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $___________ to $_____________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among Parent, the Administrative Agent and the undersigned.
Very truly yours,

[NAME OF INCREASING LENDER]

By:
Title:

Accepted as of
___________, ____
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

ANNEX 2 TO EXHIBIT E
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent
[Address]
Attn: ________________________
Ladies/Gentlemen:
Please refer to the letter dated __________, 20___ from Regal Rexnord Corporation (“Parent”) requesting an increase in the Revolving Commitment from $_____________ to $___________ pursuant to Section 6.1.4 of the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a commitment of $_____________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by Administrative Agent or on such other date as may be agreed among Parent, the Administrative Agent and the undersigned.
The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by Parent pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.
The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.
The following administrative details apply to the undersigned:
(A)    Notice Address:

Legal name:
Address:

Attention:
Telephone: (____)
Facsimile: (____)
(B)    Payment Instructions:
Account No.:
    At:

Reference:
Attention:
The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.
Very truly yours,

[NAME OF NEW LENDER]

By:
Title:

Accepted and consented to as of
____________, 20___
JPMORGAN CHASE BANK, N.A., as Administrative Agent,
a Swing Line Lender and an Issuing Lender
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION,
as a Swing Line Lender and an Issuing Lender

By:
Name:
Title:
BANK OF AMERICA, N.A.,
as a Swing Line Lender and an Issuing Lender
By:
Name:
Title:
CITIBANK, N.A.,
as a Swing Line Lender and an Issuing Lender
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION,
as a Swing Line Lender and an Issuing Lender
By:
Name:
Title:
TRUIST BANK,
as a Swing Line Lender and an Issuing Lender
By:
Name:
Title:
WELLS FARGO BANK, N.A.,
as a Swing Line Lender and an Issuing Lender
By:
Name:
Title:

EXHIBIT F
FORM OF SUBSIDIARY BORROWER SUPPLEMENT
To JPMorgan Chase Bank, N.A., as
Administrative Agent, and
Lenders party to the Credit
Agreement referred to below
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.
The undersigned, _______________ (the “Subsidiary”), a _____________ [corporation], wishes to become a “Subsidiary Borrower” under the Credit Agreement, and accordingly agrees that from the date hereof it shall become a “Subsidiary Borrower” under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Revolving Loans made to it under the Credit Agreement and performance of all of its other obligations thereunder in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable), and termination hereunder of its status as a “Subsidiary Borrower” as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a “Borrower” or a “Subsidiary Borrower.” Without limiting the generality of the foregoing, the Subsidiary affirms the jurisdictional and other provisions of Section 14.12 and 14.13 of the Credit Agreement and acknowledges that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary authorizes Parent to act on its behalf as and to the extent provided for in Section 2 of the Credit Agreement in connection with the selection of Types and Interest Periods for Revolving Loans and with the issuance of Swing Line Loans and Letters of Credit, and the conversion and continuation of Revolving Loans.
So long as the principal of and interest on all Revolving Loans made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary in its capacity as a Subsidiary Borrower (other than contingent indemnification or similar obligations not yet due and payable) shall have been fully performed, the Subsidiary may, upon not less than five Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate its status as a “Subsidiary Borrower”.
The Subsidiary makes and confirms all representations and warranties applicable to it contained in Section 9 of the Credit Agreement.

CHOICE OF LAW. THIS SUBSIDIARY BORROWER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Subsidiary Borrower Supplement as of the date and year first above written.
[SUBSIDIARY NAME]

By:
Title:

Address for Notices under the Credit Agreement:

Consented to:
REGAL REXNORD CORPORATION
By:
Title:
Consented to:
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Title:

EXHIBIT G
FORM OF REVOLVING MATURITY DATE EXTENSION REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders referred to below,
[Date]
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Credit Agreement, dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among Regal Rexnord Corporation, the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. In accordance with Section 6.4 of the Credit Agreement, the undersigned hereby requests an extension of the Revolving Maturity Date from November [__], 20[●] to November [__], 20[●]9.
Very truly yours,

REGAL REXNORD CORPORATION

By:
Name:
Title:

9 The additional period shall be no more than one year.

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 7.7(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of a Borrower or any other Loan Party within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Parent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Parent and the Administrative Agent, and (2) the undersigned shall have at all times furnished Parent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: __________ ___, 20[ ]

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 7.7(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of a Borrower or any other Loan Party within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: __________ __, 20[ ]

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 7.7(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of a Borrower or any other Loan Party within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ___________ __, 20[ ]

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 21, 2025 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among Regal Rexnord Corporation (“Parent”), the Subsidiary Borrowers party thereto, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 7.7(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of a Borrower or any other Loan Party within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and Parent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Parent and the Administrative Agent, and (2) the undersigned shall have at all times furnished Parent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: __________ __, 20[ ]